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As filed with the Securities and Exchange Commission on November 2, 2007.

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTH AMERICAN PALLADIUM LTD.
(Exact name of Registrant as specified in its charter)

Canada	1099	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if any)

130 Adelaide Street West, Suite 2116, Toronto, Ontario, Canada M5H 3P5, (416) 360-7590
(Registrant's principal executive offices)

CT Corporation System, 111 Eighth Avenue, New York, New York 10011, (212) 894-8940
(Agent for service in the United States)

The Commission is requested to send copies of all communications to:

Trent C. A. Mell, Esq. North American Palladium Ltd. 130 Adelaide Street West, Suite 2116 Toronto, Ontario, Canada M5H 3P5 (416) 360-7590	Ian G. Putnam, Esq. Stikeman Elliott LLP 5300 Commerce Court West, 199 Bay Street Toronto, Ontario, Canada M5L 1B9 (416) 869-5506	Edwin S. Maynard, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3024

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
 Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below)
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price(3)(4)	Amount of Registration Fee

Common Shares

Debt Securities

Special Shares

Warrants to Purchase Equity Securities

Warrants to Purchase Debt Securities

Share Purchase Contracts

Share Purchase or Equity Units

Subscription Receipts

Total	U.S.$300,000,000	U.S.$300,000,000	U.S.$9,210

(1)
There are being registered under this Registration Statement such indeterminate number of common shares, debt securities, special shares, warrants to purchase equity securities, warrants to purchase debt securities, share purchase contracts, share purchase or equity units and subscription receipts of the Registrant as shall have an aggregate initial offering price of U.S.$300,000,000. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

(2)
Includes securities that are to be offered outside the United States but may be resold from time to time in the United States in transactions subject to registration under the Securities Act of 1933, as amended. The securities are not being registered for purposes of sales outside the United States.

(3)
In United States dollars or the equivalent thereof in Canadian dollars.

(4)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended, or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

Information contained in this Prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED OCTOBER 31, 2007

Base Shelf Prospectus

NORTH AMERICAN PALLADIUM LTD.

U.S.$300,000,000
Common Shares
Special Shares
Debt Securities
Warrants
Share Purchase Contracts
Share Purchase or Equity Units
Subscription Receipts

        North American Palladium Ltd. ("North American Palladium" or the "Company") may offer and issue from time to time common shares (the "Common Shares") and special shares (the "Special Shares" and together with the Common Shares, the "Equity Securities"), debt securities (the "Debt Securities"), warrants to purchase Equity Securities and warrants to purchase Debt Securities (together, the "Warrants"), share purchase contracts, share purchase or equity units and subscription receipts (all of the foregoing, collectively, the "Securities") or any combination thereof up to an aggregate initial offering price of U.S.$300,000,000 during the 25-month period that this base shelf prospectus (this "Prospectus"), including any amendments thereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (a "Prospectus Supplement").

        Investing in the Securities involves significant risks. You should carefully read the "Risk Factors" section beginning on page 46 of this Prospectus.

        This offering is made by a Canadian issuer that is permitted, under a multi-jurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein have been prepared in accordance with Canadian generally accepted accounting principles, and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

        Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

        The enforcement by investors of civil liabilities under the U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of Canada, that most of its officers and directors are residents of Canada, that some or all of the experts named in the registration statement to which this Prospectus relates are residents of a foreign country, and that a substantial portion of the assets of the Company and said persons are located outside the United States.

        Neither the U.S. Securities and Exchange Commission nor any state or Canadian securities regulator has approved or disapproved the Securities offered hereby, passed upon the accuracy or adequacy of this Prospectus or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

        The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption or retraction, any exchange or conversion terms, whether the debt is senior or subordinated and any other terms specific to the Debt Securities being offered; (ii) in the case of Equity Securities, the designation of the particular class and, if applicable, series, the number of shares offered, the offering price, dividend rate, if any, and any other terms specific to the Equity Securities being offered; (iii) in the case of Warrants, the offering price, the designation, number and terms of the Equity Securities or Debt Securities issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iv) in the case of share purchase contracts, the designation, number and terms of the Equity Securities to be purchased under the share purchase contract, any procedures that will result in the adjustment of these numbers, the offering price and purchase date or dates of the Equity Securities, any requirements of the purchaser to secure its obligations under the share purchase contract and any other specific terms; (v) in the case of share purchase or equity units, the terms of the share purchase contract and equity units (and, if applicable, of the Debt Securities or third party obligations), any requirements of the purchaser to secure its obligations under the share purchase contract, equity units, Debt Securities or third party obligations and any other specific terms; and (vi) in the case of subscription receipts, the number of subscription receipts being offered, the offering price, the procedures for the exchange of the subscription receipts for Equity Securities, Debt Securities, Warrants, share purchase contracts, or share purchase or equity units, as the case may be, and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

        All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

        This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell the Securities. The Company may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds to the Company and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. The common shares of North American Palladium are listed on the Toronto Stock Exchange ("TSX") under the symbol "PDL" and on the American Stock Exchange ("AMEX") under the symbol "PAL".

        On October 30, 2007, the last trading day prior to the filing of this Prospectus, the closing price of the Common Shares on the TSX was Cdn. $7.48 per Common Share, and the closing price of the Common Shares on AMEX was U.S.$7.84 per Common Share. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than the Common Shares will not be listed on any securities exchange. Other than the listing of the Common Shares on the TSX and AMEX, there is no market through which the Securities may be sold and purchasers may not be able to resell Securities purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the price of the Securities in the secondary market, the transparency and availability of trading prices, the extent of regulation of the Company and the liquidity of the Securities. See "Risk Factors". The offering of Securities hereunder is subject to approval of certain legal matters on behalf of the Company by Stikeman Elliott LLP, with respect to Canadian legal matters, and by Paul, Weiss, Rifkind, Wharton & Garrison LLP, with respect to U.S. legal matters.

The date of this Prospectus is                , 2007

        You should rely only on the information contained in or incorporated by reference into this Prospectus and any Prospectus Supplement. The Company has not authorized anyone to provide you with different information. The Company is not making an offer of the Securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus and any Prospectus Supplement is accurate as of any date other than the date on the front of those documents.

ABOUT THIS PROSPECTUS

        Unless stated otherwise or the context otherwise requires, references in this Prospectus and any Prospectus Supplement to "North American Palladium", the "Company", "we", "us", or "our" includes North American Palladium Ltd. and each of its subsidiaries.

        Unless stated otherwise or the context otherwise requires, all references to dollar amounts in this Prospectus and any Prospectus Supplement are references to Canadian dollars. References to "$" or "Cdn.$" are to Canadian dollars and references to "U.S.$" are to U.S. dollars. See "Exchange Rate Information".

        Unless otherwise indicated, all financial information included or incorporated by reference in this Prospectus or included or incorporated by reference in any Prospectus Supplement has been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). The Company's financial statements that are incorporated by reference into this Prospectus have been reconciled to generally accepted accounting principles in the United States ("U.S. GAAP"), as described therein. For a discussion of the principal differences between Canadian GAAP and U.S. GAAP as they apply to our financial statements, you should refer to our supplementary schedule of "Reconciliation to Accounting Principles Generally Accepted in the United States" in accordance with Item 18 of Form 20-F for the year ended December 31, 2006 and the unaudited Item 18 "Reconciliation to Accounting Principles Generally Accepted in the United States" for the three and six month period ended June 30, 2007, incorporated by reference into this Prospectus.

        This Prospectus is part of a registration statement on Form F-10 relating to the Securities that we filed with the U.S. Securities and Exchange Commission (the "SEC"). We may, from time to time, sell any combination of the Securities described in this Prospectus in one or more offerings up to an aggregate amount of U.S.$300,000,000. This Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities under this Prospectus, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement, together with additional information incorporated by reference and described under the heading "Documents Incorporated By Reference". This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the Securities.

INDUSTRY AND MARKET DATA

        The Company obtained the industry, market and competitive position data throughout this Prospectus from its own internal estimates and research as well as from industry publications, studies and surveys conducted by third parties, including The CPM Platinum Group Metals Yearbook, 2007. None of these publications, studies or surveys were prepared for use in connection with this Prospectus. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While the Company believes that each of these studies and publications is reliable, it has not independently verified market and industry data from third-party sources. In addition, while the Company believes its internal company research is reliable and the definitions used in this Prospectus are appropriate, neither such research nor these definitions have been verified by any independent source.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

        This Prospectus has been, and any Prospectus Supplement will be, prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws. Unless otherwise indicated, all reserve and resource estimates included in this Prospectus and any Prospectus Supplement have been, and will be, prepared in accordance with Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum classification system. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

        Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and reserve and resource information contained in or incorporated by reference into this Prospectus and any Prospectus Supplement may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, these documents use the terms "measured resources", "indicated resources" and "inferred resources". U.S. investors are advised that, while such terms are recognized and required by Canadian securities laws, the SEC does not recognize them. Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. U.S. investors are cautioned not to assume that any part of a "measured resource" or "indicated resource" will ever be converted into a "reserve". U.S. investors should also understand that "inferred resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of "inferred resources" exist, are economically or legally mineable or will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Disclosure of "contained ounces" in a mineral resource is permitted disclosure under Canadian regulations. However, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in place tonnage and grade, without reference to unit measures. The requirements of NI 43-101 for identification of "reserves" are also not the same as those of the SEC, and reserves reported by North American Palladium in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

        See "Glossary of Terms" in this Prospectus for a description of certain of the mining terms used in this Prospectus and any Prospectus Supplement and the documents incorporated by reference herein and therein.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This Prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995 and the securities legislation of certain of the provinces of Canada, including the Securities Act (Ontario). Forward-looking statements are necessarily based on estimates and assumptions made by the Company in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. These estimates and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which, with respect to future events, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by the Company, or on its behalf.

        In making the forward-looking statements in this Prospectus and the documents incorporated by reference herein, the Company has made several assumptions that it believes are appropriate, including, but not limited to, the assumptions that:

  •
  market fundamentals will result in reasonable demand and prices for palladium and by-product metals;

  •
  mine plan scenarios will be viable and that exploration and development work, including at the Offset High Grade Zone, the Shebandowan West Project and the Arctic Platinum Project, will proceed as expected;

  •
  the Company will not be subject to any environmental disasters, significant litigation, significant regulatory changes or significant labor disruptions;

  •
  the integrated operation of the underground mine and the open pit mine at Lac des Iles will remain operationally and economically viable;

  •
  the advice the Company has received from its consultants and advisors relating to matters such as mineral reserves and mineral resources, environmental requirements and certain legal proceedings is reliable and correct and, in particular, that the models, dilution strategies and mining recovery estimates used to calculate mineral reserves and mineral resources are appropriate and accurate; and

  •
  financing will be available on reasonable terms.

        We cannot assure you that any of these assumptions will prove to be correct.

        The words "expect," "anticipate," "estimate," "may," "could", "would", "might", "will," "should," "intend," "believe," "target," "budget," "plan," "strategy", "goals", "objectives", "projection" or the negative of any of these words and similar expressions are intended to identify forward-looking statements. Information concerning mineral reserve and mineral resource estimates also may be considered forward-looking statements, as such information constitutes a prediction of what mineralization might be found to be present if and when a project is actually developed or as development continues.

        In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion or incorporation by reference of forward-looking statements in this Prospectus should not be considered as a representation by the Company or any other person that the Company's objectives or plans will be achieved. Numerous factors could cause the Company's actual results to differ materially from those expressed or implied in the forward-looking statements, including the following, which are discussed in greater detail under the heading "Risk Factors":

  •
  fluctuations in commodity prices;

  •
  fluctuations in foreign currency exchange rates, particularly the Canadian dollar/U.S. dollar exchange rate;

  •
  the ability of the Company to meet production volume or operating cost estimates;

  •
  the accuracy of mineral reserve and mineral resource estimates;

  •
  demand for, and cost of, exploration, development and construction services and equipment;

  •
  risks related to future exploration;

  •
  the Company's history of losses and the possibility of future losses;

  •
  inherent risks and hazards associated with mining and processing operations;

  •
  the ability of the Company to maintain projected production levels at the Lac des Iles mine;

  •
  interruption of operations at the Lac des Iles mine;

  •
  uncertainty related to title of the Company's mineral properties;

  •
  the Company's dependence on a third party for smelting and refining its metal;

  •
  increased competition for exploration, development and construction services and equipment;

  •
  the risk that the Company may not satisfy the conditions to the earn-ins for each of the Shebandowan West Project and the APP or that these properties will not be managed in a way favorable to the Company;

  •
  the ability of the Company to obtain external financing to explore and develop its properties;

  •
  employment disruptions, including the failure to renew on acceptable terms or at all the collective agreement between the Company and the United Steelworkers of America;

  •
  costs of complying with environmental laws and regulations;

  •
  costs of complying with government regulations;

  •
  the risk that permits and regulatory approvals necessary to develop and operate mines on the Company's properties will not be available on a timely basis, on reasonable terms or at all;

  •
  risk associated with the process of obtaining and renewing governmental permits;

  •
  the ability of the Company to successfully renew mineral claims in Finland;

  •
  competition from larger suppliers of platinum group metals and from potential new sources of platinum group metals;

  •
  the development of new technology or new alloys that could reduce the demand for palladium or platinum;

  •
  loss of key personnel;

  •
  the ability of the Company to comply with the terms of its credit facilities and the Convertible Notes due 2008;

  •
  the ability of the Company's principal shareholder to control the Company;

  •
  risk related to hedging strategy;

  •
  lack of infrastructure necessary to develop the Company's projects;

  •
  risks the Company faces in pursuing exploration activities abroad;

  •
  risks involved in current or future litigation or regulatory proceedings; and

  •
  the ability of the Company to maintain adequate internal control over financial reporting.

        These factors should be considered carefully, and readers should not place undue reliance on the Company's forward-looking statements. The Company believes that the expectations reflected in the forward-looking statements contained in this Prospectus are reasonable, but no assurance can be given that these expectations will prove to be correct. In addition, although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. The Company undertakes no obligation to release publicly any future revisions to forward-looking statements to reflect events or circumstances after the date of this Prospectus or to reflect the occurrence of unanticipated events, except as required by law.

EXCHANGE RATE INFORMATION

        The following table sets forth (i) the rates of exchange for Canadian dollars, expressed in U.S. dollars, in effect at the end of each of the periods indicated, (ii) the high and low exchange rates during each of the periods indicated and (iii) the average of such exchange rates on the last day of each month during such periods. These rates are based on the inverse noon buying rate in the City of New York for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York. On October 30, 2007, the inverse of the noon buying rate was $1.00 per U.S.$1.0489.

	Year Ended December 31,					Six Months Ended June 30,
	2002	2003	2004	2005	2006	2006	2007
End of period	0.6359	0.7704	0.8320	0.8605	0.8576	0.8959	0.9385
High	0.6618	0.7733	0.8493	0.8695	0.9102	0.9102	0.9446
Low	0.6198	0.6355	0.7160	0.7878	0.8533	0.8533	0.8442
Average(1)	0.6370	0.7205	0.7719	0.8282	0.8847	0.8892	0.8914

Notes:

(1)
The average of the inverse of the noon buying rate on the last day of each month during the applicable period.

INDUSTRY OVERVIEW

Platinum Group Metals

        Palladium is one of the six platinum group metals ("PGMs"), along with platinum, rhodium, ruthenium, iridium and osmium. Economically, the three most significant PGMs are palladium, platinum and rhodium. The primary use for palladium is in the manufacture of catalytic converters in the automotive industry. It is also used in the manufacture of jewellery and electronics, and in dental and chemical applications.

Supply

        Palladium is typically produced as a by-product metal from platinum mines. Most of the world's palladium is produced in Russia (35%), the Republic of South Africa (34%) and North America (12%).

        Global supply of palladium increased by approximately 3.1% in 2006 to 8,437,000 ounces. Of this total, mine production accounted for approximately 7,030,000 ounces (an increase of 9.6% from the prior year) and secondary recovery of palladium accounted for approximately 1,407,000 ounces.

Demand

        Global demand for palladium increased by approximately 11.0% in 2006 to approximately 7,722,000 ounces, primarily as a result of the strong performance of the industries that use palladium and the relative attractiveness and affordability of palladium compared to substitutes (such as platinum, rhodium and gold). The year 2006 represented the third consecutive year of double-digit growth in palladium demand, and the fifth consecutive year of growth in palladium demand overall.

        Approximately 50% of the global demand for palladium in 2006 stemmed from the automotive industry. The majority of the balance of palladium demand in 2006 stemmed from electronics (16%), jewellery (4%), Chinese demand for electronics and jewellery (10%), dental applications (13%) and other chemical applications (5%).

        The primary use for palladium in the automotive industry is in the manufacture of catalytic converters, which reduce harmful vehicle exhaust emissions by converting them into less harmful carbon dioxide, nitrogen and water vapour. Palladium, platinum and rhodium are primary components in catalytic converters. The demand for palladium in the automotive industry has more than doubled in the last ten years due to the larger number of vehicles being manufactured and the tightening of emissions standards that require the use of catalytic converters. Catalytic converters are now included in over 96 percent of new cars. With the palladium price currently substantially below that of platinum, automakers have a strong financial incentive to switch their catalyst formulations for gasoline vehicles from those based on platinum to palladium.

        Palladium is also extensively used in the manufacture of jewellery and may be used either on its own or as an alloy in "white gold". In the electronics industry, palladium is used mainly in the production of multi-layer ceramic capacitors, which are used in electrical components for cellular telephones, personal and notebook computers, fax machines and home electronics. In the dental industry, palladium is widely used in alloys for dental restoration. Additionally, various chemical applications use palladium, including the manufacture of paints, adhesives, fibers and coatings. Palladium is also used in the in the manufacture of polyester.

        A further macroeconomic trend has been increased investor demand for palladium by virtue of its association with other precious metals (e.g., platinum and rhodium). Strong investor sentiment for these precious metals has provided support for a favorable palladium pricing environment.

Historical Palladium Price Performance

        Since January 1, 2005, the price of palladium has approximately doubled as a result of strong demand, most notably in the automotive industry.

Historical Palladium Prices (U.S.$/oz)

          Source: Bloomberg

THE COMPANY

        This description of the Company is derived in part from selected information about the Company contained in the documents incorporated by reference into this Prospectus. This description does not contain all of the information about the Company and its properties and business that you should consider before investing in any Securities. You should carefully read the entire Prospectus and the applicable Prospectus Supplement, including the sections titled "Risk Factors" and "Mineral Properties", as well as the documents incorporated by reference into this Prospectus and the applicable Prospectus Supplement, before making an investment decision. Forward-looking statements concerning the Company's exploration efforts, plans at its properties, production, capital costs, operating costs and cash flow estimates and other matters are subject to a variety of known and unknown risks, uncertainties and other factors that could cause the Company's results to differ from those expressed or implied by such forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements".

Overview of North American Palladium's Business

        North American Palladium is Canada's only primary producer of PGMs, producing an estimated 4% of annual global palladium production. While the majority of the Company's revenue is derived from the sale of palladium, the Company also generates a considerable portion of its revenue from the sale of platinum, nickel, gold, and copper, all of which are by-products of the Company's palladium mining operations. North American Palladium's principal properties and projects are the Lac des Iles property (including the Lac des Iles mine and the Offset High Grade Zone (the "OHGZ")), the Shebandowan West Project and the Arctic Platinum Project (the "APP").

Lac des Iles Property

  Lac des Iles mine

        The Company owns and operates the Lac des Iles mine located 85 kilometers from Thunder Bay, Ontario, Canada. The Lac des Iles mine consists of an open pit mine, an underground mine and two processing plants (one of which is currently idle). The primary deposit on the property is the Roby Zone, a disseminated magmatic nickel-copper-PGM deposit. The Company began mining the Roby Zone in 1993 using open pit mining methods. In April 2006, an underground mine went into commercial production to access a higher grade portion of the Roby Zone. In 2006, the Company produced 237,338 ounces of palladium from the Lac des Iles mine and in the nine months ended September 30, 2007, the Company produced 214,739 ounces of palladium from the Lac des Iles mine. In order to further extend the mine life of the open pit, the Company is currently assessing the economic viability of a southern extension of the open pit, which could generate additional operating cash flow.

  Offset High Grade Zone

        The OHGZ is located on the Lac des Iles property and was discovered by the Company's exploration team in 2001. The OHGZ is believed to be the fault-displaced continuation of the Roby Zone mineralization and is located below and approximately 250 meters to the west of the Roby Zone. A mineral resource estimate prepared by Scott Wilson Roscoe Postle Associates Inc. ("Scott Wilson RPA") in October 2007 estimated that the OHGZ has more than three times the mineral resources of the current underground mine at the Roby Zone at similar grades, while still being open along strike to the north, south and at depth. An exploration drilling program to search for the depth extent of the OHGZ is currently in progress and a program of in-fill drilling to upgrade the classification of the mineral resources found in the upper third of this deposit is nearing completion. In September 2007, the Company engaged a team of third party consultants to prepare a preliminary economic assessment that will review possible mine development scenarios for the OHGZ.

Shebandowan West Project

        The Shebandowan West Project contains a series of nickel-copper-PGM mineralized bodies and is located approximately 100 kilometers southwest of the Company's Lac des Iles mine. The project encompasses three shallow mineralized zones known as the West, Road and "D" zones, located immediately to the west of the former producing Shebandowan mine, in an area known as the Shebandowan West district. The Shebandowan West Project is part of a larger property totaling approximately 7,842 hectares that includes the former producing Shebandowan mine and the surrounding Haines and Conacher properties, over which the Company is entitled to earn up to a 50% interest pursuant to an agreement with CVRD Inco Limited ("CVRD Inco"). Management believes that it will satisfy the conditions of its earn-in right by the end of 2007. Management is considering a mine development scenario for the Shebandowan West Project that would entail excavation of the mineralization from the Shebandowan West Project by means of ramp-accessed underground mining methods at a rate of 500 to 1,000 tonnes per day, crushing the material on site and transporting it by truck to the Lac des Iles property for processing at a refurbished mill. If plans proceed as expected, production at the Shebandowan West Project could commence in 2009.

Arctic Platinum Project

        The APP is comprised of a series of advanced-stage nickel-copper-PGM exploration projects located approximately 60 kilometers south of the city of Rovaniemi, Finland. The Company is party to an agreement with subsidiaries of Gold Fields Limited of South Africa ("Gold Fields") entitling it to earn up to a 60% interest in the APP. Management believes that the Company will satisfy the conditions of its earn-in right by August 31, 2008, which will include completion of a re-scoping study and exploration program, completion of a feasibility study, and the preparation of the initial form of development proposal and associated budget.

        To date, three areas of the APP have been explored by North American Palladium: (i) the Suhanko projects, which cover approximately 17 kilometers of stratigraphy that the Company believes is favorable for nickel-copper-PGM mineralization; (ii) the Narkaus project, which covers approximately 20 kilometers of stratigraphy that the Company believes is favorable for nickel-copper-PGM mineralization and is located approximately 30 kilometers northeast of the Suhanko projects; and (iii) the Penikat project, which covers approximately 27 kilometers of stratigraphy that the Company believes is favorable for nickel-copper-PGM mineralization and is located approximately 35 kilometers to the southwest of the Suhanko projects. At Suhanko, the Company is studying a development scenario consisting of two open pit mines at two of the deposits, which are located three kilometers from each other. Under this scenario, the nickel-copper-PGM bearing material would be processed through a centrally-located concentrator at a nominal throughput rate of five million tonnes per year. Additionally, management believes that the economics of the development scenario might be enhanced by the development of two higher grade deposits at the Narkaus project. A scoping study on the Suhanko projects completed by Aker Kvaerner in October 2007 indicated that the mineral resources could potentially support a 20-year mine life at 7.5 million tones per annum. To this end, the Company has retained Aker Kvaerner to prepare a definitive feasibility study for the Suhanko project.

Mineral Reserve and Mineral Resource Estimates

        The table below sets forth estimated mineral reserves and resources as at June 30, 2007 for the Lac des Iles mine (including the OHGZ), as at August 9, 2007 for the Shebandowan West Project and as at September 1, 2006 for the APP, in each case as calculated pursuant to NI 43-101. The information under the heading "North American Palladium Projected Share of Project Resources" assumes a net inventory to North American Palladium of 50% for the Shebandowan West Project and 60% for the APP. Assuming successful completion of its earn-in requirements at the Shebandowan West Project, the Company's interest is initially expected to be 50%, which could be reduced to 40% upon the exercise by CVRD Inco of a claw-back right. Assuming successful completion of its earn-in requirements at the APP, the Company's interest is initially expected to be 60%, which could be reduced to 50% upon the exercise by Gold Fields of a claw-back right.

Lac des Iles Reserves(1)(2)(8)

Property	Reserves	Tonnes	Pd	Pt	Au	Cu	Ni	Pd	Pt
		(000)	(g/t)	(g/t)	(g/t)	(%)	(%)	(000 oz)	(000 oz)
Open Pit	Proven	4,729	2.27	0.22	0.19	0.076	0.074	346	33
	Probable	7,573	1.67	0.17	0.13	0.052	0.062	406	41
	Proven and Probable	12,302	1.90	0.19	0.15	0.061	0.067	752	74
Underground	Probable	2,635	6.58	0.39	0.32	0.063	0.078	558	33

North American Palladium Share of Project Resources(2)(3)(8)

Property	Resources	Tonnes	Pd	Pt	Au	Cu	Ni	Pd	Pt
		(000)	(g/t)	(g/t)	(g/t)	(%)	(%)	(000 oz)	(000 oz)
LDI Open Pit(1)	Measured	8,909	1.77	0.23	0.13	0.062	0.053	507	66
	Indicated	14,775	1.30	0.16	0.10	0.044	0.053	616	78
	Measured and Indicated	23,684	1.48	0.19	0.11	0.050	0.053	1,123	143
	Inferred	135	2.73	0.19	0.11	0.043	0.037	12	1
LDI Underground(1)	Indicated	4,517	5.97	0.39	0.38	0.105	0.118	867	57
	Inferred	12,794	5.25	0.38	0.37	0.108	0.124	2,161	155
Shebandowan(4)(5)	Measured	368	1.19	0.37	0.22	0.66	0.89	14	4
	Indicated	924	1.05	0.33	0.23	0.60	0.92	31	10
	Measured and Indicated	1,292	1.09	0.34	0.23	0.62	0.91	45	14
	Inferred	171	0.97	0.27	0.18	0.61	1.11	5	2
APP(6)(7)	Measured	27,644	1.08	0.26	0.11	0.17	0.07	960	231
	Indicated	63,857	1.06	0.24	0.12	0.20	0.08	2,176	493
	Measured and Indicated	91,501	1.07	0.25	0.12	0.19	0.08	3,148	735
	Inferred	15,239	1.04	0.25	0.11	0.17	0.07	510	122

Total Project Resources (joint ventures)(2)(3)(8)

Property	Resources	Tonnes	Pd	Pt	Au	Cu	Ni	Pd	Pt
		(000)	(g/t)	(g/t)	(g/t)	(%)	(%)	(000 oz)	(000 oz)
Shebandowan(4)	Measured	736	1.19	0.37	0.22	0.66	0.89	28	9
	Indicated	1847	1.05	0.33	0.23	0.60	0.92	62	20
	Measured and Indicated	2583	1.09	0.34	0.23	0.62	0.91	91	28
	Inferred	342	0.97	0.27	0.18	0.61	1.11	11	3
APP(6)	Measured	46,074	1.08	0.26	0.11	0.17	0.07	1,600	385
	Indicated	106,428	1.06	0.24	0.12	0.20	0.08	3,627	821
	Measured and Indicated	152,502	1.07	0.25	0.12	0.19	0.08	5,247	1,226
	Inferred	25,398	1.04	0.25	0.11	0.17	0.07	849	204

Notes:

(1)
The mineral reserve and resource estimates for the Lac des Iles property were prepared by Graham Clow, Leo Hwozdyk, Deborah A. McCombe and Ian T. Blakley of Scott Wilson RPA (all "qualified persons" under NI 43-101), using a cut-off grade of 1.1 g/t Pd for the open pit and 4.5 g/t Pd for the underground, assuming long-term prices of U.S.$325/oz Pd,

  U.S.$1,000/oz Pt, U.S.$550/oz Au, U.S.$11/lb Ni and U.S.$2.50/lb Cu. OHGZ indicated and inferred resource estimates from February 2007 are included in the LDI Underground figures and are based on a 3.6 g/t Pd equivalent cut-off grade.

(2)
Due to rounding differences, total contained ounces of measured and indicated resources of Pd and Pt may not be equal to the sum of these two mineral resource categories.

(3)
Although "Measured Resources", "Indicated Resources" and "Inferred Resources" are categories of mineralization that are recognized and required to be disclosed by Canadian regulators, the SEC does not recognize them. Mineral resources that are not mineral reserves do not have demonstrated economic viability. See "Cautionary Note to United States Investors".

(4)
The mineral resource estimates for the Shebandowan West Project were prepared by F.H. Brown, CPG, Pr. Sci. Nat. (a "qualified person" under NI 43-101) using a cut-off grade of U.S.$60.00 NSR and 18-month trailing average metal prices of U.S.$300/oz Pd, U.S.$750/oz Pt, U.S.$400/oz Au, U.S.$7/lb Ni and U.S.$1.50/lb Cu.

(5)
Assumes a net inventory to North American Palladium of 50% for the Shebandowan West Project. Assuming successful completion of its earn-in requirements, the Company's interest is initially expected to be 50%, which could be reduced to 40% upon the exercise by CVRD Inco of a claw-back right.

(6)
The mineral resource estimates for the APP were prepared by F.H. Brown, CPG, Pr. Sci. Nat. (a "qualified person" under NI 43-101) using a cut-off grade of 1.0 g/t Pd equivalent cut-off grade and 18-month trailing average metal prices of U.S.$344/oz Pd, U.S.$1,222/oz Pt, U.S.$644/oz Au, U.S.$15.27/lb Ni and U.S.$3.26/lb Cu.

(7)
Assumes a net inventory to North American Palladium of 60% for the APP. Assuming successful completion of its earn-in requirements at the APP, the Company's interest is initially expected to be 60%, which could be reduced to 50% upon the exercise by Gold Fields of a claw-back right.

(8)
Pd and Pt ounces are stated as contained ounces. Disclosure of contained ounces is permitted under Canadian regulations; however, the SEC generally permits resources to be reported only as in place tonnage and grade. See "Cautionary Note to United States Investors".

Key Strengths

        The Company believes that its business is characterized by the following key strengths, providing it with certain competitive advantages:

  Focus on Palladium.  The Company's activities are focused on palladium and, to a lesser extent, other PGMs, nickel and copper. North American Palladium is the only primary producer of palladium in Canada and one of only two in North America. This focus on palladium has enabled the Company to gain an understanding of the geology of PGM deposits as well as mining and processing methods for PGMs.

  Maximize Exposure to Palladium.  The Company does not, and does not intend to, hedge palladium production, thereby maximizing its exposure to palladium prices. As a result, management believes that investors in North American Palladium securities gain direct exposure to the palladium market.

  Experienced Producer.  North American Palladium and its predecessor have almost four decades of experience in metals mining. Management believes that it has made significant operational improvements at its Lac des Iles mine, as evidenced by the stronger operating results achieved over the Company's last six quarters. The experience gained developing the underground mine at Lac des Iles, which was completed on time and on budget, is expected to be applied to the construction of the underground mine at the Shebandowan West Project. In addition, the Company's experience in mining PGMs at the Lac des Iles mine is anticipated to assist with the development of its other projects, which exhibit similar geology and climate conditions.

  Strong Operating Base.  The Company expects that its existing operations will generate cash flow during the development phase of the Company's other projects. In addition, the extensive and fully permitted infrastructure associated with the Lac des Iles mine, including the two mills, is expected to support the OHGZ development project and the nearby Shebandowan West Project. Management believes this infrastructure provides the Company with a significant competitive advantage to exploit other PGM deposits in the region.

  Strong Exploration Potential.  Grassroots exploration is an important ongoing part of North American Palladium's growth strategy. Management believes that there is further exploration potential around the Company's Lac des Iles mine, on the Haines and Conacher property surrounding the Shebandowan West Project and at various satellite deposits at the APP. In addition, the Company continually seeks opportunities to explore new properties. In October 2007, the Company staked 39 claims in Shawmere, near Timmins, Ontario, Canada, and intends to continue to pursue grassroots exploration activity in this area known as the Shawmere Project.

  Operations in Mining-Friendly Regions.  The Company's current mine and advanced exploration projects are located in Canada and Finland, which management believes are politically stable countries with regulatory frameworks that are generally supportive of the mining industry. The Company's track record of community outreach and consultation with communities situated in proximity to the Company's Lac des Iles mine and each of the advanced exploration projects has also resulted in strong local support for the Company's activities.

  Highly Experienced Management Team.  In November 2005, Mr. James Excell became President and Chief Executive Officer of the Company. Mr. Excell is an experienced mining executive with over 30 years experience working for one of the world's largest mining companies. Over the past two years, Mr. Excell has assembled a new senior management team, which included hiring Mr. David Passfield, with 29 years of experience, as Vice President, Operations, appointing Bill McKinney, with over 40 years of experience, as superintendent overseeing the Lac des Iles mine, as well as hiring a new Chief Financial Officer and General Counsel.

Growth Strategy

  Increase Production.  Construction of the underground mine at Lac des Iles has had a positive impact on production results over the past six quarters. The Company anticipates extending the life of the Lac des Iles operations by expanding the open pit and extending the underground mine to the OHGZ. The Company expects to increase overall production by making development decisions for the Shebandowan West Project and the APP in 2008. Nordmin Engineering Ltd. has estimated that the currently idle original mill at the Lac des Iles mine could be refurbished relatively quickly and economically, which would allow the Company to process material from the Shebandowan West Project in a dedicated flotation circuit.

  Increase Reserves and Resources.  The Company is committed to increasing its mineral reserves and resources through further exploration work with a view to extending the Lac des Iles mine life and developing the Company's operations beyond this mine. In furtherance of this objective, the Company actively investigates and evaluates strategic opportunities to acquire additional palladium resources both in the immediate vicinity of existing mining operations and elsewhere. The Company has a team of highly skilled and trained exploration specialists in offices in Canada and Finland. Recent exploration activities resulted in the preparation of new technical reports for the Shebandowan West Project and the APP that substantially increased the Company's total estimated mineral resources.

  Leverage Mining Experience.  The Company believes that it can benefit from the existing infrastructure at the Lac des Iles mine and leverage the operational experience and geological knowledge that it has gained through mining and developing the open pit and underground mine at Lac des Iles. The Company believes that it can apply the proven operating principles of the Lac des Iles mine to the Shebandowan West Project and the APP.

Properties

        The Company's material properties consist of one operating mine and three advanced-staged exploration projects. The following describes key aspects of the Company's material properties. Please refer to the section entitled "Mineral Properties" in this Prospectus and to the various reports prepared in accordance with NI 43-101 discussed below for a further description of these properties, including their location, accessibility, climate, local resources, infrastructure, physiography, geological setting, mineralization, past drilling programs and history.

Ontario
0 100 200 300
kilometres
Red Lake
Lac des Iles Mine
Kenora
Shebandowan Project
Thunder Bay
Shawmere Project
Timmins
Lake Superior
Sault Ste. Marie
Sudbury
Ottawa
Lake Michigan
Lake Huron
Toronto
Lake Ontario
Lake Erie
N
Canada
Ontario
N

Lac des Iles mine

        The Company owns and operates the Lac des Iles mine, which is located approximately 85 kilometers northwest of the city of Thunder Bay, Ontario, Canada. The mine consists of an open pit mine, an underground mine, a processing plant with a capacity of approximately 15,000 tonnes per day, and the original mill (which is currently idle) with a nominal capacity of approximately 2,400 tonnes per day. The primary deposit on the property is the Roby Zone, a PGM deposit.

Mining Operations

        The Company began mining the Roby Zone in 1993 using open pit mining methods. Ore and waste from the open pit is mined using conventional hydraulic 27 cubic meter and 23 cubic meter shovels, 190 tonne trucks, 187 millimeter blast hole drills and a fleet of conventional ancillary equipment. Mine waste is stockpiled outside of design pit limits.

        Development of the underground mine commenced in the second quarter of 2004 in order to access the higher grade portion of the Roby Zone. The underground deposit lies below the ultimate pit bottom of the open pit and extends to a depth of approximately 660 meters below the surface where it is truncated by an offset fault. Commercial production from the underground mine commenced on

April 1, 2006. For the first three quarters of 2007, the underground mine had an average head grade of 5.72 g/t Pd.

        The chosen mining method for the underground mine is sublevel retreat longitudinal longhole stoping with no fill. The mining block interval is 70 meters floor to floor including a 15 meter to 25 meter sill pillar below each haulage level. Slopes are 45 meters to 55 meters high by the width of the ore body. Total intake ventilation for the mine is designed to be 205 cubic meters per minute. There is one intake ventilation raise/secondary egress situated outside the ultimate open pit limits and air exhausts up the main ramp.

        The open pit has a remaining mine life of approximately three years at the current rate of production. Management is currently assessing the economic viability of a southern extension of the open pit, which could prolong the mine life of the open pit by an additional three years. The Company intends to commence production from the upper portion of the OHGZ as the current underground mine ceases operations.

Milling Operations

        In 2001, a new concentrator facility was commissioned with a design capacity of 15,000 tonnes per day. The processing operation utilizes a conventional flotation technology to produce a palladium rich concentrate that also contains platinum, nickel, gold and copper.

        Ore is first crushed in a gyratory crusher and conveyed to a coarse ore stockpile. With the commissioning of the secondary crusher in 2004, the coarse ore stream can be split so that a portion is crushed in the secondary crusher producing a fine material feed which is then combined with the coarse feed. This mixture of coarse and fine material feeds to the SAG mill to increase mill throughput. In 2005, modifications were made to the secondary crusher, including the installation of a slide gate and better control feed distribution. The ore is ground to a nominal P80 (the size of an opening through which 80% of the product will pass) of 74 microns in a conventional semi-autogenous mill/ball mill/pebble crusher (SABC) circuit. The ground ore then feeds a flotation circuit that is comprised of rougher/scavengers and four stages of cleaning. The flotation circuit in the old concentrator is currently connected to the new concentrator to provide additional cleaner flotation capacity. The final concentrate is thickened and dewatered using two pressure filters.

        In 2006, the concentrator processed 4,570,926 tonnes of ore or 12,523 tonnes per calendar day at an average palladium head grade of 2.18 grams per tonne and an average palladium recovery of 74.0%. In the first three quarters of 2007, the concentrator processed 3,840,614 tonnes of ore or 14,068 tonnes per calendar day at an average palladium head grade of 2.33 grams per tonne and an average palladium recovery of 74.7%.

        Production costs per tonne of ore milled were $24.60 in 2006 and $25.94 for the first nine months of 2007. Cash costs, which include direct and indirect operating costs, smelting, refining, transportation and sales costs and royalties, net of credits for by-products, were approximately U.S.$201.00 per ounce of palladium in 2006 as compared to approximately U.S.$215.00 per ounce of palladium for the first six months of 2007.

        The following table sets forth the tonnes milled and the metal production of the concentrate for each of the five years ended December 31, 2006 and the nine months ended September 30, 2006 and 2007:

	Year Ended December 31,					Nine months ended September 30,
	2002	2003	2004	2005	2006(1)	2006(1)	2007
PALLADIUM
Ore milled (tonnes)	4,851,621	5,159,730	5,298,544	4,780,599	4,570,926	3,391,282	3,840,614
Head grade (g/t)	1.91	2.31	2.41	1.66	2.18	2.07	2.33
Recovery (%)	73.8	75.5	75.2	69.6	74.0	72.8	74.7
Mill Availability	90.5	91.1	88.4	86.5	86.5	85.5	92.4
Production (oz)	219,325	288,703	308,931	177,167	237,338	164,097	214,739
BY-PRODUCT METALS
Platinum (oz)	19,180	23,742	25,128	18,833	22,308	15,796	18,713
Nickel (lbs)	2,763,654	4,070,785	4,320,970	2,353,227	2,721,042	1,856,600	2,262,625
Copper (lbs)	5,295,486	7,142,674	7,836,183	5,514,670	5,155,588	3,734,137	4,092,367
Gold (oz)	16,030	23,536	25,679	14,308	17,237	12,128	14,756

Note:

(1)
The underground mine at Lac des Iles went into commercial production on April 1, 2006.

Facilities and Infrastructure

        In addition to the 15,000 tonnes per day concentrator, the Company's Lac des Iles mining operation includes a 2,400 tonnes per day mill, which has been idle since 2001. Nordmin Engineering Ltd. has estimated that this original mill could be refurbished and rendered operational relatively quickly and economically. This would enable the Company to process material from the Shebandowan West Project or elsewhere in a separate flotation circuit, thereby ensuring that the quality of the concentration produced from the Lac des Iles ore remains unaffected by co-mingling with secondary feeds.

        The Company's Lac des Iles mining operation also includes an assay laboratory, a warehouse, an electrical shop, a three bay truck shop to service the larger haul trucks, an operations camp, a water treatment plant, a propane storage facility, a fuel storage area, low grade stockpile areas, rock storage areas, tailings storage areas and an electrical substation. Power is delivered to the site by a 65 kilometer power line, which ties directly into the northwestern Ontario power grid.

        The present tailings management facility (the "TMF") at the Lac des Iles mine has been operating since 1990. The TMF is an industrial waste impoundment structure, where erosion is minimized, runoff is managed, water is returned to the concentrator as needed and excess water is stored until it can be treated and released. The design of the operation is expected to facilitate closure and reclamation of the facility at the end of mine life. An expansion of the TMF was commenced in 2007, which is expected to have sufficient capacity to hold all of the tailings generated until the end of the current mine life.

Smelting and Refining

        The Company currently delivers all of its concentrate to Xstrata Canada Corporation (formerly Falconbridge Limited) ("Xstrata") for treatment under a contract that was renegotiated during the second quarter of 2007 for a three-year term that expires on March 31, 2010. This agreement may be extended for two additional one-year terms by the mutual agreement of the parties. The concentrate is delivered by truck to Xstrata's Sudbury, Ontario smelter operations where the nickel and copper are extracted. The PGM and gold bearing material is then further processed at Xstrata's refining operations in Kristiansand, Norway. Under the agreement, the Company has a precious metal take-back of refined palladium and platinum, which the Company has historically exercised. The balance of the recovered metals is settled in cash.

        Sales of metals in concentrate are recognized in revenue (net of royalties, treatment, refining and other charges) in Canadian dollars when concentrate is delivered to the Xstrata smelter in Sudbury for treatment. Final pricing is determined by quoted market prices at the time that the refined metal is sold, which can be up to six months later. Accordingly, revenue in a quarter is based on current U.S. dollar denominated commodity prices for sales occurring in the quarter and ongoing pricing adjustments from prior sales that were recognized in the Company's revenue but remained subject to final pricing. These final pricing adjustments result in additional revenues in a rising commodity price environment and reductions to revenue in a declining commodity price environment. Similarly, not including other variables, a weakening in the Canadian dollar relative to the U.S. dollar will result in additional revenues and a strengthening in the Canadian dollar relative to the U.S. dollar will result in reduced revenues. Effective April 1, 2007, the amount of the final pricing adjustment recognized on any commodity price changes will also be reduced by any price participation deductions as provided for in the Company's smelting and refining agreements. The Company does not currently hedge against currency and commodity price fluctuations while concentrate is awaiting settlement. See "Risk Factors — Risks relating to North American Palladium and its Industry — Fluctuations in foreign currency exchange rates in relation to the U.S. dollar may adversely affect the Company's results of operations".

Metal Sales

        In 2007, the Company sold palladium both into the spot market and to Auramet Trading, LLC, a precious metals merchant ("Auramet"), under a palladium and platinum advance purchase facility that the Company entered into in January 2007. The facility provides for the sale, at the Company's option, of an average of 10,000 ounces of palladium and 500 ounces of platinum per month. Under the terms of the facility, the Company may receive advance payments not exceeding, at any time, an aggregate maximum of U.S.$25 million. The purchase price may be fixed or provisional. For fixed pricing, the Company may price at either: (i) Auramet's current market bid price at the time of the transaction, or (ii) market limit orders, as defined under the terms of the agreement. In the case of provisional pricing, it is determined based on the afternoon fixing of the London Bullion Marketing Association immediately preceding the purchase. In each case, such pricing will reflect the forward value corresponding to the scheduled delivery date. Each advance payment is subject to a discount and, upon the delivery of the precious metals to Auramet, the Company is paid the difference between the advance payment and the purchase price. To secure the obligations of the Company under the agreement, the Company has granted to Auramet a security interest in the concentrates mined at the Lac des Iles mine, together with the proceeds arising from the sale of the concentrate, and, by way of security, an assignment of its smelting and refining agreement.

        In 2006, all palladium production was sold into the spot market with one or more commodity dealers and manufacturers. From January 2000 to June 2005, the Company sold all of its palladium production to an automotive manufacturer under a contract with a U.S.$325/oz floor price and a U.S.$550/oz ceiling price.

Royalties

        Production from the Lac des Iles mine and any future production from the OHGZ is subject to a royalty agreement with The Sheridan Platinum Group Inc. and John Patrick Sheridan (together, the "Sheridan Group"). Under the agreement, the Company is required to pay the Sheridan Group a royalty equal to 5% of net cash proceeds received from concentrates and other products produced on the Lac des Iles property. Net cash proceeds are calculated as proceeds from the sale of concentrates after deducting; (i) the costs of sampling, assaying, transporting and insuring the concentrate; (ii) smelter processing and refining charges and penalties (excluding the Company's own processing costs); and (iii) all applicable taxes and royalties that must be paid in respect of the mining operations. In respect of palladium and platinum, the Sheridan Group has the option to be paid in kind and, to date, have elected to exercise this payment option.

Labor Matters

        Employees at the Lac des Iles mine are either salaried or paid hourly. The hourly employees at the Lac des Iles mine, other than supervisors, are members of United Steelworkers of America, Local 9422. In 2006, the Company and the union signed a new three-year collective agreement that expires on February 23, 2009.

        Employees live at the mine site during their work week and most have homes in Thunder Bay, Ontario, a city of approximately 120,000 people with an international airport, rail service and port facilities on Lake Superior.

        The underground development work at Lac des Iles is currently being conducted using contractors, given the general shortage of, and significant competition for, skilled underground miners. Underground mining activities at the Lac des Iles mine, however, are conducted by Company employees.

Offset High Grade Zone

Overview

        The OHGZ is located on the Lac des Iles property and was discovered by the Company's exploration team in 2001. The OHGZ is believed to be the fault-displaced continuation of the Roby Zone mineralization and is located below and approximately 250 meters to the west of the Roby Zone. A mineral resource estimate prepared by Scott Wilson RPA in October 2007 estimated that the OHGZ has more than three times the mineral resources of the current underground mine at the Roby Zone at similar grades, while still being open along strike to the north, south and at depth.

        From May to October 2007, the Company completed approximately 18,000 meters of infill drilling in the upper 300 meters of the OHGZ, with the objective of upgrading that portion of the mineral resources to the measured and indicated categories. The Company expects that assay results will be returned by year-end. The Company's objective is to commence production from the OHGZ as the current underground mine reaches the end of its mine life in 2010.

        In September 2007, the Company engaged two consulting firms, Micon International Limited and Nordmin Engineering Ltd., to prepare a scoping study. The scoping study will examine the economic viability of several exploitation scenarios for the OHGZ, including a continuation of the ramp from the current underground mine and shaft options. The results of this preliminary economic assessment are expected to be reported to management in the first quarter of 2008.

        An exploration drilling program is also currently in progress to search for the deep limits of the OHGZ. To date, the OHGZ has been traced to a depth of 1,300 meters below surface, and along a strike length of approximately 600 meters.

Shebandowan West Project

Overview

        The Company is party to an option and joint venture agreement with CVRD Inco entitling it to earn a 50% interest in the former producing Shebandowan mine and the surrounding Haines and Conacher properties, totaling approximately 7,842 hectares. The properties contain a series of nickel-copper-PGM mineralized bodies and are located 90 kilometers west of Thunder Bay, Ontario, and approximately 100 kilometers southwest from the Company's Lac des Iles mine. In order to earn a 50% interest in the property, the Company must incur $3.0 million in exploration expenditures and make $200,000 in cash payments by March 31, 2008. The Company believes that it will satisfy the conditions of the earn-in by the end of 2007. CVRD Inco retains an option to increase its interest from 50% to 60%, exercisable in the event that a feasibility study on the properties results in a mineral reserve and mineral resource estimate of the equivalent of 200 million pounds of nickel and other metals.

        The Shebandowan West Project encompasses three shallow mineralized zones known as the West, Road and "D" zones, all of which are located at shallow depths immediately to the west of the former Shebandowan mine in an area known as the Shebandowan West district. The Shebandowan West Project's nickel-copper-PGM mineralization is believed by management to represent the western extension of the Shebandowan mine orebody. The former Shebandowan mine, which was in operation from 1972 to 1998, produced 8.7 million tonnes of ore at grades of 2.07% nickel, 1.00% copper and approximately 3.0 g/t PGM and gold.

        Management is considering a mine development scenario that would entail excavation of the Shebandowan West Project by means of ramp-accessed underground mining methods at a rate of 500 to 1,000 tonnes per day, crushing the material on site and transporting it by truck to the Lac des Iles property for processing at the original mill on the Lac des Iles property. The original mill at Lac des Iles has been idle since 2001 and the Company believes that it could be refurbished quickly and at a relatively low cost. Preliminary metallurgical testing supports the possibility of producing a bulk sulphide concentrate from the Shebandowan West Project at the original mill. The Company intends to undertake a scoping study to determine the optimal processing scenario.

        An estimate of the mineral resources found at the Shebandowan West Project was completed as of August 9, 2007. See "— Mineral Reserve and Mineral Resource Estimates".

        Community consultations and baseline environmental sampling are ongoing and completion of bulk sampling, process and design are expected to be completed during the first half of 2008. If plans proceed as expected, production at the Shebandowan West Project could commence in 2009.

Arctic Platinum Project

Overview

        The Company is party to an agreement with Gold Fields entitling it to earn up to a 60% interest in a series of mining licenses and claims known as the APP. The agreement is subject to a back-in right in favor of Gold Fields which, if exercised, would decrease the Company's interest to a 50% share. Upon satisfaction of the earn-in requirements, North American Palladium will have a casting vote at meetings of the joint venture partners, other than with respect to matters requiring a special majority vote.

        In order to exercise the option, on or before August 31, 2008, the Company must: (i) complete a re-scoping and exploration program; (ii) complete a feasibility study; (iii) make a production decision and prepare the initial formal development proposal and associated budget based on the feasibility study; (iv) incur expenditures of U.S.$12.5 million on the APP; and (v) issue 7,381,636 Common Shares to Gold Fields BV in order to earn a 50% interest or 9,227,033 Common Shares to earn a

60% interest. To date, the Company has completed the re-scoping study, incurred over U.S.$9.5 million in expenditures and has commissioned a feasibility study. The Company believes that it will satisfy the conditions of the earn-in on or before August 31, 2008.

        The APP is an advanced-stage PGM-nickel-copper exploration project located approximately 60 kilometers south of the city of Rovaniemi, Finland. To date, three areas of the APP have been explored by North American Palladium: the Suhanko projects, the Narkaus project and the Penikat project.

  The Suhanko Projects

        The Suhanko projects are located approximately 60 kilometers south of the city of Rovaniemi, which has a population of approximately 34,400 and, as the capital of the Province of Lapland, is a major regional centre. The town is serviced by rail, road and air with multiple flights daily to and from Helsinki. The port of Kemi on the Gulf of Bothnia is kept open throughout the winter and is located 120 kilometers southwest of Rovaniemi.

        The Suhanko projects include a number of deposits over a total strike length of approximately 17 kilometers that have been demonstrated by Gold Fields to contain a number of nickel-copper-PGM deposits. Since the discovery of nickel-copper-PGM mineralization at the Yli-Portimo deposit in 1964, exploration in the Suhanko projects area in the intervening years has resulted in the discovery of the following other deposits: Konttijarvi, Little Suhanko, Vaaralampi, Niittilampi, Ahmavaara, Suhanko North, and Tuumasuo. Exploration and delineation work in connection with the Company's preparation of a feasibility study has focused on only the Konttijarvi and Ahmavaara deposits, with the total sizes of the remaining deposits being essentially undetermined.

  The Narkaus Project

        The Narkaus project is located approximately 30 kilometers northeast of the Suhanko projects and contains a sequence of favorable rocks that have been demonstrated to be present along an aggregate strike length of approximately 20 kilometers. To date, significant nickel-copper-PGM mineralization has been discovered at a number of deposits, including the Siika-Kämä, Kuohunki, Nutturalampi and Kilvenjärvi deposits. The Company continues to explore deposits in the Narkaus project area with a view to potentially improving the overall economics of the larger Suhanko projects.

  The Penikat Project

        The Penikat project is a separate intrusion located approximately 35 kilometers to the southwest of the Suhanko projects. Traditional reef-style nickel-copper-PGM mineralization has been discovered in three distinct reefs over a strike length of approximately 27 kilometers. To date, exploration has concentrated on evaluating the shallow portions (essentially above a depth of 100 meters from surface) of one of these reefs where significant concentrations of nickel-copper-PGM mineralization located in the northern portion of the intrusion have been discovered. The exploration potential of the remaining two reefs, along with the depth extensions of the explored reef, remains essentially untested.

        Management has been examining a development scenario consisting of two nickel-copper-PGM open pit mines at two of the deposits that comprise the Suhanko projects, the Ahmavaara and Konttijärvi deposits, which are located three kilometers from each other. The nickel-copper-PGM bearing material would be processed through a centrally-located concentrator at a nominal throughput rate of five million tonnes per year. PGM-nickel-copper bearing concentrate would be transported 125 kilometers by truck to a port facility located at Kemi, Finland and shipped to smelting and refining facilities for final extraction of the contained metals.

        On October 30, 2007, the Company released the results of a scoping study by Aker Kvaerner on the two main mineral deposits in the Suhanko projects, Ahmavaara and Konttijärvi, which indicated that the mineral resources could potentially support a 20-year mine life at approximately 7.5 million tonnes per annum.

        An infill drilling campaign at the Ahmavaara deposit was completed earlier in 2007 and the assay results of the final 26 holes of the 83-hole drilling program were reported on October 22, 2007. Micon

International Limited has now been engaged to conduct the update of the mineral resource estimates, which will include the results from the Ahmavaara infill drilling campaign. Micon will also conduct the open pit designs and optimization.

        Bulk sampling of the Ahmavaara and Konttijarvi deposits was also completed in October 2007 in advance of pilot plant test work. A program of bench-scale metallurgical testing is currently underway in support of a pilot plant test that is anticipated to begin in November 2007.

        The Company has retained Aker Kvaerner to prepare a definitive feasibility study for the Suhanko projects to build upon the recommendations in the scoping study. The Company has also contracted with a 30-year veteran of the mining industry to oversee the feasibility study and other work at the APP as the Company moves closer to satisfying its earn-in conditions.

        In support of the feasibility study and pursuant to the recommendations in the Aker Kvaerner scoping study, the Company will be completing additional infill drilling to upgrade inferred resources to measured and indicated resources, a flowsheet will be piloted and a concentrate marketing strategy has been developed. In October 2007, the Company commenced discussions with various smelters, and follow-up meetings are planned once samples are available from the pilot plant. Smelting proposals in support of the feasibility study are anticipated by May 2008.

Grassroots Exploration Properties

        In addition to its operating mine and three advanced exploration projects, North American Palladium is constantly examining PGM and nickel opportunities, particularly in the areas surrounding the Company's Lac des Iles mine.

        Management believes that the Company is well positioned to partner with other PGM exploration companies in Canada, given the existing infrastructure at the Lac des Iles mine and the Company's years of experience in mining PGM-nickel deposits. From time to time, the Company enters into confidentiality agreements with junior mining companies or individual prospectors to assess the prospective nature of their land holdings. In addition, management believes that the consolidation in the nickel industry may result in joint venture or acquisition opportunities for the Company as the major nickel companies seek to shed non-core assets.

        The Company is also active in grassroots exploration and recently staked 39 claims containing 632 claim units at the Company's Shawmere Project, located approximately 110 kilometers southwest of Timmins, Ontario, Canada. The Company intends to conduct a grassroots exploration program to assess the area's potential for hosting PGM-nickel-copper mineralization similar to that found at its Lac des Iles mine. Further exploration is also anticipated in the area surrounding the Lac des Iles mine.

Corporate Information

        The following diagram illustrates the Company's corporate structure, including the Lac des Iles mine and the advanced exploration projects. For purposes of this diagram, the OHGZ forms part of the Lac des Iles mine.

Employees

        North American Palladium has 390 employees. 365 of the Company's employees work at the Lac des Iles mine, 7 work at the Company's finance and administration office in Thunder Bay, 10 work out of an exploration office in Thunder Bay, and 8 work at the Company's corporate head office in Toronto.

Legal Proceedings

        The following is a summary of material legal proceedings of which the Company is or has been a party.

        In 2000, Lac des Iles Mines Ltd. ("LDI") and B.R. Davidson Mining & Development Ltd. ("Davidson") entered into a contract whereby Davidson agreed to construct an expanded tailings management facility at the Lac des Iles mine site. LDI declared Davidson to be in default of the contract on February 2, 2001 and made a demand under a labor and material payment bond issued by AXA Pacific Insurance Company ("AXA"). Davidson was the principal named in the bond and the indemnitors were B.R. Davidson Mining, Atikokan Ready Mix Ltd., Blaine R. Davidson, Bruce R. Davidson and Marlene Davidson. AXA commenced an action against the indemnitors. All of the indemnitors other than Marlene Davidson commenced a third party action against LDI, Sitka Corp., LDI's engineers, and Aon Reed Stenhouse, the bond broker. In this third party action, Davidson claims under the contract in the amount of $7.9 million, general damages for breach of contract in the amount of $3 million, aggravated, punitive or exemplary damages in the amount of $500,000, loss of equity and equipment in the amount of $3 million by reason of LDI's failure to pay, contribution and indemnity for any amounts which the indemnitors are required to pay as a result of AXA's claim against Davidson, costs, and interest. For its part, LDI has two default judgments against Davidson and noted Davidson in default in eight other actions in connection with subtrade claims made against Davidson which were assigned to LDI. LDI's subtrade actions, costs orders and interest against BR Davidson total approximately $2 million.

        The Company, along with J. Patrick Sheridan, Minerales De Copan and two other individuals, are defendants in an action brought by Cambridge Resources Corp. ("Cambridge") in the Superior Court of Justice (Ontario). In its amended statement of claim dated September 27, 1991, Cambridge claims damages in the amount of $20 million, punitive and exemplary damages in the amount of $5 million, a declaration that the defendants hold any interest in an unidentified mining concession located in Honduras, about forty miles southeast of Tegucigalpa (defined therein as the "Mining Property"), on constructive trust for Cambridge, a mandatory order requiring the defendants to deliver up all proceeds, equity interest, security or debenture interest in whatever form relating to the Mining Property, prejudgment and post-judgment interest and costs. The Company filed a statement of defense dated February 7, 1992 which states, among other things, that the Mining Property was previously known to one of the individual defendants to be of insufficient quality to merit commercial development and that, accordingly, the Company had declined to proceed any further with the investigation or purchase of the Mining Property. Partial discoveries of certain of the parties were conducted on October 6, 7 and 8, 1993. There have been no further proceedings in the action and it has been dormant for over 14 years. No provision in the financial statements of the Company has been made in respect of any possible loss from the action as management believes that the Company has a valid defense and the Sheridan Group has indemnified the Company.

        From time to time, the Company is involved in other litigation, investigations or proceedings related to claims arising out of its operations in the ordinary course of business. In the opinion of the Company's management, these claims and lawsuits individually and in the aggregate, even if adversely settled, would not be expected to have a material effect on the results of operations or financial condition of the Company.

MINERAL PROPERTIES

Lac des Iles Property

        At the request of the Company, Scott Wilson RPA prepared a mineral reserve and mineral resource estimate for the Lac des Iles property (the "LDI Property"), including the open pit mine, the underground mine and the OHGZ. Graham Clow, P. Eng., Leo Hwozdyk, P.Eng., Deborah A. McCombe, P.Geo. and Ian T. Blakley, P.Geo. (collectively referred to in this section as the "LDI Consultants"), prepared a report dated October 29, 2007 entitled "Technical Report on Lac des Iles Project, Thunder Bay, Prepared for North American Palladium Ltd." (the "LDI Report"). Each of the LDI Consultants is a "qualified person" under NI 43-101 and is independent of the Company.

        The following description of Lac des Iles has largely been summarized from the LDI Report, which is available for review on the internet via the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com under North American Palladium's profile.

Project Description and Location

        The LDI Property comprises approximately 86.4 square kilometers of mineral claims and leases. The LDI Property is located at Latitude 49o10' North, Longitude 89o37' West, 85 kilometers northwest of the community of Thunder Bay in northwestern Ontario. The mine, mill and tailings impoundment area lie in the Boreal Forest ecoregion, characterized by typical northern Ontario forest with numerous lakes and beaver swamps.

        The mine site straddles the Spruce River and the Dog River/Matawin Forests. The land surrounding the mine is Crown Land with limited access, and was historically used primarily for recreation, forest resource extraction, and trapping. The Lac des Iles mine is the only developed mine in the area. The mine area is part of a registered trap line. LDI co-operates with the Sustainable Forest Licence holders, utilizing the area to ensure that marketable timber on the mine site is harvested.

        LDI holds six mining leases comprising 3,416.3 hectares. Contiguous with these leases are 54 mineral claims consisting of 331 claim units covering 5,119.1 hectares, for a total property area of 8,535.3 hectares. LDI owns the surface rights to some but not all the claims and leases.

        The Company is required to pay a royalty to the Sheridan Group equal to 5% of the net cash proceeds from mining operations on the LDI Property until the expiration of the Lac des Iles leases. All mining operations at the Lac des Iles mine are, and all future operations at the OHGZ will be, on the mining leases covered by the royalty agreement with the Sheridan Group.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

Accessibility

        Access to the site is via a paved provincial highway from Thunder Bay and then via a 15 kilometer all-weather private road to the mine site. The site itself is served by well-maintained hard surface roads.

Climate

        The Lac des Iles area experiences hot summers and cold, snowy winters. Maximum and minimum temperatures range from an extreme low of -30oC in the winter months to an extreme high of 38oC in the summer months. Winter lows of -30oC are not uncommon in January and February. Mean annual precipitation at the LDI Property is approximately 714 millimeters. The area is snow-covered for approximately five and a half months per year, with monthly snowfalls ranging from 270 millimeters to 450 millimeters in winter. Prevailing winds at the Lac des Iles mine are from the northwest. The relative humidity ranges from 50% to 77%. Weather conditions are rarely severe enough to halt mining operations and generally the only issue is related to safe traction on the access roads and ramps within the open pit mine. Mill operations are enclosed and are therefore not exposed to the weather other than feed inputs. LDI does not budget for weather related shutdowns in the mines.

Local Resources

        Thunder Bay, with a population of approximately 120,000, is the major service center for northwestern Ontario and provides most of the services required by the mining operation. This includes an airport with regular daily service to and from major Canadian cities, rail connections, and ocean access via the Great Lakes and St. Lawrence Seaway.

        Most mine and mill consumables including fuel, cement and propane are readily available in Thunder Bay. Due to the project's proximity to Thunder Bay, the Lac des Iles mine has had recent success in hiring experienced staff and personnel with considerable mining and processing expertise. Most staff operate on either a 4 day on / 3 day off or 7 day on / 7 day off shift. Contract miners operate on a 28 day in / 14 day out schedule.

Infrastructure

        The main facilities of the mine are the new camp area, the old camp area, the main office and tire shop, the old mill area, the new mill area, which includes the open pit shops, warehouse and operational offices, the old concentrator building, the open pit and stockpile area, the underground portal and related ventilation accesses, and the tailings management facility.

        A 324-person capacity camp and recreational complex was built in conjunction with the construction of the new mill. This facility was expanded in 2006 to accommodate the underground workforce.

        All purchasing is handled by the on-site staff, with regular freight movement between the Lac des Iles mine site and Thunder Bay. On-site warehouse space accommodates spares for open pit and underground mining as well as milling operations. The trucking contractor maintains a transshipping warehouse in Thunder Bay for Lac des Iles material. Road access to the site is adequate for moving in most materials, including oversize mining equipment.

        Waste dumps and ore stockpiles of various grades have been established on the surface near the concentrator facilities. One significant aspect is that the waste rock from pit walls is relatively benign and classified as non-acid generating. Similar waste rock from the underground workings is placed as fill in the mined underground stopes.

        Tailings from the mill are deposited and water reclaimed for use in the concentrator. The tailings management facility is presently being expanded to meet life of mine capacity.

        Water and sewer services are supplied independently for each facility and are considered by the Company to be adequate for current needs. Expansion of potable water and sewer services were completed for the underground workforce additions. Electrical power is supplied by Hydro One via a 118 kV line to a main substation on site. Site distribution is maintained by Lac des Iles and consists of 4,160 V overhead lines around the site. There is a services agreement with Hydro One currently in place.

Physiography

        The Lac des Iles mine is located in northwestern Ontario which lies within the Superior Province of the Canadian Precambrian Shield, a boreal forest region typified by uplands forested mostly by black spruce, birch, poplar and jack pine, and low areas of numerous lakes and treed swamps. Drainage is poorly integrated and generally south to Lake Superior. Local land use is primarily forestry-related. The topography of the site is favorable for the placement of facilities, being generally of low relief. Elevations on the property range from 418 meters above sea level to 550 meters above sea level, exclusive of the open pit.

History

        Significant palladium mineralization was first discovered in the Roby zone in 1963 by prospectors. Various exploration programs were undertaken over the next 25 years by a number of companies, including Gunnex, Anaconda, Texas Gulf Sulphur, and Boston Bay Mines.

        In 1990, Madeleine Mines Ltd. developed the property. After intermittent production and continuing capital expenditures, commercial open pit production of the Roby Zone was achieved in December 1993. The Company was formed as an outcome of corporate reorganization. In 2000, LDI commenced an expansion program at the Lac des Iles mine and a new mill was commissioned in the second quarter of 2001 to achieve its rated 15,000 tonnes per day throughput in August 2002.

        A major Phase 4 push back of the south and east pit wall was undertaken in 2004-2005, with waste removal of upper benches completed in 2005. In 2006, the open pit mine was redesigned to address south wall stope stability issues. This pit redesign was finalized in September 2006.

        From 1999 to 2001, the Company's exploration arm carried out an extensive drilling campaign on behalf of LDI that identified mineralization at depth, below the ultimate pit bottom. The drilling identified two zones with potential for underground mining: the Main High Grade Zone and the Offset Zone.

        On July 31, 2003, Roscoe Postle Associates Inc. ("RPA") completed a positive pre-feasibility study for underground mining of the Main High Grade Zone (down dip extension of the open pit Main Zone) at the Lac des Iles mine on behalf of LDI. Subsequently, RPA completed a feasibility study for the underground mine dated February 27, 2004. The study proposed to develop a 2,000 tonnes per day underground mine to run concurrently with the existing open pit mine. A NI 43-101 Technical Report by RPA dated April 2, 2004, summarized LDI's underground project at the mine as of March 31, 2004.

        Underground development on the High Grade Zone below the Roby pit started in 2004, with the ramp developed and the zone accessed in late 2005. Development muck was delivered to the concentrator in December 2005 and underground commercial production began in March 2006.

        A number of process improvement and enhancement initiatives were undertaken in 2006 to improve mill performance. In the last quarter of 2006, mill availability reached 90% and palladium recovery rose to 77%.

        The Offset Zone was discovered in 2001 by the Company. The Offset Zone is subdivided into the Offset High Grade Zone and the adjacent Roby Footwall Zone (the "Offset Zones"). The Offset High Grade Zone is the fault-offset, down dip extension of the High Grade Zone that is currently being mined underground below the Roby open pit at the Lac des Iles mine. From 2001 to 2006 some 63 holes totaling 62,022 meters from both underground and surface diamond drilling programs have explored the Offset Zones. The 2006 drilling was planned to confirm grade continuity at hole spacing in the zone of 50 meters by 50 meters and upgrade a portion of the inferred resources to indicated resources.

        On February 23, 2007 Scott Wilson RPA completed an independent estimate of Mineral Resources of the Offset Zones. The Offset High Grade Zone has been traced from 311,600N to 312,125N on strike (525 meters) and vertically from -60 RL to -550 RL (490 meters) at depths of 575 meters to 1,065 meters. The current 2007 drilling program is being completed from a 5095RL exploration drift targeting the Offset High Grade Zone and the Roby Footwall Zone.

Geological Setting

Regional Geology

        The Lac des Iles area is underlain by mafic to ultramafic rocks of the Archean Lac des Iles Intrusive Complex. These rocks have intruded granites and greenstones of the Wabigoon Subprovince of the Superior Province. The Lac des Iles Intrusive Complex lies immediately north of the Wabigoon-Quetico subprovince boundary, which extends some 300 kilometers from Rainy Lake to Lake Nipigon. The Lac des Iles Intrusive Complex is the largest of a series of mafic and ultramafic intrusions that occur along the boundary and which collectively define a 30 kilometer diameter circular pattern in the Lac des Iles mine area.

Local and Property Geology

        The mine lies in the southern portion of the Lac des Iles Intrusive Complex, in a roughly elliptical intrusive package measuring 3 kilometers long by 1.5 kilometers wide. These rocks, locally termed the Mine Block Intrusive ("MBI"), comprise a very wide range of textures and mafic and ultramafic compositions. The MBI is host to a number of PGM deposits, and the most important of these is the Roby Zone. The Roby Zone consists of three subzones: the North Roby Zone, High Grade Zone, and Breccia Zone. The main area of economic interest for underground mining is the High Grade Zone of the Roby Zone, extending beneath the open pit mine and the Offset High Grade Zone, a fault-displaced depth extension of the High Grade Zone.

        High Grade Zone Ore is hosted mainly within a portion of a 15 meter to 25 meter thick unit of occasionally sheared PXN/melanogabbro. A host to high-grade PGM mineralization, it is located in the east central portion of the Roby Zone, bounded by the barren EGAB hangingwall and HGABX-hosted Breccia Ore to the west. The High Grade Zone is primarily confined to a 400 meter long segment of the PXN, although it does extend northward into the GN. The High Grade Zone, striking north-

northwest to north-northeast, dips near-vertically near surface and flattens to nearly 45° at depth. The zone appears to be terminated down dip by a relatively shallow dipping fault, the Offset Fault.

        Below this structure, the Offset High Grade Zone, a higher grade zone similar to the High Grade Zone, has been intersected in drill holes, where it is displaced down and approximately 300 meters to the west. Within the wireframed Offset High Grade Zone, the palladium mineralization is hosted in approximately 37% heterolithic gabbro breccia, 32% pyroxenite, 16% gabbro and gabbro breccias. Approximately 3% of the zone is occupied by late dikes (dilution). Higher grade portions of the Roby Footwall Zone, in the footwall of the Offset High Grade Zone, are hosted 60% by heterolithic gabbro breccia and 31% by vari-textured gabbro, gabbro and gabbro norites with dilution by approximately 1% late dikes.

Exploration

        Since the early 1960s the property has been mapped by several companies. The first detailed mapping of the Roby Zone was conducted by LDI between 1992 and 1994. During this period, the eastern part of the zone was stripped of overburden, then mapped and sampled. This program continued in 1995 over the South Roby area. In 1998, the area between the south pit and the main pit was stripped, mapped and channel sampled. In 1999, this program was expanded to the area east of the Roby pit and resulted in the discovery of the mineralized Twilight Zone and several other zones of mineralization. The Baker, Moore and Creek zones have been explored sporadically over the last ten years and at present there are no plans for further exploration of these areas.

        The Offset Zone was discovered in 2000 and 39 holes (35,363 meters) were drilled in, and immediately above, the zone during 2000 and 2001 to explore the zone. In 2001, geological interpretations of available data were initiated and a large east-west striking oblique-slip fault with an offset throw of 300 meters (to the southwest) was interpreted to displace the down plunge extent of the high grade ore. Two holes for 2,783 meters were drilled in the zone in 2003 and 2004. Fifteen additional holes (18,230 meters) were drilled in 2005.

        In 2006, LDI spent approximately $1.5 million for diamond drilling to better define and upgrade a portion of the Offset High Grade Zone inferred resource. As of 2005, drill hole intercepts within the Offset Zones were generally spaced at 120 meters to 140 meters. The 2006/2007 infill drilling program was designed to tighten the spacing to approximately 50 meters by 50 meters in and around some of the wider intercepts. Eight wedge offset holes (5,663 meters) were drilled from two surface holes to fill in on certain sections and close the hole spacing, allowing for classification of some of the inferred resources as indicated resources.

        Development of the 5095RL underground exploration drift that began in 2006 was completed in April 2007 at a total cost of $2.0 million. The underground exploration drift off from 5095RL is currently being drilled off to access the Offset High Grade Zone. The two targets are primarily the Shallow Offset High Grade Zone and the Roby Footwall Zone.

Mineralization

        PGM and base metal mineralization in the Lac des Iles intrusion occurs in both primary and secondary situations within sulphide and silicate minerals. Mineralization appears to be dominantly stratabound along the contact between the East Gabbro and the mineralized Heterolithic Gabbro Breccia. Within the Heterolithic Gabbro Breccia, there is a high grade core typically constrained to an easily recognized ultramafic unit know as the Pyroxenite.

        Visible PGM mineralization is rare to nil, and difficult to predict. Palladium and platinum mineralization within the High Grade Zone consists primarily of fine-grained PGM sulphide, braggite and telluride minerals, merenskyite and kotulskite.

        Higher PGM grades (mean -7.89 g/t palladium, maximum -55.95 g/t palladium) occur in those portions of the PXN that are altered to an assemblage of amphibole (anthophyllite-actinolite-hornblende)-talc-chlorite. The PGM tenor is not proportional to the sulphide content, and samples free of visible sulphide often contain more than 10 g/t palladium. The high-grade mineralization is located primarily within the western, highly altered portion of the PXN, since much of the PXN between the barren EGAB and the High Grade Zone is low grade. The higher grade "High Grade Ore" is not restricted to the PXN as it commonly straddles the PXN/gabbro breccia contact to depths exceeding 250 meters.

        Platinum group and chalcophile elements occur in variable amounts in almost every ore type within the Roby Zone. The majority of PGMs either occur within sulphides or are associated with sulphides at sulphide-silicate boundaries, occurring as discrete mineral inclusions within secondary silicates of altered rocks (CIM Exploration Mining and Geology, Volume 10, 2001).

Drilling

        The property has been subjected to numerous drill campaigns since the early 1960s. From May 1997 to May 2001, Matawin Mineral Exploration Inc., under contract to LDI, managed the exploration and drilling programs on the property. In May of 2001, LDI established its own metals exploration division. Chibougamau Diamond Drilling was the drill contractor until 1999. A variety of contractors have carried out drilling on the property since then.

        Core recovery is excellent throughout the deposit and is reported to average close to 100 percent. Since 2006, the Company's exploration division has noted core recovery on the drill logs.

Sampling, Analysis and Security

        Since 2003, the Lac des Iles drill hole core has been prepared and analyzed by Accurassay Laboratories ("Accurassay"), a division of Assay Laboratory Services Inc., in Thunder Bay. Accurassay is an independent, commercial mineral laboratory and is accredited by the Standards Council of Canada under ISO/IEC 17025 guidelines.

        The sample preparation and assay procedures used by Accurassay are as follows. Core sample numbers are entered into the local laboratory information management system. Samples are dried, if necessary, then jaw crushed to -8 mesh (2.36 millimeter). A 250 gram to 400 gram cut is taken by riffle splitting, with the balance stored as coarse reject. The cut is plate pulverized to 90%-150 mesh (106=m), and then matted to ensure homogeneity. Silica sand is used to clean out the pulverizing dishes between each sample to prevent cross contamination.

        For precious metals assay, a one assay ton pulp split (±30 gram) is mixed with a lead based flux and fused in a muffle oven. The resulting lead button is placed in a cupelling furnace where all of the lead is absorbed by the cupel, and a silver bead, which contains any gold, platinum and palladium, is left in the cupel. Once the cupel has been removed from the furnace and cooled, the silver bead is placed in a labeled small test tube and digested using a 1:3 ratio of nitric acid to hydrochloric acid. The samples are bulked up with 1.0 milliliters of distilled de-ionized water and 1.0 millimeter of 1% digested lanthanum solution for a total volume of 3.0 milliliters. The solution is cooled and vortexed and then allowed to settle. Analysis for gold, platinum, and palladium is then done using atomic absorption spectroscopy ("AA"). The AA unit is calibrated for each element using the appropriate ISO 9002 certified standards in an air-acetylene flame.

        For base metal assay, pulps are digested using a multi-acid digest (nitric acid, hydrofluoric acid, hydrochloric acid). The samples are bulked up with 2.0 milliliters of hydrochloric acid and brought to a final volume of 10.0 milliliters with distilled de-ionized water. The samples are vortexed and allowed to settle and then analyzed for copper, nickel, and cobalt using atomic absorption spectroscopy.

        The results for the atomic absorption are checked by the technician and forwarded to data entry by electronic transfer, and a certificate is produced. The laboratory manager checks the data and validates it if it is error-free. The results are then forwarded to LDI by email and in hardcopy by mail. The Exploration Office in Thunder Bay maintains hardcopy laboratory certificates and digital copies on file, the latter stored by drill hole number. The digital analytical results are compiled, formatted, and imported into the master drill hole database.

        Core samples are secured in the logging/sampling geology facility at the mine site. The mine itself has a gate house and barriers to restrict public access. Core samples are trucked by exploration staff to the Accurassay laboratory in Thunder Bay.

Mineral Reserve and Mineral Resource Estimates

        The mineral reserve and resource estimate and underlying assumptions for the LDI Report are set out above. See "The Company — Properties — Mineral Reserve and Mineral Resource Estimates".

Shebandowan West Project

        At the request of the Company, Des Cullen, P.Geo., Consulting Geologist, F.H. Brown CPG, Pr. Sci. Nat., Consulting Geologist, and Laila Sedore, P.Eng., Mill Superintendant at Lac des Iles Mines Ltd., prepared a report dated August 9, 2007 entitled "Technical Report on the Shebandowan West Property, Thunder Bay Mining Division, Northwestern Ontario" (the "Shebandowan Report"). Each of Mr. Cullen and Mr. Brown is a "qualified person" within the meaning of NI 43-101 and is independent of the Company. Ms. Sedore is also a "qualified person" within the meaning of NI 43-101 and is an employee of the Company.

        The following description of the Shebandowan West Project has largely been summarized from the Shebandowan Report, which is available for review on the internet via the SEDAR website located at www.sedar.com under North American Palladium's profile.

Project Description and Location

        The Shebandowan West Project is located in the Hagey and Haines Townships in the Thunder Bay Mining Division, approximately 90 kilometers west of Thunder Bay, Ontario. The UTM co-ordinates for the approximate centre of the property are 700500 E, 5386800 N (Datum NAD 83, Zone 15); NTS 52B/9.

        The Shebandowan property consists of six unpatented claims (eight units) covering an area of 131.9 hectares, and 205 patented and leased mining claims totalling approximately 7,842.42 hectares, all of which are held 100% by CVRD Inco. The Shebandowan West Project is part of this larger land package that includes the leases hosting the current Shebandowan mine workings.

        The property includes extensive surface rights. A power-line approximately six kilometers to the north of the property previously serviced the Shebandowan mine. Also on the property are backfilled and flooding mine workings immediately east of the project area. A tailings pond, pump shack and gate house remain on the property as well.

        No permits were required to undertake the drilling, metallurgy and resource estimate by the Company on the Shebandowan West Project. Permits will be required if a decision is made to develop a mine.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

        The Shebandowan property is located approximately 90 kilometers west of Thunder Bay, Ontario, and is centred 15 kilometers west-southwest of the town of Shebandowan, which is situated on Trans-Canada Hwy #11.

        Year round access to the property is available via the Inco Mine Road that starts at Shebandowan and crosses the property. Temperatures range from highs of 35oC in summer to lows of -30oC in winter, with snow cover between November and May. The best season for exploration is between June and October, although exploration activities of lake covered or swampy areas such as geophysical surveys and diamond drilling might best be conducted after winter freeze-up.

        Thunder Bay is a city of approximately 120,000 people with an international airport with daily scheduled jet service, rail service, and port facilities at the west end of Lake Superior. Shebandowan is a town with a very small year-round population and limited services including seasonal accommodation, electrical and telephone utilities, railroad, highway and public lake access to Lower Shebandowan Lake.

        Based on the history of the property and the mine, the project area has sufficient surface rights and sufficient availability of power, water, mining personnel and mining infrastructure to carry out future mining operations.

History

        The following chronology is from MNDM Mineral Deposit Files: INCO-Shebandowan. The reader is cautioned not to rely on historic information as its accuracy cannot be guaranteed.

1913-14	Nickel is discovered by W. W. Benner at Discovery Point. Test pits blasted by Cross Brothers.
1923	Samples are sent to to the Ontario Department of Mines provincial assayer.
1927-30	Trenching, stripping and diamond drilling is conducted by Cross Brothers. Geological mapping and diamond drilling is performed.
1936-52	Claims are purchased by Inco; trenching, test-pitting, geophysical surveys and diamond drilling is conducted.
1952-65	Intermittent diamond drilling is undertaken by Inco.
1966-67	No. 1 development shaft is commenced in spring 1966 and completed in the following year. Underground diamond drilling is conducted. Geophysical surveys performed.
1966-67
Inco undertakes various exploration programs while development and production of the orebody continues, including: geological, geophysical and geochemical surveys; stripping; and diamond drilling in the search for both precious and base metals.
1993-2001
The provincial and federal governments undertake many mapping projects in the area, the most recent of which include: geological mapping by Osmani (1993) OGS Map 2625 and 2626; airborne geophysical survey (1991) OGS Map 81560; Lake sediment and water geochemical survey (2001) OGS open file report 6057; and Till sampling survey (2001) OGS open file report 6046.
1972-98
Aubut, Lavigne, Scott and Kita state in "Metallurgy, Stratigraphy and Structure of the Shebandowan Greenstone Belt" (1990) that the Shebandowan mine "has been in semi-continuous production since 1972 at an average production rate of about 2000 tons per day. The ore body is up to 150 feet wide, has a strike length of 6200 feet and plunges to the east.

1972-98	Concentrate produced from the Shebandowan mine is alternatively shipped to Sudbury, Ontario, or Thompson, Manitoba, for smelting and refining.
1998-2006	The Shebandowan mine ceased production in 1998 and by 2006 the mine site had largely been rehabilitated with continuing maintenance and monitoring of the tailings site.
1972-98	Production from the Shebandowan mine totalled 8.7 million tons at 2.07% nickel, 1.00% copper and approximately 3.0 g/t PGM and gold (B. Schnieders, personal communication).

Geological Setting

Regional Geology

        The Shebandowan property is underlain by the Shebandowan Greenstone Belt which is part of the Wawa Subprovince of the Superior Structural Province of the Canadian Shield. In this area, the Wawa Subprovince is fault bounded to the north by the sedimentary-plutonic suites of the Quetico Subprovince and to the south by the Paleoproterozoic rocks of the Animikie Group and the Keweenawan Supergroup.

Property Geology

        The Shebandowan West Project lays immediately west of the past producing Shebandowan mine. The project area is located along the western strike extension of the former orebody and exhibits many similar geological features and controls to those found at the mine-site.

        The Shebandowan West Project area is underlain by east-west-striking and steeply north dipping Keewatin metavolcanics and ultramafics with local interflow metasediments lying north of Timiskiming metavolcanics and metasediments. A regional fault called the Crayfish Creek Fault is a dextral fault generally found along the southern contact of the southern ultramafic, separating the Keewatin and Timiskiming rocks. The southern Timiskiming rocks consist of intensely foliated and sheared agglomerates and felsic to intermediate metavolcanics now sericite schists.

        A younger granite called the Shebandowan Lake Stock intruded the Keewatin metavolcanics and lies on the north side of the project area. The Keewatin metavolcanics consist predominantly of crudely banded mafic volcanics that often exhibit intense foliation and shearing associated with strong chlorite and epidote alteration. Within the Keewatin Metavolcanic suite are ultramafic units thought to be magmatic flows or sills that host nickel and copper bearing sulphides and chromite mineralization. The ultramafic units strike approximately 107 degrees and dip sub-vertically. There are two ultramafic bodies termed the "Northern" and "Southern" Peridotites, which lie within and along the southern contact of the banded Keewatin metavolcanics along the Crayfish Creek Fault.

Exploration

Exploration Geophysics

        In February of 2004, Geotech Ltd., on behalf of the Company, flew a helicopter-borne, time domain, electromagnetic ("EM"), geophysical survey over an area that included the Shebandowan West Project. The airborne survey included collection of EM and magnetic data. The survey was flown at 100 meter line spacings in a north-south direction at 80 kilometers per hour. The data recording rates were 0.1 second for both EMs and magnetics with an EM sensor flight height of 30 meters. The mine stratigraphy was used as a base or reference to work from producing magnetic and EM anomalies. The ultramafics within the Shebandowan West Project are highlighted as moderate magnetic anomalies with weak to moderate local EM conductors.

        In February 2004, on behalf on the Company, Crone Geophysics & Exploration Ltd. conducted a Surface Pulse EM survey over the D-Zone, and the western portion of the Shebandowan West Project. A grid was cut by Nord-Ouest Exploration totalling approximately 5,350 meters having 200 meter line spacing and 1100-1150 meter length lines along with a baseline. Results of the survey produced a moderate EM anomaly in an area of known mineralization and historic drilling.

        From September 20 to 28, 2004, Geosig Inc., on behalf of the Company, conducted a detailed ground magnetometric-gradiometric survey over the Road and D-Zones. The survey was carried out on a flagged grid of 30.7 line kilometers. The grid consisted of 300 meter lines spaced at 12.5 meters apart. The readings were taken along the grid lines every 5 meters. Due to the location of Shebandowan Lake, the survey could only be conducted on the central to western side of the property. The intent of the survey was to better define the near surface geology as well as identify important structures that may influence the location or emplacement of the nickel-copper mineralization.

        A small gravity survey was conducted along Shaft 1 road across the stratigraphy of Road zone by A. Spector of Allan Spector & Associates Ltd. The survey took place in July 2004 using a thermostatically controlled Sodin gravimeter and a differential barometric altimetry system at 100 meter stations along the road. A gravity anomaly was generated over the ultramafics that host the Road Zone mineralization.

Exploration Trenching

        On behalf of the Company, J & J Hackl Ltd. was contracted to do trenching in the D-Zone area, which was carried out in October 2006. Six trenches were dug with a Tanga F221 Excavator and a one yard bucket in an attempt to extend mineralization along strike of the historic D-Zone showing. Two out of the six trenches directly west of the historic showing uncovered mineralization, while the other four uncovered barren ultramafic rocks. Three of the six trenches were filled in due to extensive overburden depths. Various beep-mat traverses were carried out north-south across stratigraphy to try and discover surface conductors.

Exploration Drilling

        Throughout 2005 and 2006, three diamond drill programs (D-Zone, Phase I and Phase II) were carried out. See "— Drilling" below. All diamond drill holes were collared west of and on Discovery Point of Lower Shebandowan Lake targeting the D, Road and West Zones. A total of 87 diamond drillholes were completed totalling 13,102.3 meters.

Mineralization

        Nickel-copper mineralization on the Shebandowan West Project is believed to represent the western extension of the Shebandowan mine orebody. At the Shebandowan mine, nickel-copper bearing sulphide mineralization strikes 107 degrees, dipping sub-vertically and was mined over a 2.0 kilometer strike length and to a vertical depth of 902 meters. Mineralization at the Shebandowan mine was mainly hosted within the Northern Peridotite, along the contact with the hanging wall Keewatin metavolcanics. Nickel-copper sulphide mineralization occurred generally as irregular lenses of semi-massive breccia-style sulphides and as stringer sulphides, with more localized pods of massive sulphide material. In general, the massive sulphides tended to have a higher nickel tenure while the copper rich sulphides were more associated with PGM mineralization within the stringer style mineralization and, where present, net-textured sulphides. The sulphide mineralization appears to gradually shallow and thins out to the west while the eastern boundary is reported to be steeply plunging with a higher sulphide content.

        Nickel-copper mineralization has been traced by diamond drilling across most of the Shebandowan West Project, however the mineralization appears discontinuous, forming three separate zones called West Zone, Road Zone and D-Zone (from east to west respectively).

Mineralized Zones

        The West Zone is the largest of the three nickel-copper zones on the Shebandowan West Project and lies immediately west of and includes parts of the area around Shaft 1. It has a known strike length of 285 meters and varies between two and 20 meters in width averaging six meters and has been traced from surface to a depth of 175 meters. This mineralization strikes 107 degrees and dips sub-vertically. Nickel-copper mineralization in the West Zone is comprised of disseminated to massive sulphides located along the northern or hanging wall contact of the Northern Peridotite. Common sulphide minerals within the mineralized horizon are pentlandite, pyrite, chalcopyrite, pyrrhotite, violerite, bornite and millerite.

        There has apparently been a significant amount of remobilization associated with post mineral deformation and faulting, as a result of which the sulphide mineralization appears to pitch and swell both along strike and in a down dip direction. This is true not only for the West Zone but also for the Road and D Zones. This pinching and swelling was also a common feature noted in the Shebandowan mine. CVRD Inco has stated that the sulphide mineralization has been seen pinching from approximately 30 feet to two feet over the length of one round underground.

        The Road Zone is located between West Zone and the D-Zone. Mineralization in the Road Zone differs somewhat from the West and D-Zone as it appears to have bifurcated and is hosted within two separate but subparallel ultramafic units (North and Main Units). The North and Main Units are interpreted to represent the lateral equivalent of the Northern Peridotite. Both nickel-copper zones are composed of disseminated to massive pyrrhotite, chalcopyrite, pentlandite and pyrite that vary in concentrations and widths located at the northern or hanging wall contacts of the North and Main Units. The Road Zone mineralization is typically highly variable in widths from 0.5 to 15 meters but averages four meters in width for the North Unit and five meters in width for the Main Unit. Mineralization has been encountered in drilling down to a depth of 181 meters where it appears to be closed off and can be traced along strike for 483 meters.

        The D-Zone is an historic surface showing discovered in the late 1920s. Previous historic drilling suggests that the D-Zone represents the western-most extent of near surface nickel-copper bearing sulphide mineralization. Mineralization in this area is very shallow and discontinuous. The presence of late felsic diking and faulting has caused significant disruption and offsetting of the mineralization. Sulfides in this zone vary from disseminated pyrite to massive pyrrhotite with associated pentlandite, chalcopyrite and pyrite. Breccia-style mineralization is most common.

Mineralization Types

        Nickel-copper sulphide mineralization observed in drill core on the Shebandowan West Project generally occurs as semi-massive or breccia-style sulphides and as stringer sulphides, with more localized pods of massive sulphide material and rarely observed net textured sulphides. The most common sulphide minerals are pentlandite, pyrite, chalcopyrite, pyrrhotite, violerite, bornite and millerite.

        Massive sulphides are generally less abundant than semi-massive and stringer sulphides and comprise approximately 13% of the overall mineralization. The massive sulphides consist of pyrrhotite with common pentlandite eyes and minor chalcopyrite and pyrite. The pyrrhotite is very fine-grained and exhibits flow textures as a result of remobilization. Round two to three millimeter pentlandite eyes are common as very lustrous, distinct grains within duller and finer pyrrhotite. Minor chalcopyrite can be present and is usually found along the peridotite/ sulphide contacts.

        The semi-massive or breccia-style mineralization is the second most common form of sulphide mineralization found on the Shebandowan West Project, consisting of approximately 26% of the overall mineralization observed. Breccia-style mineralization is commonly a mixture of pyrrhotite, chalcopyrite and pyrite at a ratio of approximately 4:3:1 respectively containing numerous clasts of the host ultramafic. The sulphides are draped around sub-rounded ultramafic clasts that range in diameter from one millimeter to over 10 centimeters. Very often, the clasts are coated or rimmed by fine-grained chalcopyrite and minor pyrite.

        Stringer type mineralization is the most common form of mineralization encountered throughout the Shebandowan West Project comprising approximately 34% of the sulphide material. The stringers commonly contain chalcopyrite with lesser pyrrhotite and pyrite and are generally one to three centimeters in width but vary from one to two millimeters to five centimeters in size. Stringer mineralization is often found along the outer contacts of the breccia-style and massive sulphide mineralization as splays and fine dikelets.

Drilling

        The Company has attempted to review the practices and details of the historic drilling carried out by CVRD Inco on the Shebandowan property since the signing of the March 2006 joint venture agreement. No information on drilling practices was made available, but header, survey and lithological data was provided by CVRD Inco. Since 1936, CVRD Inco had diamond drilled a total of 195 surface holes on the Shebandowan West Project totalling 41,800.65 feet (12,740.80 meters). Underground drilling was conducted from various levels and consisted of 1,038 holes totaling 59,202.38 feet (18,044.90 meters).

        In November 2005, four drillholes were drilled around the historic D-Zone. The drilling was an attempt to check the validity of previous drilling done by CVRD Inco and to test the EM anomaly generated in the 2004 ground pulse EM survey performed by Crone Geophysics. Two of the four drill holes intersected semi-massive to massive sulphide. This mineralization was intercepted in the vicinity of historic mineralization, and there was a close correlation with the EM anomaly produced from 2004. A total of 584 meters were drilled in the 2005 D-Zone phase of drilling.

        The Phase I program took place from May 31 to August 3, 2006 to test previous drilling and larger gaps in historic drilling. This Phase I drilling campaign consisted of 21 drillholes totalling 4,010 meters, which targeted three zones of the Shebandowan West Project (West Zone, Road Zone and D-Zone). Sixteen holes were drilled in the West Zone totalling 3,290 meters, three holes were drilled in the Road Zone totalling 483 meters and two holes were drilled in the D-Zone totalling 237 meters. The drilling confirmed the presence of mineralization in all three zones within the Shebandowan West Project.

        Sixty-two holes were drilled during the Phase II program that took place from September 27 to December 14, 2006 with the use of two drills. The Phase II program totalled 8,508.3 meters of which 25 holes were drilled in the West Zone for 4,815.8 meters, ten holes were drilled in the Road Zone for 1,674.0 meters, and 23 holes were drilled in the D-zone for 1,951.5 meters and four rock characterization holes were drilled totalling 60.0 meters.

        Throughout 2005 and 2006, a total of 13,102.3 meters were drilled on the Shebandowan West Project. The results of the drilling confirm the continuity of sulphide mineralization and correlation with the Gemcom geological model. All drilling on the Shebandowan West Project was carried out by Bradley Brothers Limited on behalf of the Company.

Drilling Campaign	Year Drilled	Number of Holes	Total Meterage	Number of Samples
D-zone	2005	4	584	142
Phase I	2006	21	4017	1103
Phase II	2006	62	8501.3	2056

Sampling, Analysis and Security

Sampling

        Drill core samples for assaying were selected based on significant mineralization or alteration through the sulphide mineralization. The logging geologist generally sampled in one-meter intervals, with exceptions at lithological contacts and always sampled a minimum of one to two meters of barren material adjacent to the mineralization to ensure that the mineralization unit was completely defined.

        No drilling or recovery factors were noticed that could materially impact the accuracy and reliability of the results.

        All samples collected by the Company and delivered to Accurassay were analyzed for precious metals by fire assay with an AA finish, while base metals were analyzed using aqua-regia.

Quality Assurance and Quality Control Procedures

        As a means of quality assurance-quality control for each diamond drilling program, blank and standard samples were randomly inserted into the continuous sampling series. The insertion of blank and standard materials was done to ensure the accuracy of the assay results against any laboratory bias. For each drill hole, random positions were chosen for the blanks within each set of 20 samples (e.g. one blank sample within samples 001 to 020, one blank sample within samples 021 to 040, etc). Similarly, random standard sample positions were chosen within each set of 30 samples (e.g. one standard sample within samples 001 to 030, one standard sample within samples 031 to 060, etc).

Sample Security

        The Company took reasonable steps to ensure the security of samples from the drill site through to the database, including the following:

  •
  secure taping of box lids when boxing core at the drill site;

  •
  careful transport of core from the drill rig to the core shack to ensure jumbling does not occur;

  •
  measures taken to ensure that the core, split samples, blanks and standards were locked in the logging and sampling facilities;

  •
  piecing together and orientation of each core run prior to core photography;

  •
  securing of sample bags and fibre bags with electrical tape for transport to Accurassay Laboratories in Thunder Bay;

  •
  retention of both coarse rejects and pulps in secure locked storage; and

  •
  retention of half core in core boxes located in sturdy storage racks on private property where they are not clearly visible from public roadways.

        The measures discussed above do not guarantee that the samples are completely immune from tampering, but the secure storage of the remaining half core, the coarse rejects, and the pulps means that any suspicion of fraudulent behaviour can always be resolved by reference to the original sample, which has been retained.

Mineral Resource Estimates

        The mineral resource estimate and underlying assumptions for the Shebandowan West Project are set out above, based on a U.S.$60.00 net smelter return mineralization shell. See "The Company — Mineral Reserve and Mineral Resource Estimates".

Arctic Platinum Project

        At the request of the Company, Mr. Eugene Puritch P.Eng, Dr. Wayne Ewert P.Geo., Mr. F.H. Brown CPG, Pr. Sci. Nat., Mr. Jason Rickard, P.Geo., and Mr. David King, P.Eng (collectively referred to in this section as the "APP Consultants"), prepared a report dated October 29, 2007 entitled "Technical Report, Mineral Resource Estimate, and Preliminary Economic Assessment (Scoping Study) of the Suhanko Project, Northern Finland" (the "APP Report"). Each of the APP Consultants is a "qualified person" within the meaning of NI 43-101 and is independent of the Company. The scope of the APP Report is limited to the Suhanko projects.

        The following description of the APP (and specifically, the Suhanko projects) has largely been summarized from the APP Report, which is available for review on the internet via the SEDAR website located at www.sedar.com under North American Palladium's profile.

Project Description and Location

        The Suhanko projects are located approximately 60 kilometers south of the city of Rovaniemi and 30 kilometers northwest of Ranua on the Arctic Circle in northern Finland. The city of Rovaniemi has a population of approximately 34,400 and as the capital of the province of Lapland, is a major regional centre. The city is serviced by rail, road and air with multiple flights daily to and from Helsinki. The port of Kemi on the Gulf of Bothnia is kept open throughout the winter and is located 120 kilometers south of Rovaniemi.

        In order to acquire the mineral rights of the highly prospective margin of the Portimo Intrusive Complex (composed of the Suhanko, Konttijärvi, and Narkaus intrusive bodies), Gold Fields Arctic Platinum Oy ("GFAP") has acquired a total of 258 contiguous claims with a total area of 22,260.2 hectares. Fifteen of these claims (1,388.1 hectares) are subject to a purchase agreement with South Atlantic Resources Ltd. GFAP also has nine active claim applications, covering an area of 740.4 hectares, that are undergoing the renewal process. With its large landholding GFAP controls virtually the entire extent of the Marginal Phases of the Portimo Intrusive Complex.

        The Suhanko projects are one of several active GFAP projects within the Portimo Intrusive Complex. Being the most active of the projects, the Suhanko project area is protected not only by the claims but also by a mining license application covering 4,145.4 hectares (this lease application has gone through the approval process and only the concession certificate is pending).

        All properties are currently in good standing or are undergoing the lease renewal process. The tenements covered by mining licenses have been legally surveyed while individual mining claims outside of the mining leases, having been acquired through a government regulated staking process, have not been surveyed.

        The Finnish government has no free carried interest in the partnership between GFAP and the Company and no royalties are payable to the State. Regular corporate income tax will be payable at a rate which is currently 29% but which is scheduled to be reduced incrementally. For the claim rights, GFAP must pay annual claim compensations to the private landowners and annual surface area based fees to the State. The total annual amount for current claim coverage is approximately €394,654.17.

        The final meeting regarding the execution of the Suhanko mining lease was held on May 29, 2006. The minutes of the meeting were published on July 24, 2006 and became legally valid in early September 2006. Granting of a concession certificate is pending in the Ministry of Trade and Industry.

        The Northern Finland Environmental Permit Authority granted the environmental permit for the Suhanko projects on December 7, 2005. Two appeals were made against the permit concerning the amounts of compensation for land for two small properties. GFAP submitted its statement of defense in February 2006. The decision from the administrative court is currently being awaited.

        The Energy Market Authority issued a construction permit for the Petäjäskoski–Konttijärvi 110 kV overhead transmission line on August 12, 2004. Yet to be applied for are the acceptance for the general plan for mining from the Safety Technology Authority, the construction license for buildings and workshops, the environmental permit for fuel storage as well as a number of other minor permits.

        The rehabilitation bond to be deposited upon initiation of the construction of the tailings basin and waste rock stockpiling areas is €6,620,000. There are no current environmental obligations of significance outstanding. At the Ahmavaara trial mine the pumping waters and their impact on local surface waters are required to be monitored until the 2006 year end or as long as dewatering is continued. In case the Suhanko projects stop, the pit can be left to flood to ground water level. Rehabilitation of other test pits has been completed.

        The Suhanko Environmental Permit and the rehabilitation bond have been decided and, despite the two appeals, are effective. As long as the appeals remain unresolved, they cause restrictions for construction of certain water areas and hence influence parts of the tailings storage facility and waste rock areas.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

        The Konttijärvi and Ahmavaara properties are examined in the context that they are the most significant discoveries found to-date within the Suhanko projects.

        Access to both Konttijärvi and Ahmavaara is via a sealed road to within 15 kilometers of the project location, and thence by a well-maintained gravel road passable by logging trucks and similar vehicles. All-weather access on the non-sealed roads will be guaranteed by the use of snowploughs during the autumn and winter months.

        The site is situated just south of the Arctic Circle where the climate is characterized by seasonal changes in temperature and daylight. The climate is, however, moderated by the Gulf Stream. Useful daylight varies from continuous light for a period of around 6 weeks in summer to around 6 hours per day in late December. Average temperatures range from -20°C to +20°C with occasional short-duration cold spells of below -40°C

        There are no major towns or villages on or close to the layered complexes. However, there are a few scattered homesteads and summer cottages on farms and near lakes located in the project area. The average population density in the area is about two people per square kilometer. Forestry is the main industry and very little primary forest is preserved except in proclaimed reserves.

        The topography of the lease area is generally flat as a result of various glaciation events. The layered complexes are covered by overburden that ranges in thickness from 0 to 30 meters. Outcrop is rare and the average thickness of till is 5 to 10 meters. As a result of the low relief and poor drainage, peat bogs cover large areas such that off-road vehicle access in some areas is only possible during the winter months when the surface is frozen. Elevations are relative to mean sea level.

History

        Outokumpu Oy ("Outokumpu") commenced a copper-nickel exploration program in the Suhanko area using magnetic and electro-magnetic ground geophysical survey methods in conjunction with extensive geological mapping and drilling in 1964. Exploration continued until 1981, and focused on the disseminated and massive sulphide mineralization in the basal part of the Suhanko Intrusion. Exploration of the marginal series mineralization was extended to other prospective areas of the Portimo Intrusive Complex which included Niittylampi and Suhanko. The smaller Konttijärvi intrusion block was discovered following geological mapping and assaying, which led to the first indications of the presence of PGM from sulphide-bearing samples.

Past Exploration — Konttijärvi

        Further work by Outokumpu in 1981 that verified the historical PGM assays of outcrop samples taken in the 1970s determined that true values were three to four times higher than first reported. This motivated a small drilling campaign and the first drillhole drilled in September 1981 intersected significant sulphide-hosted PGM mineralization. A further four drill holes were completed all of which intersected significant PGM mineralization. Thus, Konttijärvi became the first significant PGM discovery in Finland.

        Following these successful results, the area was covered by a ground magnetic survey and also by a small number of geochemical till sampling lines. Since 1981, Outokumpu has completed 189 diamond drill holes with a total length of 13,617 meters at the Konttijärvi and Ahmavaara deposits. This drilling was conducted during three phases, from 1981 to 1983; 1986 to 1989; and finally in 1995.

Past Exploration — Ahmavaara

        The Ahmavaara deposit was discovered by applying the exploration model developed from the Konttijärvi data. Based on this model, and with the results from a ground magnetic survey that identified the location of the all-important peridotite marker, the first seven drill holes were completed. Laboratory-scale metallurgical test results, supported by a microscopic study of the mineralogy in samples taken from the later drill holes, showed that nickel, copper and PGM could be concentrated at fairly good recovery rates at Ahmavaara. An additional 12 holes were drilled at the Ahmavaara area in 1995 to search for nickel-rich occurrences. The total amount of drilling at Ahmavaara before the formation of the the Company's partnership with Gold Fields was 29 holes for 3,322 meters.

GFAP Activity

        Since its inception on March 17, 2000, GFAP has carried out both exploration and sterilization drilling, and has also used a variety of other exploration techniques to develop and explore the Konttijärvi and Ahmavaara deposits. These include airborne magnetic, electro-magnetic and ground induced polarization ("IP") surveys.

        Prior to June 2004, GFAP completed 1,246 drill holes with a total length of 154,021 meters in the Suhanko projects area. Of this total, 986 diamond drill holes totaling 108,369 meters in length were completed on the Konttijärvi and Ahmavaara deposits and 260 drill holes totaling 45,742 meters in length were completed on the SK reef. A recent program of "in-seam" drilling conducted on the Konttijärvi and Ahmavaara deposits since the Lycopodium Feasibility Study in 2005 and prior to the involvement of the Company in February 2006 has added a further 11,594 meters of drilling and 67 drill holes, bringing the total amount of diamond drilling on the Suhanko projects to 119,963 meters and 1,053 drill holes. In seam drilling is a technique whereby drill holes are designed to intersect the target stratigraphy at a shallow angle rather than the traditional approach of intersecting the stratigraphy in a perpendicular orientation. In this manner, a greater volume of sample is provided for analysis by each drill hole.

        Some 121 drill holes, with a total length of 8,502 meters (6.97% of the total Suhanko drilling), were drilled for geotechnical, metallurgical and site investigation requirements.

Geological Setting

Regional Geology

        The Suhanko-Konttijärvi layered intrusion comprises the southwestern parts of the Portimo layered intrusion complex which consists of the Suhanko-Konttijärvi, Narkaus and Siika Kama intrusions, and dykes of approximately the same age that are named Portimo dykes. The Portimo Intrusive Complex is composed of several megacyclic units that have crystallized from two distinct parental magma types. The first intruded magma type was a high Chromium-high magnesium oxide magma, which was followed by intrusion of low Chromium-low magnesium oxide magma. Hangingwall gabbroic cumulates exposed at the present erosion level in the Suhanko-intrusion belong to a low Chromium-low magnesium oxide megacyclic unit known as the third cycle. The northeastern parts of the Portimo Intrusive Complex were uplifted to a higher elevation by the tectonic movements after crystallization, and are more deeply eroded. In spite of the regional amphibolitefacies-metamorphism and mineral alteration, igneous textures are generally well preserved in the Suhanko-Konttijärvi layered series rocks. The basement rocks are mainly banded gneisses and late Archean-aged granitoids, which are mostly comprised of diorite and granodiorite.

Local Geology

        The Suhanko-Konttijärvi intrusion consists of two bodies separated by Archean basement rocks. The small Konttijärvi deposit is situated 3.5 kilometers northwest of the larger Suhanko body while the Ahmavaara deposit is located at the western edge of the Suhanko Intrusion. The Konttijärvi intrusive is regarded as a faulted offset and subsequent erosional remnant of the Suhanko intrusion, because of the similar stratigraphic succession and style of mineralization as Ahmavaara.

Property Geology

        The stratigraphy of the Suhanko-Konttijärvi intrusion consists of a thick layered series sequence that is dominated by gabbroic rocks with nearly horizontal layering, and a marginal series with a mineralized unit at the base, extending into the basement.

        The Konttijärvi deposit has a strike length of approximately 1000 meters. The deposit dips north at between 10° and 20° in the eastern part and between 30° and 40° in the central and western parts. The northern part of the mineralized body, Konttijärvi North, is divided from the main body by the Konttijärvi fault, which brings the mineralized succession back to surface on the northern side of the fault. Konttijärvi North is divided into two fault blocks by a reverse fault. The northern extent of Konttijärvi North is terminated against a second normal fault. Both normal faults are inclined towards the south at approximately 50°, although local variations and a faulted zone are present. A reverse fault, in the western part of the Konttijärvi deposit, results in fault block 1, which hosts the deepest known mineralization present. The deepest known layered series mineralization is found approximately 250 meters below surface.

        The Ahmavaara deposit has an approximate strike length of 2,700 meters, of which the easternmost 1000 meters is termed Ahmavaara East. The western part of the deposit dips to the northeast with dips ranging from 70° along the southwestern margin to 5° in the northeastern side of the deposit. Ahmavaara East dips north with fairly constant 10 25° dips. The deposits' western and southern limits are defined by fault-disrupted lithological contacts with Achaean basement rocks. The northern extent is limited by a normal fault, and the northeastern part is currently terminated against a smaller reverse fault. The deepest known layered series mineralization at Ahmavaara is approximately 500 meters below surface.

Exploration

        A mineralogical study titled "Mineralogical and Geochemical Study of the Konttijärvi and Ahmavaara Deposits, Arctic Platinum Project Finland" dated September 28, 2006 was completed by J. Rickard on behalf of the Company. The focus of this in-situ mineralogical study was to identify PGM mineral associations and grain interlocking textures that may prove to be problematic in milling and affect PGM recoveries. Of particular interest are the host sulphide and silicate minerals and the relative amount of PGMs locked-up in silicates.

        Thin section samples were prepared from new dedicated samples of both the Konttijärvi and Ahmavaara deposits. This study has the following results:

  1)
  PGMs are found i) completely enclosed by sulphide, ii) along sulphide-silicate grain boundaries, iii) completely enclosed by silicates, iv) scattered as "clusters" within sulphides and silicates;

  2)
  The majority of PGM are associated with sulphides, with a smaller proportion being completely enclosed by silicates;

  3)
  The PGM distribution (association with sulphides/silicates) is similar between the Konttijärvi and Ahmavaara deposits;

  4)
  The average grain size of the PGMs is 12.06=m (n=272), with a range of 0.81=m to 118.0=m;

  5)
  PGMs have a strong correlation with chalcopyrite with lesser amounts associated with pyrrhotite, pentlandite, and pyrite, and only a few grains were observed to be attached to sphalerite, galena or millerite;

  6)
  PGMs have a strong correlation with amphibole, with a lesser numbers associated with feldspar, chlorite, epidote, and biotite, and a minor amount with quartz and pyroxene; and

  7)
  The three gabbroic units at Ahmavaara are all quite similar in terms of composition.

Mineralization

Overview and Base Metal Sulphides

        The PGM mineralization at both Ahmavaara and Konttijärvi is associated with copper and nickel mineralization in the form of base metal sulphides. The typical sulphide assemblage is pyrrhotite-chalcopyrite-pentlandite, and accessory sulphides include pyrite, sphalerite, galena and molybdenite. The main oxides are magnetite and ilmenite, with chromite present in trace amounts. The grades of PGM mineralization roughly correspond with the abundance of sulphides, particularly chalcopyrite, and are generally higher at Konttijärvi than at Ahmavaara.

        Four principal types of PGM mineralization have been identified.

  •
  Sulphide mineralization in the basal parts of the Layered Series (Peridotite Marker, Konttijärvi and Ahmavaara Pyroxenite);

  •
  Sulphide mineralization in the Marginal Series (Marginal Gabbro, Marginal Upper Gabbro);

  •
  Sulphide mineralization in the Konttijärvi Basement; and

  •
  Predominantly massive pyrrhotite mineralization located close to the basal contact of the Ahmavaara intrusion. Mineralization occurs parallel to the intrusion layers.

        Sulphides present in the Peridotite Marker are pyrrhotite-dominated and are low in abundance. The sulphides in this horizon generally occur as fine-grained disseminations in trace amounts. Sulphide grains are interstitial to former cumulate olivine grains in an assemblage now dominated by talc-carbonate-chlorite after olivine. PGM grades vary from weak to moderate in the basal two to eight meters of the Peridotite Marker, to higher amounts in the upper parts of the sequence. In the underlying Pyroxenite, sulphides are finely intergrown with amphibole (tremoliteactinolite) and chlorite, with minor talc. Sulphide assemblages in the Pyroxenite are dominated by fine-grained chalcopyrite, with PGM grades generally higher than in the Peridotite Marker.

        Sulphides in the Ahmavaara and Konttijärvi marginal sequences are dominated by an assemblage of pyrrhotite-chalcopyrite-pentlandite and occur as medium grained (in Ahmavaara also coarse grained), disseminated aggregations. Generally, the abundances of pyrrhotite and chalcopyrite in Ahmavaara are about equal, though with increasing sulphide abundance the ratio of pyrrhotite to chalcopyrite increases. PGM grades in the Ahmavaara Marginal Series vary, being moderate to high in the Marginal Upper and Marginal Lower units. In the Marginal Central unit both the abundance of sulphides and associated PGM grades are generally low. At Konttijärvi, in the Marginal Series and Transition Zone, chalcopyrite is generally dominant over pyrrhotite and pentlandite. PGM grades there usually vary from moderate to high.

        Massive sulphide concentrations occur as veins or lenses close to the basal contact of the Ahmavaara intrusion within both the Marginal Lower and the Basement units. These massive sulphide concentrations comprise dominantly pyrrhotite, with chalcopyrite lamellae and lenses present within the units. PGM grades are high, with individual assays up to 80g/t 2PGM+Au being recorded. In the Marginal Series and Basement units of the Konttijärvi intrusion the sulphides rarely become concentrated into massive sulphide veins or large patches.

        The thickness of the Basement-hosted mineralization at Konttijärvi varies, reaching widths of 30 to 40 meters. Sulphides usually occur as fine-medium grained chalcopyrite and pyrrhotite disseminations in the Basement unit and in cross-cutting gabbroic-pyroxenitic intrusives. Pyrite is also present. PGMs are associated with the sulphides, and the highest values occur in chalcopyrite-rich domains. Upon moving deeper into the Basement, pyrite becomes a dominant sulphide and PGM values decrease to below detection limits. At Ahmavaara, the Basement-hosted mineralization occurs as fine-grained disseminations or as medium-grained sulphide veins. In contrast to the Konttijärvi Basement, the sulphides have relatively high pyrrhotite to chalcopyrite ratios and the PGM ratio is usually low.

Platinum Group Minerals

        Most of the platinum-group minerals at Ahmavaara and Konttijärvi are arsenides, bismutotellurides, and arsenoantimonides. Native forms and alloys are absent. PGMs are included in base metal sulphides, magnetite, and silicates, and also occur along gangue mineral grain boundaries. Palladium-bearing minerals include isomertieite, members of the kotulskite-sobolevskite solid-solution, palladoarsenide, majakite, paolovite, and fengluangite. The principal platinum-bearing mineral is sperrylite.

        Platinum-group sulphides are rare in the Suhanko-Konttijärvi intrusion and those that have been identified belong to the vysotskite — braggite series.

Drilling

        As of the effective date of the APP Report, the Company had not conducted any drilling on either the Konttijärvi or Ahmavaara deposits. However, diamond drill programs have since been conducted and drilling results for Ahmavaara were reported in October 2007.

Sampling, Analysis and Security

        GFAP currently uses two main laboratories for assays from the Suhanko projects — the GTK (Finnish Geological Survey) laboratory located in Rovaniemi, and Genalysis located in Perth. All sample preparation is being carried out at GTK and pulps are then shipped to Perth for umpire sampling. Traditionally, PGMs (effectively palladium and platinum) and gold are determined by conventional fire assay fusions, using a standard lead flux at both GTK and at Genalysis. The analysis is carried out using the ICP method at both laboratories — GTK uses an optical emission spectrometer ("ICP-OES") while Genalysis uses a mass spectrometer (ICP-MS). Base metal assays are also carried out at both laboratories on a second split of the pulp. Both laboratories use an aqua regia digestion followed by ICP-OES finish. It is noted that the aqua regia only provides a partial digestion — in other words, base metals in sulphide and sulphate form are extracted, but not those silicate-hosted species.

        Snowden Mining Industry Consultants ("Snowden") carried out two studies of the assay quality assurance data generated by GFAP in 2002 and again in 2004. The 2002 report covered the historical Quality Assurance-Quality Control ("QA-QC") data up to July 2002, and made a number of conclusions and recommendations which, for the most part, were implemented and the issues peripherally re-examined by Dr. Barry Smee in his 2003 investigation and again in the 2004 Snowden study. Both the Snowden 2002 and 2004 studies note that, overall, the QA-QC data shows that the primary (GTK) laboratory is preparing and assaying for PGMs, gold, and base metals diligently. Snowden has also reviewed GFAP's internal core handling, data processing and QA-QC procedures and notes that these are of a very high standard.

        In February 2003, Dr. Barry Smee of Smee and Associates (Vancouver, Canada) was commissioned to conduct a review of the projects QA-QC procedures. Dr. Smee is acknowledged as a leader in the field of assay QA-QC practices. Dr. Smee concluded that, overall, analysis of quality control data for platinum, palladium and gold has not identified any critical issues which would adversely affect the material outcome of on-going resource estimations.

        In Snowden's (2004) opinion, GFAP takes reasonable steps to ensure the security of samples from the drill site through to the database.

Mineral Resource Estimates

        The mineral resource estimate and underlying assumptions for the APP Projects are set out above, based on 719 diamond drill holes. See "The Company — Properties — Mineral Reserve and Mineral Resource Estimates".

RISK FACTORS

        The acquisition of the Securities involves risk. Any prospective investor should carefully consider the following risk factors and all of the other information contained in this Prospectus (including the documents incorporated by reference) and any applicable Prospectus Supplement before purchasing any of the Securities. If any event arising from these risks occurs, the Company's assets, liabilities, business, prospects, financial condition, results of operations and/or cash flows could be adversely affected. Additional risks and uncertainties not currently known to the Company, or that are currently considered immaterial, may also materially and adversely affect the Company's business operations.

Risks relating to North American Palladium and its Industry

The Company's financial results are directly affected by commodity prices.

        The Company's earnings are directly related to commodity prices as its revenues are derived from sales of palladium and, to a lesser extent, by-product metals, including platinum, nickel, copper and gold. The Company's current policy and practice is not to sell forward its future production. Commodity prices fluctuate widely and are affected by numerous factors beyond the Company's control, including inventory sales, producer hedging activities, global and regional demand and political and economic conditions. In addition, the price of palladium is affected by global supply and demand for products containing palladium, availability and cost of substitutes, production levels and costs in major PGM producing countries, particularly Russia and South Africa, and any decision by the Russian government to dispose of substantial amounts of PGMs. Further, the price of palladium has on occasion been subject to very rapid short-term changes because of the smaller size of the market relative to other metals. The aggregate effect of these factors is impossible to predict with any accuracy.

        Fluctuations in commodity prices, particularly palladium, may adversely affect the Company's financial performance and results of operations. The Company's primary source of revenue is the sale of palladium, which accounted for approximately 48% of the Company's revenues in 2006 and 47% of its revenues for the six month period ended June 30, 2007. Historically, changes in the market price of palladium have significantly impacted the Company's profitability and the trading price of the Common Shares. If the market prices of palladium and by-product metals fall below the Company's total cash costs of production at that time and remain so for any sustained period, the Company will experience losses and/or may curtail or suspend some or all of its exploration, development and operations.

Fluctuations in foreign currency exchange rates in relation to the U.S. dollar may adversely affect the Company's results of operations.

        The Company's operating results and cash flows are significantly affected by changes in the Canadian dollar/U.S. dollar exchange rate. Exchange rate movements can have a significant impact as all of the Company's revenues are earned in U.S. dollars but most of its operating and capital costs are incurred in Canadian dollars. As a result, a strengthening Canadian dollar relative to the U.S. dollar will result in reduced revenues for the Company. The Canadian dollar/U.S. dollar exchange rate has varied significantly over the last several years. The Company does not currently use foreign currency options and forward foreign exchange contracts to purchase Canadian dollars in order to hedge against the effects of currency fluctuations. In addition, a significant portion of the Company's expenditures at the APP in Finland will be denominated in Euros. The Euro has varied significantly against the U.S. dollar over the past several years. There can be no assurance that foreign exchange fluctuations will not materially adversely affect the Company's financial performance and results of operations.

The Company may not meet its production level and operating cost estimates and, if it does not, its results of operations may be adversely affected.

        Planned production levels and operating costs are estimated based on the Company's experience in operating the Lac des Iles mine. These estimates are subject to numerous uncertainties, many of which are beyond the Company's control. The Company cannot make assurances that its actual production levels will not be substantially lower than its estimates or that its operating costs will not be materially higher than anticipated.

If mineral reserve and resource estimates are not accurate, production may be less than estimated which would adversely affect the Company's financial condition and results of operations.

        Reserve estimates are imprecise and depend on geological analysis based partly on statistical inferences drawn from drilling, which may prove unreliable, and assumptions about operating costs and metal prices, which may prove incorrect. The Company cannot be certain that its mineral reserve and resource estimates are accurate and cannot guarantee that it will recover the indicated quantities of metals. Future production could differ dramatically from such estimates for the following reasons:

  •
  actual mineralization or ore grade could be different from those predicted by drilling, sampling and feasibility studies or technical reports;

  •
  declines in the market price of palladium or other metals may render the mining of some or all of the reserves uneconomic;

  •
  increases in the capital or operating costs of the mine;

  •
  changes in the life-of-mine plan or ultimate pit design; or

  •
  the grade of ore may vary over the life of the mine and the Company cannot give any assurances that any particular level of metal may be recovered from the reserves.

        The occurrence of any of these events may cause the Company to adjust its reserve estimates or change its mining plans, which could negatively affect the Company's financial condition and results of operations. Moreover, short-term factors, such as the need for additional development of the ore body or the processing of new or different grades, may impair the Company's profitability.

High metal prices from 2004 to 2007 have encouraged increased mining exploration, development and construction activity, which has increased demand for, and cost of, exploration, development and construction services and equipment.

        The strength of metal prices over the past four years has encouraged increases in mining exploration, development and construction activities around the world, which has resulted in increased demand for, and cost of, exploration, development and construction services and equipment. The costs of such services and equipment may continue to increase if current trends continue. Increased demand for services and equipment could result in delays if services or equipment cannot be obtained in a timely manner due to inadequate availability, and may cause scheduling difficulties due to the need to coordinate the availability of services or equipment, any of which could materially increase project exploration, development and/or construction costs.

Future exploration at the Lac des Iles mine or at the Company's exploration properties may not result in increased reserves, which would prevent the Company from sustaining its targeted production levels and continuing as a going concern.

        As mines have limited lives based on proven and probable mineral reserves, the Company is actively seeking to replace and expand its reserves, primarily through exploration and development and potentially through strategic acquisitions and joint ventures. The Company conducts exploration programs at and surrounding the Lac des Iles mine, the Shebandowan West Project and the APP with the objective of increasing the mineral resources and mineral reserves at these projects. Exploration for minerals is highly speculative in nature, involves many risks and is frequently unsuccessful. Among the many uncertainties inherent in any exploration and development program are the location of economic ore bodies, the development of appropriate metallurgical processes, the receipt of necessary governmental permits and the construction of mining and processing facilities. In addition, substantial expenditures are required to pursue such exploration and development activities. Assuming discovery of an economic ore body, depending on the type of mining operation involved, several years may elapse from the initial phases of drilling until commercial operations are commenced and during such time the economic feasibility of production may change. Accordingly, there can be no assurance that the Company's current exploration and development programs will result in any new economically viable mining operations or yield new reserves to replace and expand current reserves. In the event that new mineral resources or mineral reserves are not discovered and developed, the Company may not be able to sustain production beyond 2010 or earlier. In addition, should the Company incur significant losses in future periods, it may be unable to continue as a going concern, and realization of assets and settlement of liabilities in other than the normal course of business may be at amounts significantly different than those included or incorporated by reference in this Prospectus.

The Company has a history of losses and no immediately foreseeable earnings.

        The Company has a history of losses, and there can be no assurance that it will ever be profitable. The Company expects to continue to incur losses unless and until such time as it develops and commences mining operations at the OHGZ, the Shebandowan West Project or the APP. The development of each of these projects will require the commitment of substantial financial resources. The amount and timing of expenditures will depend on a number of factors, including the progress of ongoing exploration and development, the results of consultant analysis and recommendations, the rate at which operating losses are incurred and the execution of any joint venture agreements with strategic partners, some of which are beyond the Company's control. There can be no assurance that the Company will ever achieve profitability.

The risks and hazards associated with mining and processing may increase the Company's costs and reduce its profitability in the future.

        Mining and processing operations involve many risks and hazards, including, among others:

  •
  environmental hazards;

  •
  industrial accidents;

  •
  metallurgical and other processing problems;

  •
  unusual and unexpected rock formations;

  •
  pit slope failures or underground cave-ins;

  •
  fires;

  •
  flooding and periodic interruptions due to inclement or hazardous weather conditions or other acts of nature;

  •
  mechanical equipment and facility performance problems; and

  •
  the availability of materials and equipment.

        These risks could result in:

  •
  damage to, or destruction of, the Company's properties or production facilities;

  •
  personal injury or death, including to the Company's employees;

  •
  environmental damage;

  •
  delays in mining;

  •
  increased product costs;

  •
  asset write downs;

  •
  monetary losses; and

  •
  possible legal liability.

        The Company cannot be certain that its insurance will cover the risks associated with mining or that it will be able to maintain insurance to cover these risks at affordable premiums. The Company might also become subject to liability for pollution or other hazards against which it cannot insure or against which the Company may elect not to insure because of high premium costs or other reasons. Losses from such events may increase costs and decrease profitability.

If the Company fails to maintain projected production levels for its underground or open pit mining operations at Lac des Iles, its ability to generate revenue and profits will be adversely affected.

        The Company's future prospects will be negatively affected if the underground or open pit mine at Lac des Iles fails to maintain projected production levels. Unforeseen conditions or developments could arise during the ongoing development and operation of the underground or open pit mine which could increase costs and adversely affect the Company's ability to generate revenue and profits. These events may include, among others:

  •
  shortages or unanticipated increases in the cost of equipment, materials or labor;

  •
  delays in delivery of equipment or materials;

  •
  labor disruptions;

  •
  adverse weather conditions or natural disasters;

  •
  accidents; and

  •
  unforeseen engineering, design, environmental or geological problems.

The Company depends on a single mine to generate revenues and, if mining operations are interrupted or if any adverse condition affects the operation of that mine, the Company's business will suffer.

        All of the Company's revenues are derived from its mining operations at the Lac des Iles mine, which is the Company's only operating mine. If there was an interruption in operations at the Lac des Iles mine, or if the Company is no longer able to extract ore from this mine for any reason, the Company's business would suffer significantly. In addition, any adverse condition affecting mining operations at the Lac des Iles mine could have a material adverse effect on the Company's financial performance and results of operations. For example, in August 2002 the primary crusher used by the Company at the Lac des Iles mine broke down. The resulting business interruption loss was estimated by independent forensic accountants to be approximately $25 million over and above the Company's insurance policy deductible.

Title to the Company's mineral properties cannot be guaranteed and may be subject to prior recorded and unrecorded agreements, transfers or claims and other defects and potential aboriginal rights claims.

        The Company cannot guarantee that title to its properties will not be challenged. Title insurance is generally not available for mineral properties and the Company's ability to ensure that it has obtained secure claim to individual mineral properties or mining concessions may be severely constrained. The Company's mineral properties may be subject to prior recorded and unrecorded agreements, transfers or claims, and title may be affected by, among other things, undetected defects. Additionally, there can be no guarantee that potential aboriginal rights claims to the Company's mineral properties will not create delays in project approval, unexpected interruptions in project progress or result in additional costs to advance the project. A successful challenge to the area and location of these claims could result in the Company being unable to operate on its properties as permitted or being unable to enforce its rights with respect to its properties.

The Company is dependent on a third party for smelting and significantly refining its palladium. If the third party is unable to accommodate the Company's smelting and refining requirements or the existing contract is terminated or not renewed, the Company's ability to generate revenues could be harmed.

        The Company has a smelter agreement with Xstrata, which provides for the smelting and refining of the principal metals contained in the concentrates produced at the Lac des Iles mine. The existing agreement with Xstrata expires on March 31, 2010 but may be extended for two additional one-year terms. Xstrata may terminate the agreement earlier if treatment of the concentrate becomes subject to regulations which result in increased costs to Xstrata, and new terms have not been established within sixty days of a request to renegotiate the agreement. The termination of the agreement or the failure to renew the agreement on acceptable terms, or at all, could have a material adverse effect on the Company's financial performance and results of operations until such time as alternative smelting and refining arrangements could be made or alternative purchasers of the Company's concentrates could be found. If the Company is required to make alternative refining arrangements or to find alternative purchasers, there can be no assurance that such arrangements would be on terms as favorable to the Company as its existing agreement with Xstrata.

Increased competition could adversely affect the Company's ability to acquire suitable producing properties or prospects for mineral exploration in the future.

        The mining industry is intensely competitive. Significant competition exists for the acquisition of properties producing, or capable of producing, palladium or other metals. The Company may be at a competitive disadvantage in acquiring additional mining properties because it must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than the Company. As a result, for reasons beyond its control, the Company may not be able to acquire mining properties in the future.

The Company cannot assure investors that it will satisfy the conditions to its earn-ins for each of the Shebandowan West Project or the APP or that these properties will be managed in a way favorable to the Company.

        The Company is party to an option and joint venture agreement with CVRD Inco in respect of the Shebandowan West Project. Although the Company believes that it will satisfy the conditions necessary to earn a 50% interest in the Shebandowan West Project prior to the deadline prescribed by the joint venture agreement, there can be no assurance that such conditions will be satisfied. Even if these conditions are satisfied, CVRD Inco has retained a back-in right which, if exercised, would decrease the Company's interest in the Shebandowan West Project to 40%. The Company is also a party to a framework agreement with subsidiaries of Gold Fields to earn a 60% interest in the APP; however, there can be no assurance that the conditions necessary to earn this interest will be satisfied. Moreover, the APP framework agreement is subject to a back-in right in favor of Gold Fields which, if exercised, would decrease the Company's interest in the APP to 50%. The Company and Gold Fields are discussing certain clarifications to the earn-in conditions set forth in the APP framework agreement, but no such clarifications have been finalized. In addition, if CVRD Inco or Gold Fields were to be appointed project managers of the Shebandowan West Project or the APP, respectively, the Company would not be able to fully predict or control the pace or the scale of the permitting and future development and operation, if any, of the respective projects. There can be no assurance that either CVRD Inco or Gold Fields would manage the Shebandowan West Project or the APP, as the case may be, in a manner consistent with the Company's vision for such projects.

The exploration and development of the Company's properties will require substantial additional financing.

        The exploration and development of the Company's properties will require substantial additional financing. Failure to obtain sufficient financing may result in the delay or indefinite postponement of exploration activities, development or production on any or all of the Company's properties or even a loss of property interest. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favorable to the Company.

The Company's inability to renew its collective agreement on acceptable terms upon its expiry in February 2009 could have a material adverse effect on the Company.

        The Company's collective agreement with the United Steelworkers of America, the union representing the employees at the Lac des Iles mine (other than employees at or above the rank of foreman, safety coordinator, surveyors, dispatchers, technical staff and office, clerical and security personnel), will expire in February 2009. The inability to renew the agreement on acceptable terms could have a material adverse effect on the Company. In addition, work stoppages or strikes at the Lac des Iles mine could have a material adverse effect on the results of operations and financial performance of the Company.

The Company is subject to extensive environmental legislation and the costs of complying with these applicable laws and regulations may be significant.

        The Company's operations are subject to extensive environmental legislation. This legislation requires the Company to obtain various operating approvals and licenses and also imposes standards and controls on activities relating to the exploration, development and production of palladium and by-product metals. The cost to the Company of obtaining operating approvals and licenses and abiding by environmental legislation, standards and controls may be significant. Further, if the Company fails to obtain or maintain such operating approvals or licenses or breaches such legislation, standards or controls, it may not be able to continue its operations in its usual manner or at all, and the Company may be subject to fines or other liabilities which may have a material adverse impact on its operations or financial results.

        The Company will be responsible for all costs of closure and reclamation at the Lac des Iles mine. Under applicable legislation, the Company has established a trust fund to prepare for closure and reclamation. The current amended mine closure plan requires the payment by the Company of $7.8 million for clean-up and restoration of the mine site. The trust fund is maintained by the Ontario Ministry of Northern Development and Mines and will become available to the Company when the mine closure is completed. At October 2, 2007, approximately $8.2 million (including accrued interest) had been deposited by the Company into the trust fund.

        Development of the underground mine and changes to the design of the TMF at Lac des Iles required an amendment to the existing mine closure plan and may result in an increase in the amount of financial assurance required by the Ontario Ministry of Northern Development and Mines. The actual amount needed for the closure of the Lac des Iles mine may be materially more than the original estimate .

        Additionally, changes in environmental legislation or in its enforcement, new information on existing environmental conditions or other events, including changes in environmental controls or standards or in their enforcement, may increase future environmental expenditures or otherwise have a negative effect on the Company's financial condition and results of operations. In addition to existing requirements, it is expected that other environmental legislation may be implemented in the future with the objective of further protecting human health and the environment. New environmental legislation or changes in existing environmental legislation could have a negative effect on production levels, product demand, product quality and methods of production and distribution. The complexity and breadth of these issues make it difficult for the Company to predict their impact. The Company anticipates capital expenditures and operating expenses would likely increase as a result of compliance with new or more stringent environmental legislation.

        Failure to comply with environmental legislation may result in the issuance of governmental orders, the imposition of penalties, liability for related damages and the loss of operating licenses or approvals. The Company cannot give assurances that it will at all future times be in compliance with all federal and provincial environmental legislation or that steps to bring the Company into compliance would not have a negative effect on its financial condition and results of operations.

Compliance with current and future government regulations may cause the Company to incur significant costs and slow its growth.

        The Company's activities are subject to extensive Canadian federal and provincial legislation governing various matters relating to mine safety, occupational health, labor standards, prospecting, exploration, production, exports, toxic substances, explosives, management of natural resources, price controls, land use, water use and taxes. Compliance with these and other legislation could require the Company to make significant capital outlays which may slow its growth by diverting its resources. The enactment of new adverse legislation or more stringent enforcement of current legislation may increase costs, which could have a negative effect on the Company's financial position. The Company cannot make assurances that it will be able to adapt to these regulatory developments on a timely or cost effective basis. Violations of these laws, regulations and other regulatory requirements could lead to substantial fines, penalties or other sanctions including possible shut-downs of the Lac des Iles mine and future operations, as applicable.

The Company is required to obtain and renew governmental permits in order to conduct mining operations, which is often a costly and time-consuming process.

        In the ordinary course of business, the Company is required to obtain and renew governmental permits for the exploration, operation and expansion of existing operations or for the commencement of new operations. Obtaining or renewing governmental permits is a complex and time-consuming process. The duration and success of efforts to obtain and renew permits are contingent upon many variables not within the Company's control, including the interpretation of applicable requirements implemented by the applicable permitting authority. The Company may not be able to obtain or renew permits that are necessary to its operations, or the cost to obtain or renew permits may exceed the Company's expectations. Any unexpected delays or costs associated with the permitting process could delay the development or impede the operation of a mine, which could materially adversely affect the Company's revenues and future growth.

The Company is subject to the mineral claim renewal process in Finland, which may present challenges with respect to the ongoing development of the APP.

        Under Finnish law, a mineral claim has an initial term of one- to five-years, and is subject to a three-year renewal. To renew a mineral claim, the applicant must demonstrate valid grounds for such renewal, and landowners and other interested parties are given the opportunity to express their views on the renewal application. Each application is dealt with on a case by case basis and the Company can give no assurances as to the outcome of any such application. Upon the expiry of the three-year renewal term, the claimholder must either apply for a mining concession or apply for a new one- to five-year mineral claim to continue exploration work. Any such application must be submitted in a timely manner prior to the expiration of the previous claim. Failure on the part of the Company to submit a timely application may open the possibility to third parties making priority claims.

The Company faces competition from other larger suppliers of platinum group metals and from potential new sources of platinum group metals.

        The Company competes with other suppliers of platinum group metals, some of which are significantly larger and have access to greater mineral reserves and financial resources. In addition, new mines may open which would increase the supply of palladium and platinum. An industry has also developed for the recovery of platinum group metals from scrap sources, mostly from spent automobile and industrial catalysts. The Company may not be successful in competing with these existing and emerging platinum group metal suppliers and sources.

The development of new technology or new alloys could reduce the demand for palladium and platinum.

        Demand for palladium and platinum may be reduced if manufacturers in industries such as the automotive sector, the electronics sector and dentistry find substitutes for palladium or platinum. The development of a substitute alloy or synthetic material which has catalytic characteristics similar to PGMs would likely result in a decrease in demand for palladium and platinum. Furthermore, the development by the automobile industry of automobiles that do not use catalytic converters could significantly reduce the demand for palladium and platinum. The electronics industry has already experienced advances in new technology which use base metals as a substitute for palladium in certain component parts. High prices for palladium would create an incentive for the development of substitutes. Any such developments could have a material adverse effect on the Company's financial condition and results of operations.

If the Company loses key personnel or is unable to attract and retain additional personnel, the Company's mining operations and prospects could be significantly harmed.

        The Company is dependent upon the services of a small number of members of senior management including James D. Excell, the Company's President and Chief Executive Officer. The Company's current mining operations and its future prospects depend on the experience and knowledge of these individuals. The Company does not maintain any "key man" insurance. The loss of one or more of these individuals could have a material adverse effect on the Company's mining operations and results of operations.

The Company's credit facilities and convertible notes provide for events of default, some of which are beyond the Company's control.

        The Company has borrowed funds under its credit facilities to finance its operations. The credit facilities and the U.S.$48.5 million original principal amount of convertible notes (the "Convertible Notes Due 2008") issued pursuant to a securities purchase agreement dated March 24, 2006 between the Company and Kaiser-Francis Oil Company ("KFOC"), a privately-held oil and gas company based in Tulsa, Oklahoma, and IP Synergy Finance Inc. ("IP Synergy"), contain certain events of default, some of which are beyond the Company's control, the occurrence of which could require the Company to pay back immediately all amounts borrowed under the credit facilities and convertible notes.

The Company's principal shareholder has the ability to direct the Company's affairs and business and, because the principal shareholder owns approximately 48.3% of the Common Shares, third parties may be deterred from acquiring the Company.

        To the Company's knowledge, KFOC owns Common Shares representing approximately 48.3% of the total number of Common Shares outstanding as at October 19, 2007. KFOC, therefore, has the ability to direct the affairs and business of the Company and it cannot be assumed that the interests of KFOC will coincide with those of the Company. This concentration of ownership results in KFOC's ability to elect the Company's board of directors and may have the effect of delaying or preventing a change in control of the Company, which may deprive the Company's shareholders of a control premium that might otherwise have been realized in connection with an acquisition of the Company. Alternatively, if KFOC sells its shareholdings to a third party, the new purchasing shareholder would obtain a considerable controlling interest in the Company. There can be no assurance that the interests of such a shareholder would be consistent with the plans of the Company as described in this Prospectus or that such a sale would not decrease the value of the Common Shares.

The Company's hedging activities or its decision not to hedge could expose it to losses.

        From time to time, the Company may engage in hedging activities to manage its exposure related to currencies, interest rates and commodity prices. While hedging related to realized metal prices may protect the Company against low metal prices, it may also limit the price the Company can receive on hedged products. As a result, the Company may be prevented from realizing possible revenues in the event that the market price of a metal exceeds the price stated in a forward sale or call option contract. In addition, the Company may experience losses if a counterparty fails to purchase under a contract when the contract price exceeds the spot price of a commodity.

Lack of infrastructure could delay or prevent the Company from developing its projects.

        Completion of the development of the Company's advanced exploration projects is subject to various requirements, including the availability and timing of acceptable arrangements for electricity or other sources of power, water and transportation facilities. The lack of availability on acceptable terms or the delay in the availability of any one or more of these items could prevent or delay development of the Company's advanced exploration projects. If adequate infrastructure is not available in a timely manner, there can be no assurance that:

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  the development of the Company's projects will be completed on a timely basis, if at all;

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  the resulting operations will achieve the anticipated production volume; or

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  the ongoing operating costs associated with the development of the Company's advanced projects will not be higher than anticipated.

The Company may experience difficulties as it pursues exploration activities abroad.

        In respect of the APP, the Company has no significant business experience in Finland or internationally. Finland operates under different laws and regulations and there exist cultural and language differences between Finland and Canada. Also, the Company will face challenges inherent in efficiently managing an increased number of employees over large geographical distances, including the challenges of staffing and managing exploration and development operations in multiple locations and implementing appropriate systems, policies, benefits and compliance programs. There can be no assurance that difficulties associated with the Company's foreign operations can be successfully managed.

Current and future litigation and regulatory proceedings may impact the revenue and profits of the Company.

        The Company may be subject to civil claims (including class action claims) based on allegations of negligence, breach of statutory duty, public nuisance or private nuisance or otherwise in connection with its operations or investigations relating thereto. While the Company is presently unable to quantify its potential liability under any of the above heads of damage, such liability may be material to the Company and may materially adversely affect its ability to continue operations.

        In addition, the Company may be subject to actions by governmental or regulatory authorities in connection with its activities at the Lac des Iles mine or related investigations. Such actions may include prosecution for breach of relevant legislation or failure to comply with the terms of the Company's licenses and permits and may result in liability for pollution, other fines or penalties, revocations of consents, permits, approvals or licenses or similar actions, which could be material and may impact the results of operations of the Company. The Company's current insurance coverage may not be adequate to cover any or all the potential losses, liabilities and damages that could result from the civil and/or regulatory actions referred to above. Please refer to additional information under the heading "The Company — Legal Proceedings" in this Prospectus.

The Company may fail to achieve and maintain adequate internal control over financial reporting pursuant to the requirements of the Sarbanes-Oxley Act.

        The Company documented and tested during its most recent fiscal year its internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act ("SOX"). SOX requires an annual assessment by management of the effectiveness of the Company's internal control over financial reporting and, for fiscal years ending after December 15, 2008, an attestation report by the Company's independent auditors addressing this assessment. The Company may fail to achieve and maintain the adequacy of its internal control over financial reporting as such standards are modified, supplemented, or amended from time to time, and the Company may not be able to ensure that it can conclude, on an ongoing basis, that it has effective internal controls over financial reporting in accordance with Section 404 of SOX. The Company's failure to satisfy the requirements of Section 404 of SOX on an ongoing, timely basis could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm the Company's business and negatively impact the trading price of the Common Shares or the market value of its other securities. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company's operating results or cause it to fail to meet its reporting obligations. Future acquisitions of companies, if any, may provide the Company with challenges in implementing the required processes, procedures and controls in its acquired operations. No evaluation can provide complete assurance that the Company's internal control over financial reporting will detect or uncover all failures of persons within the Company to disclose material information otherwise required to be reported. The effectiveness of the Company's processes, procedures and controls could also be limited by simple errors or faulty judgments. In addition, as the Company continues to expand, the challenges involved in implementing appropriate internal controls over financial reporting will increase and will require that the Company continue to improve its internal controls over financial reporting. Although the Company intends to devote substantial time and incur substantial costs, as necessary, to ensure ongoing compliance, the Company cannot be certain that it will be successful in complying with Section 404.

Risks relating to the Company's Securities

Future sales or issuances of Equity Securities could decrease the value of any existing Common Shares, dilute investors' voting power and reduce the Company's earnings per share.

        The Company may sell additional Equity Securities in subsequent offerings (including through the sale of Debt Securities or other Securities convertible into Equity Securities) and may issue additional Equity Securities to finance future acquisitions and other projects. For example, in order to earn an interest in the APP, the Company must issue to Gold Fields BV between 7,381,636 and 9,227,033 Common Shares. The Company cannot predict the size of future issuances of Equity Securities or the effect, if any, that future issuances and sales of Equity Securities will have on the market price of the

Common Shares. Sales or issuances of a substantial number of Equity Securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares. With any additional sale or issuance of Equity Securities, investors will suffer dilution of their voting power and the Company may experience dilution in its earnings per share.

The Common Shares are publicly traded and are subject to various factors that have historically made the Company's share price volatile.

        The trading price of the Common Shares has been, and may continue to be, subject to large fluctuations and, therefore, the value of any of the Company's Securities convertible into, or exchangeable for, Common Shares may also fluctuate significantly, which may result in losses to investors. The trading price, if applicable, of the Common Shares and any Securities convertible into, or exchangeable for, Common Shares may increase or decrease in response to a number of events and factors, including:

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  the Company's operating performance and the performance of competitors and other similar companies;

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  volatility in metal prices;

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  the public's reaction to the Company's press releases, other public announcements and the Company's filings with the various securities regulatory authorities;

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  changes in earnings estimates or recommendations by research analysts who track the Common Shares or the shares of other companies in the resource sector;

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  changes in general economic and/or political conditions;

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  the number of Common Shares to be publicly traded after an offering pursuant to any Prospectus Supplement;

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  the arrival or departure of key personnel;

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  acquisitions, strategic alliances or joint ventures involving the Company or its competitors; and

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  the factors listed under the heading "Cautionary Note Regarding Forward-Looking Statements".

        In addition, the market price of our Common Shares is affected by many variables not directly related to the Company's success and are, therefore, not within the Company's control, including other developments that affect the market for all resource sector securities, the breadth of the public market for the Common Shares, and the attractiveness of alternative investments. The effect of these and other factors on the market price of the Common Shares on the exchanges on which the Common Shares trade has historically made the Company's share price volatile and suggests that the Company's share price will continue to be volatile in the future.

The Debt Securities may not be listed and there is no established trading market for the Debt Securities. You may be unable to sell Debt Securities at the price you desire or at all.

        There is no existing trading market for the Debt Securities. As a result, there can be no assurance that a liquid market will develop or be maintained for the Debt Securities, or that you will be able to sell any of the Debt Securities at a particular time (or at all). We may not list the Debt Securities on any Canadian or U.S. securities exchange. The liquidity of the trading market in the Debt Securities, and the market price quoted for the Debt Securities, may be adversely affected by, among other things:

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  changes in the overall market for debt securities;

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  changes in our financial performance or prospects;

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  the prospects for companies in our industry generally;

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  the number of holders of the Debt Securities;

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  the interest of securities dealers in making a market for the Debt Securities; and

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  prevailing interest rates.

The Company is currently restricted from paying dividends on the Common Shares and the Company does not plan to pay dividends on the Common Shares in the near future.

        The Company has never declared or paid any dividends on the Common Shares and does not anticipate paying dividends in the near future. Moreover, the Company's ability to pay dividends on the Common Shares is restricted by the terms of its credit facilities and the securities purchase agreement dated March 24, 2006 between the Company, KFOC and IP Synergy relating to the Convertible Notes Due 2008, and may in the future be restricted by the terms of Special Shares that the Company has the ability to issue under its articles of incorporation. The actual timing, payment and amount of any dividends will be determined by the board of directors from time to time based upon, among other things, cash flow, results of operations and financial condition, the need for funds to finance ongoing operations and such other business considerations as the board of directors may consider relevant.

The board of directors may issue, without shareholder approval, an unlimited number of Special Shares that have rights and preferences potentially superior to those of the Common Shares. Such an issuance may delay or prevent a change of control.

        While there are no Special Shares currently outstanding, the Company's articles allow the issuance of an unlimited number of Special Shares in one or more series. Subject to the TSX, AMEX and any applicable regulatory approvals, the board of directors may set the rights and preferences of any series of Special Shares in its sole discretion without shareholder approval. The rights and preferences of those Special Shares may be superior to those of the Common Shares. Accordingly, the issuance of Special Shares may adversely affect the rights of holders of Common Shares and could have the effect of delaying or preventing a change of control, which may deprive the Company's shareholders of a control premium that might otherwise have been realized in connection with an acquisition of the Company.

Because the Company is a Canadian corporation and the majority of its directors and officers are resident in Canada, it may be difficult for investors in the United States to enforce civil liabilities against the Company based solely upon the federal securities laws of the United States.

        The Company is a Canadian corporation, with its principal place of business in Canada. A majority of the Company's directors and officers and the experts named in this Prospectus are residents of Canada and a significant portion of the Company's assets and the assets of a majority of the Company's directors and officers and the experts named in this Prospectus are located outside the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States upon the Company or its directors or officers or such experts who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the United States federal securities laws or the securities or "blue sky" laws of any state within the United States. Investors should not assume that Canadian courts (1) would enforce judgments of United States courts obtained in actions against the Company or such directors, officers or experts predicated upon the civil liability provisions of the United States federal securities laws or the securities or "blue sky" laws of any state within the United States or (2) would enforce, in original actions, liabilities against the Company or such directors, officers or experts predicated upon the United States federal securities laws or any such state securities or "blue sky" laws. Please refer to additional information under the heading "Enforceability of Civil Liabilities" in this Prospectus.

USE OF PROCEEDS

        Unless otherwise indicated in an applicable Prospectus Supplement, the Company anticipates using the net proceeds received from the sale of Securities to continue to grow and develop its business and, in particular, to advance the OHGZ, the Shebandowan West Project and the APP. In addition, certain of the proceeds may be used for general corporate purposes, including possible acquisitions. The Company may also use the net proceeds for the repayment of indebtedness. More detailed information regarding the use of proceeds from the sale of Securities will be described in an applicable Prospectus Supplement. It is anticipated that the Company will invest funds that it does not immediately require in investment grade income securities or short-term marketable securities.

DIVIDEND POLICY

        The Company has not paid any dividends to date on the Common Shares. The payment of dividends on the Common Shares is restricted under the terms of the Company's credit facilities and the securities purchase agreement dated March 24, 2006 between the Company, KFOC and IP Synergy. Further, the Company intends to retain its earnings, if any, to finance the growth and development of its business. Accordingly, the Company does not expect to pay any dividends on its Common Shares in the near future. The actual timing, payment and amount of any dividends will be determined by the Company's board of directors from time to time based upon, among other things, cash flow, results of operations and financial condition, the need for funds to finance ongoing operations and such other business considerations as the Company's board of directors may consider relevant.

CONSOLIDATED CAPITALIZATION

        There have been no material changes in the share and loan capitalization of the Company which have occurred subsequent to the interim period ended June 30, 2007 other than the issuance of 67,820 Common Shares to the Company's employee registered retirement savings plan, the issuance of 101,249 Common Shares in satisfaction of interest owing under the Convertible Notes Due 2008, and the issuance of 1,468,395 Common Shares in satisfaction of the repayment of U.S.$10,777,778 principal amount of the Convertible Notes Due 2008 pursuant to the terms of such notes.

MANAGEMENT

Executive Officers and Directors

        The following table sets forth information about the directors and executive officers of the Company:

Name and municipality of residence	Position(s) held	Principal occupation
Steven R. Berlin, C.P.A. Tulsa, Oklahoma	Director	Part-time consultant
C. David A. Comba Burlington, Ontario	Director	Graduate geologist and retired executive
André J. Douchane Toronto, Ontario	Chairman and director	President and CEO, Starfield Resources Inc.
Robert J. Quinn Houston, Texas	Director	Partner, Quinn & Brooks LLP
Gregory J. Van Staveren, C.A., C.P.A. Toronto, Ontario	Director	President, Strategic Financial Services
William J. Weymark West Vancouver, British Columbia	Director	Professional Engineer
James D. Excell Kelowna, British Columbia	President and Chief Executive Officer	Officer of the Company
G. Fraser B. Sinclair, C.A., C.A. (S.A.) Oakville, Ontario	Vice President, Finance and Chief Financial Officer	Officer of the Company
Trent C.A. Mell, B.C.L., LL.B. Toronto, Ontario	Vice President, General Counsel and Corporate Secretary	Officer of the Company
David Passfield Ajax, Ontario	Vice President, Operations	Officer of the Company
Michael C. Thompson, F.C.C.A. Thunder Bay, Ontario	Senior Controller and Manager, Administration	Officer of the Company

        Steven R. Berlin:    Mr. Berlin was first appointed to the board of directors of the Company in February 2001. Mr. Berlin is also a director of Orchids Paper Products, an AMEX listed company. In 2006, Mr. Berlin retired as Vice-President of KFOC where he worked part-time for two years following four years of full-time work as Vice-President and Chief Financial Officer. Prior to joining KFOC, Mr. Berlin taught at the University of Tulsa for three years where he also served a year as acting associate Dean of the College of Business as well as acting Director of the School of Accounting. Prior to that, Mr. Berlin spent 25 years with Citgo Petroleum Corporation, retiring as Senior VP Finance and Administration and Chief Financial Officer. Mr. Berlin has a bachelors degree from Duquesne University, an MBA from the University of Wisconsin-Madison and has completed the Executive Management program at Stanford University.

        C. David A. Comba:    Mr. Comba was first appointed to the board of directors of the Company in March 2006. Mr. Comba has over four decades of experience as an exploration advocate and senior mining executive. As Chief Exploration Geologist of Falconbridge Limited in Sudbury, Ontario he led the discovery team for Falconbridge Limited's Thayer Lindsley Mine. Prior to its takeover by Kinross Gold Corporation, Mr. Comba was Vice-President of Falconbridge Gold Corporation. Following the

takeover, he became President and Chief Executive Officer of a Kinross controlled junior exploration company listed on the TSX. From 1998 to 2005, Mr. Comba was Director of Issues Management with the Prospectors and Developers Association of Canada, where he led the successful lobby effort for the re-introduction of enhanced or "super" flow-through shares. Mr. Comba has bachelors and masters degrees in geology from Queen's University in Kingston, Ontario.

        André J. Douchane:    Mr. Douchane was first appointed to the board of directors of the Company in April 2003. Mr. Douchane is a mining engineer with over 30 years of mining experience managing precious metals operations. In addition to serving as the Company's President and Chief Executive Officer from April 2003 to January 2006, he has held senior management positions with several international publicly-traded precious metal mining companies including Vice-President Operations of Franco and Euro-Nevada (Newmont Mining Corporation). Prior to April 2002, Mr. Douchane was President of Management Inc., a management consulting firm. In January 2007, Mr. Douchane was appointed President and Chief Executive Officer of Starfield Resources Inc., an exploration and development company in Nunavut, Canada.

        Robert J. Quinn:    Mr. Quinn was first appointed to the board of directors of the Company in June 2006. A founding partner of the Houston mining transactional law firm Quinn & Brooks, LLP, he has over 25 years legal and management experience, including as Vice-President and General Counsel for Battle Mountain Gold Explorations Inc. He also has extensive experience in M&A transactions, corporate governance, public disclosure, governmental affairs, environmental law and land management. Mr. Quinn has a Bachelor of Science degree in Economics from the University of Denver, a juris doctorate degree from the University of Denver College of Law and completed two years of graduate work in Mineral Economics at the Colorado School of Mines. Mr. Quinn currently serves as a director on the board of three other public companies.

        Gregory J. Van Staveren:    Mr. Van Staveren was first appointed to the board of directors of the Company in February 2003. Mr. Van Staveren is currently the President of Strategic Financial Services, a private consulting company providing business advisory services. Mr. Van Staveren was appointed as Chief Financial Officer of Starfield Resources Inc. in September 2007. Mr. Van Staveren is a Chartered Accountant and a Certified Public Accountant and holds a Bachelor of Math (Honours) degree from the University of Waterloo. From February 1998 until September 2001, Mr. Van Staveren was the Chief Financial Officer of MartinRea International Inc. (MRE-TSX), and prior to that he was partner in the mining group of KPMG, where he provided accounting, and advisory services to his clients. He had been with KPMG since 1980. Mr. Van Staveren currently acts as an independent director on the board of three other public companies and acts as the Chief Financial Officer on a part-time basis for Starfield Resources Inc., a TSX listed company (SRU-TSX).

        William J. Weymark:    Mr. Weymark was first appointed to the board of directors of the Company in January 2007. From 1991 to 2007, Mr. Weymark was employed by Vancouver Wharves Ltd., a deep sea terminal handling bulk and break bulk cargo in the port of Vancouver (from 1991 to 1996 as Vice President, Operations; from 1996 to 2003 as President and Chief Operating Officer; and from 2004 to 2007 as President and Chief Executive Officer). Prior to joining Vancouver Wharves, Mr. Weymark spent 14 years in the mining industry throughout western Canada working on the start-up and operation of several mines. Currently, Mr. Weymark is a Director of the Vancouver Board of Trade, the VGH & UBC Hospital Foundation and a Member of the Industry Advisory Committee for the Norman B. Keevil Institute of Mining Engineering at the University of British Columbia. Mr. Weymark obtained a diploma in Mining from the British Columbia Institute of Technology and a degree in Mining and Mineral Process Engineering from the University of British Columbia.

        James D. Excell:    Mr. Excell was appointed as President and Chief Executive Officer of the Company in January 2006. Mr. Excell previously served on the Company's board of directors from June 2004 to December 2005. Mr. Excell spent more than three decades with BHP Billiton, having served at one point as the President and Chief Operating Officer of BHP Billiton Diamonds Inc. Mr. Excell serves as a Director for Fortune Minerals Ltd. and Diamondex Resources Ltd., and acted as the Chairman of BHP Billiton Diamonds Inc. until June 2005. Prior to December 31, 2005, Mr. Excell was President of Narego Solutions Inc., a consulting company that provides strategic planning services to junior mining companies.

        G. Fraser B. Sinclair:    Mr. Sinclair was appointed as the Vice President, Finance and Chief Financial Officer of the Company in April 2007. Mr. Sinclair brings over 20 years of diverse senior management experience with TSX and NASDAQ listed companies, comprising financial management, strategic planning, acquisitions and corporate restructurings. Prior to joining North American Palladium, Mr. Sinclair ran his own independent consulting practice providing senior level financial and business advisory services. From July 2001 to April 2004, Mr. Sinclair was the Chief Financial Officer and Corporate Secretary of Cedara Software Corp. Mr. Sinclair earned his CA designation with Arthur Young & Company and has a Bachelor of Commerce degree from the University of the Witwatersrand in Johannesburg, South Africa.

        Trent C.A. Mell:    Mr. Mell joined the Company in April 2007 as Vice President, General Counsel and Corporate Secretary, having previously worked in the corporate head offices of Barrick Gold Corporation where he acted as corporate counsel, and Sherritt International Corporation where he was Associate General Counsel and Assistant Secretary. Prior to joining the mining industry, Mr. Mell worked in the Toronto offices of Stikeman Elliott LLP, where he practiced with the firm's securities law group. He holds a Bachelor of Arts in Economics and Political Science, a Bachelor of Civil Law and a Bachelor of Common Law, all from McGill University. Mr. Mell is currently completing a Masters of Law degree in Securities Law at Osgoode Hall Law School and recently published an article entitled "Mineral Resources and Mineral Reserves: The Case for International Reporting Standards" (Rocky Mountain Mineral Law Foundation Journal, vol. 43-2 at 253).

        David Passfield:    Mr. Passfield was appointed Vice President, Operations of the Company in October 2006. Mr. Passfield is a professional engineer with almost 30 years experience in open-pit and underground mining operations. Mr. Passfield has held management positions with numerous mining operations located across Canada and overseas, including the Diavik Diamond Mine in the Northwest Territories. Additionally, he worked as a consultant for several Canadian mining and construction companies where he advised on production and maintenance planning, equipment selection and throughput optimization. Prior to October 2006, Mr. Passfield was Vice-President and General Manager of Grande Cache Coal Corporation, an operating metallurgical coal mining company located in Alberta, Canada. Prior to May 2005 he was Manager, Mining for Diavik Diamond Mines Inc., a subsidiary of Rio Tinto plc., which operates the Diavik Diamond Mine in the Northwest Territories.

        Michael C. Thompson:    Mr. Thompson was first appointed Senior Controller and Manager, Administration of the Company in October 2003. Mr. Thompson is a professional accountant with over 30 years of experience in all facets of executive financial and operations management. Mr. Thompson joined the Company in 2000 and is currently responsible for managing the administration, finance, IT and materials functions. Mr. Thompson's previous experience includes positions as Vice-President, Finance and Administration with Provincial Papers Inc. and Vice-President of Finance for Baxter Corporation, Canada.

        In January 2007, Mr. Reno Pressacco was appointed Vice President, Exploration and Development. Mr. Pressacco has informed the Company that he will be resigning effective November 2, 2007 for personal reasons.

        The number of Common Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, by all directors and senior officers of the Company is 35,344, which is less than 1% of the Common Shares issued and outstanding. However, KFOC owns approximately 48.3% of the

Company's outstanding Common Shares and its interests are represented on the board of directors by Mr. Berlin.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

        Mr. Berlin was a director of Ozark Airlines, Inc., doing business as Great Plains Airlines, Inc., which filed a voluntary Bankruptcy Petition under Chapter 11 of the United States Bankruptcy Code in an Oklahoma court on January 23, 2003. Mr. Berlin resigned from the board of directors of Ozark Airlines on December 14, 2004. Ozark Airlines filed a motion to convert the bankruptcy to Chapter 7, which was granted by the Court on March 11, 2005.

        In July 2002, the Ontario Securities Commission issued a cease trading order against Black Pearl Minerals Consolidated Inc. for failure to file required financial statements and reports. On October 3, 2002, the Ontario Securities Commission revoked this cease trading order. Another cease trading order was issued by the Ontario Securities Commission against Black Pearl Minerals Consolidated Inc. on February 3, 2004 for failure to file financial statements. This cease trading order was revoked on February 18, 2004. David Comba, a director of the Company, was a director of Black Pearl Minerals Consolidated Inc. from December 1998 to April 2004.

Conflicts of Interest

        There may be potential conflicts to which the directors of the Company are subject in connection with the business and operations of the Company. The individuals concerned are governed in any conflicts or potential conflicts by applicable law. As of the date hereof, the following directors and officers of the Company hold positions with other companies that explore for or produce PGMs or have other business interests which may potentially conflict with the interests of the Company.

        Mr. Berlin is the nominee of KFOC, the Company's principal shareholder, on the board of directors of the Company. KFOC is also a significant lender to the Company (see the amended and restated Revised Annual Information Form dated June 4, 2007 under the heading "Financing").

        In January 2007, Mr. Douchane was appointed President and Chief Executive Officer of Starfield Resources Inc., a TSX Venture Exchange-listed company. Starfield Resources is involved in the exploration and development of its 100% owned Ferguson Lake nickel-copper-cobalt-palladium-platinum property located in Nunavut, Canada. Additionally, on September 14, 2007, Mr. Van Staveren was appointed part-time Chief Financial Officer of Starfield Resources.

        Mr. Comba is a director of First Nickel Inc., a TSX-listed company, which operates the Lockerby Mine in Sudbury, Ontario, Canada. First Nickel Inc. is a nickel, copper and cobalt producer with platinum group credits that is actively exploring for nickel deposits in Sudbury and Timmins, Ontario.

DESCRIPTION OF EQUITY SECURITIES

        The Company is authorized to issue an unlimited number of Common Shares and an unlimited number of Special Shares, issuable in series. As of October 30, 2007, there were 56,377,793 Common Shares issued and outstanding and no Special Shares issued and outstanding.

Common Shares

        Each Common Share entitles the holder thereof to one vote at all meetings of shareholders other than meetings at which only the holders of another class or series of shares are entitled to vote. Each Common Share entitles the holder thereof, subject to the prior rights of the holders of Special Shares (none of which are currently issued and outstanding), to receive any dividends if and when declared by the board of directors and the remaining property of the Company upon dissolution.

        There are no pre-emptive or conversion rights that attach to the Common Shares. However, the securities purchase agreement relating to the Company's Convertible Notes Due 2008 provides that the Company may not offer equity securities without first offering to each of KFOC and IP Synergy a pre-emptive right to each subscribe for 12.5% of the total equity securities being offered. If either KFOC or IP Synergy subscribes for less than its 12.5% share, the unused right shall then be offered to the non-declining party, KFOC or IP Synergy, as the case may be.

        All Common Shares now outstanding and to be outstanding, including Common Shares issued or issuable pursuant to the Convertible Notes Due 2008, are, or will be, fully paid and nonassessable, which means that the holders of such Common Shares will have paid the purchase price in full and the Company cannot ask them to pay additional funds.

        The Company's by-laws provide for certain rights of its shareholders in accordance with the provisions of the Canada Business Corporations Act. Such by-laws may be amended either by a majority vote of the shareholders or by a majority vote of the board of directors. Any amendment of the by-laws by action of the board of directors must be submitted to the next meeting of the shareholders whereupon the by-law amendment must be confirmed as amended or repealed by a majority vote of the shareholders voting on such matter.

        Shareholders do not have cumulative rights for the election of directors. Therefore, the holders of more than 50% of the Common Shares voting for the election of directors could, if they choose to do so, elect all of the directors and, in such event, the holders of the remaining Common Shares would not be able to elect any directors. In this regard, KFOC, which owns approximately 48.3% of the Common Shares, may be considered to exercise de facto control of the Company. For additional information regarding the risks associated with KFOC's shareholdings, see "Risk Factors — The Company's principal shareholder has the ability to direct the Company's affairs and business and, because the principal shareholder owns approximately 48.3% of the Common Shares, third parties may be deterred from acquiring the Company".

        The rights of holders of Common Shares may be adversely affected by the rights of holders of any Special Shares that may be issued in the future.

Special Shares

        The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the Company's constating documents, as amended.

        The Special Shares may be issued in series. The Company's directors may, by resolution, fix the number of shares in, the designation of, and determine the rights, privileges, restrictions and conditions attaching to, each series of Special Shares. The Special Shares of each series rank on parity with the Special Shares of any other series in respect of dividends or the return of capital. The holders of

Special Shares are entitled to receive, in priority to the holders of Common Shares and the shares of any other class ranking junior to the Special Shares, as and when declared by the directors, dividends in the amounts specified or determinable in accordance with the provisions of the series of which such Special Shares form a part. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, before any amount is paid to the holders of Common Shares or shares of any other class ranking junior to the Special Shares, the holders of Special Shares shall be entitled to receive, to the extent provided for with respect to such series, an amount equal to the price at which such shares were issued, such premium, if any, as has been provided for with respect to such series, and all unpaid cumulative dividends or declared and unpaid non-cumulative dividends. The Special Shares of any series may also be given such other preferences over the Common Shares and any other class of shares ranking junior to the Special Shares as may be determined in the case of such series. The holders of Special Shares are not entitled to vote separately as a class and the holders of any series of Special Shares are not entitled to vote separately as a series except as required by the Canada Business Corporations Act. Voting of Special Shares may also be regulated by applicable securities laws or stock exchange rules.

        The specific terms of any series of Special Shares will be described in a Prospectus Supplement which, if applicable, may modify or replace the general terms described herein. If there are differences between any Prospectus Supplement and this Prospectus, the Prospectus Supplement will govern. As a result, the statements made in this section may not apply to every series of Special Shares that the Company may offer. Material United States and Canadian federal income tax considerations applicable to the holders of Special Shares will also be discussed in the applicable Prospectus Supplement.

        The Prospectus Supplement relating to the issue of Special Shares will contain a description of the specific terms of that series as fixed by the Company's board of directors, including, as applicable:

  •
  the offering price at which the Company will issue the Special Shares;

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  the title, designation and number of Special Shares and stated value of the Special Shares;

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  the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends will begin to accumulate;

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  any conversion or exchange rights;

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  whether the Special Shares will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

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  any liquidation rights;

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  voting rights, if any;

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  any sinking fund provisions; and

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  any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of the Company's constating documents, as amended.

        The rights of holders of the Special Shares of any series may be adversely affected by the rights of holders of any Special Shares of any other series that may be issued in the future. The Company's board of directors may cause the Special Shares to be issued in public or private transactions and may include an issuance to obtain additional financing in connection with an acquisition and issuance to officers, directors and employees pursuant to benefit plans. The Company's board of directors' ability to issue Special Shares may discourage attempts by others to acquire control of the Company without negotiation with the Company's board of directors. See "Risk Factors — Risk Relating to the Company's Securities — The board of directors may issue, without shareholder approval, an unlimited number of Special Shares that have rights and preferences potentially superior to those of the Common Shares. Such an issuance may delay or prevent a change of control."

DESCRIPTION OF DEBT SECURITIES

        In this section only, "we", "us", "our", "the Company" or "North American Palladium" refers only to North American Palladium Ltd. and not to any of its subsidiaries. The following description sets forth certain general terms and provisions of the Debt Securities. We will provide the particular terms and provisions of a series of Debt Securities and a description of how the general terms and provisions described below may apply to that series in a Prospectus Supplement.

        The Debt Securities will be issued under an indenture to be entered into between us and one or more trustees (the "Trustee") (hereinafter referred to as the "Indenture"). The Indenture will be subject to and governed by the U.S. Trust Indenture Act of 1939, as amended, and the Canada Business Corporations Act, subject to obtaining an exemption from the requirements of the latter, if required. A copy of the form of Indenture has been filed as an exhibit to the registration statement filed with the SEC. The following is a summary of the Indenture which sets forth certain general terms and provisions of the Debt Securities. This summary is not intended to be complete. For a more complete description, including the definition of capitalized terms used but not defined under this section, prospective investors should refer to the Indenture. Whenever we refer to particular provisions of the Indenture, those provisions are qualified in their entirety by reference to the Indenture.

        We may issue Securities (including Debt Securities) and incur additional debt other than through the offering of Debt Securities under this Prospectus.

General

        The Indenture does not limit the aggregate principal amount of Debt Securities which we may issue under the Indenture and does not limit the amount of other debt we may incur. The Indenture provides that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Any special Canadian federal and U.S. federal income tax considerations applicable to any of the Debt Securities based on their currency denominations will be described in the Prospectus Supplement relating to any offering of Debt Securities. Unless otherwise indicated in a Prospectus Supplement, the Debt Securities will be unsecured obligations. The Indenture also permits us to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

        The applicable Prospectus Supplement will describe the specific terms of the Debt Securities of any series being offered and may include, but is not limited to, any of the following:

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  the specific designation, title and the aggregate principal amount of the Debt Securities;

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  the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of (and premium, if any, on) the Debt Securities will be payable and the portion (if less than the principal amount) to be payable upon a declaration of acceleration of maturity;

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  the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined and the date or dates from which such interest will accrue;

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  the date or dates, or the method by which such date or dates will be determined or extended, on which any interest will be payable and the regular record dates for the payment of interest on the Debt Securities in registered form, or the method by which such date or dates will be determined, and the basis upon which interest shall be calculated from time to time, including if applicable on the basis of a 360-day year or twelve 30-day months;

  •
  the place or places where the principal of (and premium, if any) and interest, if any, on the Debt Securities will be payable and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

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  each office or agency where the principal of (and premium, if any) and interest, if any, on the Debt Securities of such series will be payable;

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  the period or periods within which, the price or prices at which, the currency or currency unit in which, and other terms and conditions upon which the Debt Securities may be redeemed or purchased, in whole or in part, by us;

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  the terms and conditions upon which the Company or the holders may redeem the Debt Securities prior to maturity and the price or prices at which and the currency or currency unit in which the Debt Securities are payable;

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  any mandatory or optional redemption or sinking fund or analogous provisions;

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  if other than denominations of U.S.$1,000 and any integral multiple thereof, the denomination or denominations in which any registered securities of the series shall be issuable;

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  the currency or currency unit in which the Debt Securities are denominated or in which currency payment of the principal of (and premium, if any) or interest, if any, on such Debt Securities will be payable;

  •
  any index formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities;

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  whether the series of the Debt Securities are to be registered securities, bearer securities (with or without coupons) or both;

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  whether the Debt Securities will be issuable in the form of one or more global securities and, if so, the identity of the depository for the global securities;

  •
  whether and under what circumstances we will be required to pay any Additional Amounts (defined below under "Additional Amounts") for withholding or deduction for Canadian taxes with respect to the Debt Securities, and whether we will have the option to redeem the Debt Securities rather than pay the Additional Amounts;

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  the terms, if any, on which the Debt Securities may be converted or exchanged for other Securities or securities of other entities;

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  if payment of the Debt Securities will be guaranteed by any other person;

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  the extent and manner, if any, in which payment on or in respect of the Debt Securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations;

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  the percentage or percentages of principal amount at which the Debt Securities will be issued;

  •
  material Canadian federal and U.S. federal income tax consequences; and

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  any other terms, conditions, rights and preferences (or limitations on such rights and preferences) of the Debt Securities, including covenants and events of default which apply solely to a particular series of the Debt Securities being offered which do not apply generally to other Debt Securities, or any covenants or events of default generally applicable to the Debt Securities which do not apply to a particular series of the Debt Securities.

        Unless otherwise indicated in a Prospectus Supplement, the Indenture does not afford holders of the Debt Securities the right to tender such Debt Securities to us for repurchase or provide for any increase in the rate or rates of interest at which the Debt Securities will bear interest, in the event we should become involved in a highly leveraged transaction or in the event we have a change in control.

        The Debt Securities may be issued under the Indenture bearing no interest or at a discount below their stated principal amount. Canadian federal and U.S. federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes will be described in a Prospectus Supplement.

Ranking and Other Indebtedness

        Unless otherwise indicated in an applicable Prospectus Supplement, the Debt Securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the Indenture. The Debt Securities will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of our subsidiaries.

Form, Denominations and Exchange

        A series of the Debt Securities may be issued solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. Registered securities will be issuable in denominations of U.S.$1,000 and any integral multiple thereof and bearer securities will be issuable in denominations of U.S.$5,000 or, in each case, in such other denominations as may be set out in the terms of the Debt Securities of any particular series. The Indenture will provide that a series of the Debt Securities may be issuable in global form. Unless otherwise indicated in a Prospectus Supplement, bearer securities will have interest coupons attached.

        Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If, but only if, provided in a Prospectus Supplement, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, bearer securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in a Prospectus Supplement, bearer securities will not be issued in exchange for registered securities.

        The applicable Prospectus Supplement may indicate the places to register a transfer of the Debt Securities. Except for certain restrictions set forth in the Indenture, no service charge will be made for any registration of transfer or exchange of the Debt Securities, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

        We shall not be required to:

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  issue, register the transfer of or exchange any series of the Debt Securities during a period beginning at the opening of business 15 days before any selection of that series of the Debt Securities to be redeemed and ending at the close of business on, (A) if the series of the Debt Securities are issuable only as registered securities, the day of mailing of the relevant notice of redemption and (B) if the series of the Debt Securities are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if the series of the Debt

    Securities are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

  •
  register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

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  exchange any bearer security selected for redemption, except that, to the extent provided with respect to such bearer security, such bearer security may be exchanged for a registered security of that series and like tenor, provided that such registered security shall be immediately surrendered for redemption with written instruction for payment consistent with the provisions of the Indenture; or

  •
  issue, register the transfer of, or exchange any of the Debt Securities which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Global Securities

        A series of the Debt Securities may be issued in whole or in part in global form as a "global security" and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the Prospectus Supplement relating to that series. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

        The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in a Prospectus Supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

        Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as "participants", having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by us if such Debt Securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some jurisdictions may require that certain purchasers of Debt Securities take physical delivery of the Debt Securities in definitive form.

        So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not be entitled to receive payment related to the Debt Securities, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

        If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of Debt Securities in definitive form in exchange for a global security representing such series of Debt Securities. In addition, we may at any time and in our sole discretion determine not to have a series of Debt Securities represented by a global security and, in such event, will issue a series of Debt Securities in definitive form in exchange for all of the global securities representing the series of Debt Securities.

Payment

        Unless otherwise indicated in a Prospectus Supplement, payment of principal of, and premium, if any, and interest, if any, on, the Debt Securities will be made at the office or agency of the Trustee, or at our option we can pay principal, interest, if any, and premium, if any, (1) by check mailed or delivered to the address of the person entitled as the address appearing in the security register of the Trustee, or (2) from time to time, by electronic funds transfer to an account designated by the person entitled to receive payments.

        Unless otherwise indicated in a Prospectus Supplement, payment of any interest will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by us.

        Any payments of principal (and premium, if any) and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of the Company, the Trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium or interest, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with Securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

Consolidation, Amalgamation, Merger and Sale of Assets

        The Indenture generally permits the Company to amalgamate or consolidate with or merge into any other person, and to transfer or dispose of substantially all of its assets, so long as the resulting person is a Canadian or U.S. entity and assumes the Company's obligations on the Debt Securities and under the Indenture and the Company or such successor person will not be in default under the Indenture immediately after the transaction.

        If the resulting person assumes the Company's obligations, the Company will be relieved of those obligations, subject to certain exceptions.

Additional Amounts

        Unless otherwise specified in a Prospectus Supplement, all payments made by us under or with respect to the Debt Securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax ("Canadian Taxes"), unless we are required to withhold or deduct

Canadian Taxes by law or by the interpretation or administration thereof. If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Debt Securities, we will pay to each holder of such Debt Securities as additional interest such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each such holder after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount such holder would have received if such Canadian Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a holder of Debt Securities (such holder, an "Excluded Holder") in respect of the beneficial owner thereof:

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  with which we do not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

  •
  which is subject to such Canadian Taxes by reason of the holder of the Debt Securities being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of Debt Securities or the receipt of payments thereunder; or

  •
  which is subject to such Canadian Taxes by reason of the holder of the Debt Securities failing to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes.

        We will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

        We will furnish to the holders of the Debt Securities, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by us.

        We will indemnify and hold harmless each holder of Debt Securities (other than an Excluded Holder) and upon written request reimburse each such holder for the amount, excluding any payment of Additional Amounts by us, of:

  •
  any Canadian Taxes levied or imposed and paid by such holder as a result of payments made under or with respect to the Debt Securities;

  •
  any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

  •
  any Canadian Taxes imposed with respect to any reimbursement under the first two bulleted items above this paragraph, but excluding any such Canadian Taxes on such holder's net income.

        Wherever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to a Debt Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Tax Redemption

        Unless otherwise specified in a Prospectus Supplement, a series of Debt Securities will be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest, if any, to the date fixed for redemption, upon the giving of a notice as described below, if we (or our successor) determine that (i) as a result of (A) any amendment to or change in the laws (or any regulations thereunder) of Canada (or our successor's jurisdiction of organization) or of any political subdivision or taxing authority thereof or therein, as applicable, or (B) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), which amendment or change is announced or becomes effective on or after the date specified in the applicable Prospectus Supplement (or the date a party organized in a jurisdiction other than Canada or the United States becomes our successor), we have or will become obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any Debt Security of such series as described under "Additional Amounts", or (ii) on or after the date specified in the applicable Prospectus Supplement (or the date a party organized in a jurisdiction other than Canada or the United States becomes our successor), any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or our successor's jurisdiction of organization) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (i) above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion to us of legal counsel of recognized standing, will result in our becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Debt Security of such series.

        In the event that we elect to redeem a series of the Debt Securities pursuant to the provisions set forth in the preceding paragraph, we shall deliver to the Trustee a certificate, signed by an authorized officer, stating that we are entitled to redeem such series of the Debt Securities pursuant to their terms.

        Notice of intention to redeem such series of our Debt Securities will be given not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

Provision of Financial Information

        We will file with the Trustee, within 30 days after we file or furnish them with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file or furnish with the SEC pursuant to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Notwithstanding that we may not remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to provide the Trustee:

  •
  within the time periods required for the filing or furnishing of such forms by the SEC, annual reports on Form 40-F or Form 20-F, as applicable, or any successor form; and

  •
  within the time periods required for the filing of such forms by the SEC, reports on Form 6-K (or any successor form), which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the TSX, whether or not we have any of the Securities listed on such exchange. Each of such reports, to the extent permitted by the rules and regulations of the SEC, will be prepared in accordance with Canadian disclosure requirements and generally accepted accounting principles provided, however, that we shall not be obligated to file or furnish such reports with the SEC if the SEC does not permit such filings.

Events of Default

        When we use the term "event of default" in the Indenture with respect to any series of Debt Securities, we mean:

  •
  failure to pay principal of, or any premium on, any Debt Security, or any Additional Amounts related thereto, of that series when it is due;

  •
  failure to pay interest or any Additional Amounts related thereto on any Debt Security of that series for 30 days from the date such amounts are due;

  •
  failure to comply with any other covenant or warranty of the Company contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities other than that series) for 60 days after written notice to us by the Trustee or to us and the Trustee by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series;

  •
  default under any bond, note, debenture or other evidence of indebtedness of or guaranteed by the Company or one of its subsidiaries or under any mortgage, indenture or other instrument of the Company or one of its subsidiaries under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company or one of its subsidiaries which results in the acceleration of such indebtedness in an aggregate principal amount exceeding U.S.$15,000,000 (or the equivalent thereof in any other currency or currency unit) but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least a majority of the aggregate principal amount of the outstanding Debt Securities of such series;

  •
  certain events involving our bankruptcy or insolvency; and

  •
  any other event of default provided for in that series of Debt Securities.

        A default under one series of Debt Securities will not necessarily be a default under another series. The Trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal, premium, if any, or interest or Additional Amounts, if any, related thereto) if in good faith it considers it in the interests of the holders to do so.

        If an event of default for any series of Debt Securities occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series, subject to any subordination provisions, may require us to repay immediately:

  •
  the entire principal of, accrued interest, premium, if any, and Additional Amounts, if any, on, the Debt Securities of the series; or

  •
  if the Debt Securities are discounted Securities, that portion of the principal as is described in the Prospectus Supplement and Indenture.

        If an event of default relates to events involving our bankruptcy or insolvency, the principal of all Debt Securities will become immediately due and payable without any action by the Trustee or any holder.

        Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind any accelerated payment requirement.

        Other than its duties in case of a default, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of Debt Securities.

        We will be required to furnish to the Trustee a statement annually as to our compliance with all conditions and covenants under the Indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the Trustee as soon as practicable upon becoming aware of any event of default.

        No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

  •
  the holder has previously given to the Trustee written notice of a continuing event of default with respect to the Debt Securities of the affected series;

  •
  the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, and a deposit if required, to the Trustee to institute a proceeding as Trustee; and

  •
  the Trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer.

        However, the above limitations do not apply to a suit instituted by a holder of Debt Securities for the enforcement of payment of principal of, premium, if any, or interest or Additional Amounts, if any, related thereto on, a Debt Security on or after the applicable due date specified in the Debt Security.

Defeasance

        When we use the term "defeasance" in this Prospectus, we mean discharge from some or all of our obligations under the Indenture. If we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at our option:

  •
  we will be discharged from our obligations with respect to the Debt Securities of that series; or

  •
  we will no longer be under any obligation to comply with certain restrictive covenants under the Indenture, and certain events of default will no longer apply to us.

        If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

        To exercise our defeasance option, the following conditions must be met:

  •
  no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;

  •
  we are not "insolvent" within the meaning of applicable bankruptcy and insolvency legislation; and

  •
  other customary conditions precedent are satisfied.

Modification and Waiver

        Modifications and amendments of the Indenture may be made by us and the Trustee with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series issued under the Indenture affected by such modification or amendment (voting as one class); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security of such affected series:

  •
  change the stated maturity of the principal of (or premium, if any), or any installment of interest, if any, on any Debt Security;

  •
  reduce the principal amount of, or the premium, if any, or interest rate, if any, on any Debt Security;

  •
  change the place of payment;

  •
  change the currency or currency unit of payment of principal of (or premium, if any) or interest, if any, on any Debt Security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security;

  •
  reduce the percentage of principal amount of outstanding Debt Securities of such series, the consent of the holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

  •
  modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants except as otherwise specified in the Indenture.

        The holders of a majority in principal amount of the outstanding Debt Securities of any series may, on behalf of the holders of all Debt Securities of that series, waive, insofar as that series is concerned, compliance by us with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of outstanding Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security of that series. The Indenture or the Debt Securities may be amended or supplemented, without the consent of any holder of such Debt Securities, in order to, among other things, cure any ambiguity or inconsistency or to make any change that, in each case, does not adversely affect the rights of any holder of such Debt Securities.

        We may modify the Indenture without the consent of the holders to:

  •
  evidence our successor under the Indenture;

  •
  add covenants or surrender any right or power for the benefit of holders;

  •
  secure any Debt Securities;

  •
  add events of default;

  •
  establish the forms of the Debt Securities;

  •
  appoint a successor Trustee under the Indenture;

  •
  add provisions to permit or facilitate the defeasance or discharge of the Debt Securities as long as there is no adverse effect on the holders;

  •
  correct any ambiguity or correct or supplement any defective or inconsistent provision or alter any other provisions; in each case that would not adversely affect the rights of holders of outstanding Securities and related coupons, if any;

  •
  comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act and the Canada Business Corporations Act, subject to obtaining an exemption from the requirements of the latter, if required; or

  •
  change or eliminate any provisions where such change takes effect when there are no Securities outstanding under the Indenture.

Resignation of Trustee

        The Trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee.

Consent to Jurisdiction and Service

        Under the Indenture, we will irrevocably appoint CT Corporation System as our authorized agent for service of process in any suit or proceeding arising out of or relating to the Debt Securities or the Indenture and for actions brought under federal or state securities laws in any federal or New York state court located in the Borough of Manhattan in the City of New York, and we irrevocably submit to the non-exclusive jurisdiction of such courts.

Governing Law

        Our Debt Securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Judgments

        Since a significant portion of our assets, as well as the assets of a number of our directors and officers, are located outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on any Debt Securities, may not be collectible within the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Company's civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws. The Company has been advised by its Canadian counsel, Stikeman Elliott LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws or the securities or "blue sky" laws of any state within the United States, would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Company has also been advised by Stikeman Elliott LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

        We have also been informed by Stikeman Elliott LLP that the laws of the Province of Ontario and the federal laws of Canada applicable therein permit a court of competent jurisdiction in the Province of Ontario (a "Court") to give a judgment based upon a final and conclusive in personam judgment of the court exercising jurisdiction in the State of New York (a "New York Court") for a sum certain, obtained against us with respect to the enforceability of the Indenture and our Debt Securities (a "New York Judgment") without reconsideration of the merits:

  (a)
  provided that:

  (i)
  an action to enforce the New York Judgment must be commenced in the Court within any applicable limitation period;

  (ii)
  the Court has discretion to stay or decline to hear an action on the New York Judgment if the New York Judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action as the New York Judgment;

  (iii)
  the Court will render judgment only in Canadian dollars; and

  (iv)
  an action in the Court on the New York Judgment may be affected by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally; and

  (b)
  subject to the following defenses:

  (i)
  the New York Judgment was obtained by fraud or in a manner contrary to the principles of natural justice;

  (ii)
  the New York Judgment is for a claim which under provincial law would be characterized as based on a foreign revenue, expropriatory, penal or other public or similar law;

  (iii)
  the New York Judgment is contrary to public policy or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in these statutes; and

  (iv)
  the New York Judgment has been satisfied or is void or voidable under New York law.

        The submission by us to the non-exclusive jurisdiction of the courts of New York pursuant to the Indenture would be recognized by the Court as conferring jurisdiction on the courts of New York within the meaning of (a)(i) above.

DESCRIPTION OF WARRANTS

        This section describes the general terms that will apply to any Warrants for the purchase of Common Shares (the "Equity Warrants") or for the purchase of Debt Securities (the "Debt Warrants").

        Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements governing the Warrants being offered. The Warrant agent will act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by us with the securities regulatory authorities in Canada and the United States after it has been entered into by us.

Equity Warrants

        The particular terms of each issue of Equity Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

  •
  the designation and aggregate number of Equity Warrants;

  •
  the price at which the Equity Warrants will be offered;

  •
  the currency or currencies in which the Equity Warrants will be offered;

  •
  the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

  •
  the number of Common Shares that may be purchased upon exercise of each Equity Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Equity Warrant;

  •
  the designation and terms of any Securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each Security;

  •
  the date or dates, if any, on or after which the Equity Warrants and the related Securities will be transferable separately;

  •
  whether the Equity Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

  •
  material United States and Canadian federal income tax consequences of owning the Equity Warrants; and

  •
  any other material terms or conditions of the Equity Warrants.

Debt Warrants

        The particular terms of each issue of Debt Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

  •
  the designation and aggregate number of Debt Warrants;

  •
  the price at which the Debt Warrants will be offered;

  •
  the currency or currencies in which the Debt Warrants will be offered;

  •
  the designation and terms of any Securities with which the Debt Warrants are being offered, if any, and the number of the Debt Warrants that will be offered with each Security;

  •
  the date or dates, if any, on or after which the Debt Warrants and the related Securities will be transferable separately;

  •
  the principal amount of Debt Securities that may be purchased upon exercise of each Debt Warrant and the price at which and currency or currencies in which that principal amount of Debt Securities may be purchased upon exercise of each Debt Warrant;

  •
  the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

  •
  the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

  •
  whether the Debt Warrants will be subject to redemption, and, if so, the terms of such redemption provisions;

  •
  material United States and Canadian federal income tax consequences of owning the Debt Warrants; and

  •
  any other material terms or conditions of the Debt Warrants.

DESCRIPTION OF SHARE PURCHASE CONTRACTS
AND SHARE PURCHASE OR EQUITY UNITS

        The Company may issue share purchase contracts, including contracts obliging holders to purchase from the Company, and the Company to sell to the holders, a specified number of Equity Securities, at a future date or dates, or similar contracts issued on a "prepaid" basis (in each case, "Share Purchase Contracts"). Share Purchase Contracts may include installment receipts. The price per Equity Security and the number of Equity Securities may be fixed at the time the Share Purchase Contracts are issued or may be determined by reference to a formula set forth in the Share Purchase Contracts. The Share Purchase Contracts may require either the share purchase price be paid at the time the Share Purchase Contracts are issued or that payment be made at a specified future date. The Share Purchase Contracts may be issued separately or as part of units consisting of a Share Purchase Contract and Debt Securities (the "Share Purchase or Equity Units"). The Share Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Share Purchase Contracts also may require the Company to make periodic payments to the holders of the Share Purchase Contracts or vice versa, and such payments may be unsecured or refunded on some basis.

        The applicable Prospectus Supplement will be required to describe the terms of the Share Purchase Contracts or Share Purchase or Equity Units. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Share Purchase Contracts, and, if applicable, collateral, depositary or custodial arrangements, relating to the Share Purchase Contracts or Share Purchase or Equity Units. As required, material United States and Canadian federal income tax considerations applicable to the holders of the Share Purchase or Equity Units and the Share Purchase Contracts will also be discussed in the applicable Prospectus Supplement.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

        This section describes the general terms that will apply to any subscription receipts that may be offered by us pursuant to this Prospectus. Subscription receipts may be offered separately or together with Common Shares, Debt Securities or Warrants, as the case may be. The subscription receipts will be issued under a subscription receipt agreement.

        The applicable Prospectus Supplement will include details of the subscription receipt agreement covering the subscription receipts being offered. A copy of the subscription receipt agreement relating to an offering of subscription receipts will be filed by us with securities regulatory authorities in Canada and the United States after it has been entered into by us. The specific terms of the subscription receipts, and the extent to which the general terms described in this section apply to those subscription receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

  •
  the number of subscription receipts;

  •
  the price at which the subscription receipts will be offered;

  •
  the procedures for the exchange of the subscription receipts into Common Shares, Debt Securities or Warrants;

  •
  the number of Common Shares, Debt Securities or Warrants that may be exchanged upon exercise of each subscription receipt;

  •
  the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

  •
  terms applicable to the gross or net proceeds from the sale of the subscription receipts plus any interest earned thereon;

  •
  material United States and Canadian federal income tax consequences of owning the subscription receipts; and

  •
  any other material terms and conditions of the subscription receipts.

PLAN OF DISTRIBUTION

        The Company may sell the Securities to or through underwriters or dealers, and, subject to applicable securities laws, may also sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, the purchase price or prices of the Securities and the proceeds to the Company from the sale of the Securities.

        The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, and have been unable to do so, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

        Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

        In connection with any offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

        The applicable Prospectus Supplement will state the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the Securities, the initial offering price, the proceeds to the Company from the sale of the Securities, any underwriting discount or commission and any discounts, concessions or commissions allowed or reallowed or paid by any underwriter to other underwriters, dealers or agents. Any initial offering price and discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement will describe certain material Canadian federal income tax consequences to an investor who acquires any Securities offered thereunder. The applicable Prospectus Supplement will also describe certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered under this Prospectus by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code).

LEGAL MATTERS

        Certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Company by Stikeman Elliott LLP with respect to Canadian legal matters, and by Paul, Weiss, Rifkind, Wharton & Garrison LLP with respect to U.S. legal matters. As at the date hereof, the partners and associates of Stikeman Elliott LLP as a group beneficially own, directly or indirectly, less than one percent of the outstanding Securities of the Company.

AUDITORS, TRANSFER AGENTS AND REGISTRARS

        The Company's auditors are KPMG LLP, Chartered Accountants, Yonge Corporate Centre, Suite 200, 4100 Yonge Street, Toronto, Ontario M2P 2H1.

        Computershare Investor Services Inc. is the registrar and transfer agent of the Common Shares in Canada and Computershare Trust Company, Inc. is the registrar and co-transfer agent for the Common Shares in the United States.

EXPERTS

        Information relating to the Company's mineral properties in this Prospectus and the documents incorporated by reference herein has been derived from reports prepared by Scott Wilson RPA, Graham Clow, Leo Hwozdyk, Deborah A. McCombe, Ian T. Blakley, Aker Kvaerner, P&E Mining Consultants Inc., Eugene Puritch, Wayne Ewert, F.H. Brown, Jason Rickard, David King, Laila Sedore and Des Cullen and has been included in reliance on such persons' expertise. Each of Graham Clow, Leo Hwozdyk, Deborah A. McCombe, Ian T. Blakley, Eugene Puritch, Wayne Ewert, F.H. Brown, Jason Rickard, David King, Laila Sedore and Des Cullen is a qualified person as such term is defined in NI 43-101 and, with the exception of Laila Sedore who is an employee of the Company, is independent from the Company.

        None of Scott Wilson RPA, Graham Clow, Leo Hwozdyk, Deborah A. McCombe, Ian T. Blakley, Aker Kvaerner, P&E Mining Consultants Inc., Eugene Puritch, Wayne Ewert, F.H. Brown, Jason Rickard, David King, Laila Sedore and Des Cullen, each being companies or persons who have prepared or supervised the preparation of reports relating to the Company's mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company. As at the date hereof, the aforementioned persons and persons at the companies specified above who participated in the preparation of such reports, as a group, beneficially own, directly or indirectly, less than one percent of the outstanding securities of the Company.

        The auditors of the Company are KPMG LLP, Chartered Accountants, of Toronto, Ontario. KPMG LLP, Chartered Accountants, report that they are independent of the Company in accordance with the Rules of Professional Conduct of the Institute of Chartered Accountants of Ontario and in accordance with the applicable rules and regulations of the SEC. KPMG LLP is registered with the Public Company Accounting Oversight Board. The audited consolidated financial statements of the Company as at December 31, 2006 and 2005 have been audited by KPMG LLP and are incorporated by reference herein in reliance on the authority of said firm as experts in auditing and accounting.

        Neither the aforementioned persons, nor any director, officer, employee or partner, as applicable, of the aforementioned companies or partnerships, is currently expected to be elected, appointed or employed as a director, officer or employee of the Company or of any associate or affiliate of the Company.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at Suite 2116, 130 Adelaide Street West, Toronto, Ontario M5H 3P5, telephone: (416) 360-7590. For the purpose of the Province of Quebec, this simplified Prospectus contains information to be completed by consulting the permanent information record. A copy of the permanent information record may be obtained from the Corporate Secretary of the Company at the above-mentioned address and telephone number. These documents are also available through the internet via SEDAR, which can be accessed at www.sedar.com.

        Under applicable securities laws in Canada and the United States, the Canadian securities commissions and the SEC allow us to incorporate by reference certain information that we file with them, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this Prospectus. We incorporate by reference the documents listed below, which were filed with the Canadian securities commissions under the Canadian securities legislation and with the SEC, and which form an integral part of this Prospectus:

  (a)
  the amended and restated Revised Annual Information Form of the Company dated June 4, 2007 for the financial year ended December 31, 2006;

  (b)
  audited comparative consolidated financial statements of the Company and the notes thereto for the financial years ended December 31, 2006 and 2005, together with the report of the auditors thereon;

  (c)
  management's discussion and analysis for the audited comparative consolidated financial statements of the Company for the financial years ended December 31, 2006 and 2005;

  (d)
  supplementary schedule of "Reconciliation to Accounting Principles Generally Accepted in the United States" in connection with the audited comparative consolidated financial statements of the Company for the financial year ended December 31, 2006, in accordance with Item 18 of Form 20-F;

  (e)
  management information circular of the Company dated April 18, 2007, prepared in connection with the Company's annual meeting of shareholders held on May 23, 2007, excluding those portions under the headings "Performance Graph", "Corporate Governance" and "Obligations, Duties and Role of the Board of Directors";

  (f)
  unaudited comparative consolidated financial statements of the Company and the notes thereto for the six month periods ended June 30, 2007 and 2006;

  (g)
  management's discussion and analysis for the unaudited comparative consolidated financial statements for the six month periods ended June 30, 2007 and 2006;

  (h)
  unaudited Item 18 — Reconciliation to Accounting Principles General Accepted in the U.S. as at June 30, 2007 and for the three and six month period ended June 30, 2007, incorporated by reference to the Company's Report on Form 6-K filed with the SEC on October 4, 2007;

  (i)
  the material change report dated February 6, 2007 regarding the Company's financing with Auramet Trading, LLC; and

  (j)
  the material change report dated October 30, 2007 regarding the results of the first mineral resource estimate for the Company's Shebandowan West Project.

        Any documents of the type referred to above (including material change reports but excluding confidential material change reports) subsequently filed by us with securities commissions or similar authorities in the relevant provinces of Canada after the date of this Prospectus and until all of the Securities are sold shall be deemed to be incorporated by reference into this Prospectus. These documents are available through the internet on SEDAR at www.sedar.com. In addition, any report filed or furnished by us with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of this Prospectus and until all of the Securities are sold shall be deemed to be incorporated by reference into this Prospectus and the registration statement of which this Prospectus forms a part if and to the extent expressly provided in such report.

        Any statement contained in this Prospectus or in a document (or part thereof) incorporated by reference, or deemed to be incorporated by reference, in this Prospectus shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained in this Prospectus or in any subsequently filed document (or part thereof) that also is, or is deemed to be, incorporated by reference in this Prospectus modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

        Upon a new annual information form and related annual consolidated financial statements being filed by us with the applicable securities regulatory authorities during the duration of this Prospectus, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management's discussion and analysis, information circulars (to the extent the disclosure is inconsistent) and material change reports filed prior to the commencement of our financial year in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by us with the applicable securities regulatory authorities during the duration of this Prospectus, all interim consolidated financial statements and the accompanying management's discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

        A Prospectus Supplement or Prospectus Supplements containing the specific terms for an issue of Securities will, subject to applicable law, be required to be delivered to purchasers of the Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement but only for the purposes of the Securities issued thereunder.

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also file reports with, and furnish other information to, the SEC. Under a multijurisdictional disclosure system adopted by the United States, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

        You may read any document we file with or furnish to the securities commissions and authorities of the provinces of Canada through SEDAR and any document we file with or furnish to the SEC at the SEC's public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549 by paying a fee. Please call the SEC at l-800-SEC-0330 for further information on the public reference rooms. Certain of our filings are also electronically available from the SEC's Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR, and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been filed with the SEC as part of the registration statement of which this Prospectus forms a part:

  •
  the documents listed under "Documents Incorporated by Reference";

  •
  the consent of KPMG LLP;

  •
  the consent of Scott Wilson RPA and certain of its "qualified persons" under NI 43- 101, being Graham Clow, Leo Hwozdyk, Deborah A. McCombe and Ian T. Blakley;

  •
  the consent of Aker Kvaerner, P&E Mining Consultants Inc., and certain of its "qualified persons" under NI 43-101, being Messrs. Eugene Puritch, Wayne Ewert, F.H. Brown, Jason Rickard and David King;

  •
  the consent of certain "qualified persons" under NI 43-101, being F.H. Brown, Laila Sedore and Des Cullen;

  •
  the powers of attorney from the directors and certain officers of the Company;

  •
  the consent of Stikeman Elliott LLP; and

  •
  the form of Indenture relating to the Debt Securities.

ENFORCEABILITY OF CIVIL LIABILITIES

        The Company is a corporation existing under the Canada Business Corporations Act. Many of the Company's directors and officers, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion of the Company's assets, are located outside the United States. The Company has appointed an agent for service of process in the United States (as set forth below), but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Company's civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws. The Company has been advised by its Canadian counsel, Stikeman Elliott LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws or the securities or "blue sky" laws of any state within the United States, would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Company has also been advised by Stikeman Elliott LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

        The Company filed with the SEC, concurrently with its registration statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed CT Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of the Securities under this Prospectus.

GLOSSARY OF MINING TERMS

"ball mill" means a rotary grinding mill which uses metal balls to reduce ore to a fine particle size.

"breccia" means a textural description of a rock which is composed of angular rock fragments.

"catalyst" is a substance which, when present in small amounts, modifies the rate or efficiency of a chemical reaction of other substances without being consumed in the process.

"concentrate" means a product containing the valuable metal and from which most of the waste material in the ore has been removed.

"concentrator" or "processing plant" means a plant or facility which processes ore brought from the mine and removes most of the valuable mineral or metal from the ore and discards most of the barren portion of the ore as tailings.

"diamond drilling" means rotary drilling using diamond impregnated bits to produce a solid continuous core sample of the underlying rock.

"EM" means electromagnetic.

"feasibility study" means a program to establish whether a mineral deposit can be successfully mined considering technical and economic parameters.

"flotation circuit" means a series of flotation tanks or cells which recover metal by means of flotation. Flotation is a milling process by which some mineral particles are induced to float and others to sink. The valuable minerals are thereby concentrated and separated from the worthless waste.

"grade" means a particular quantity of ore or mineral relative to other constituents, in a specified quantity of rock.

"head grade" means the quantity of valuable mineral or metal contained in each ton of ore delivered to the concentrator.

"indicated resource" means that part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.

"inferred resource" means that part of a mineral resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes.

"intrusion/intrusive" means a mass of igneous rock that was injected and solidified within the earth's crust.

"iridium" means a hard, brittle, silver-white platinum group metal used for pen tips, jewellery, resistance wiring, electronic contacts and electrodes.

"measured resource" means that part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parametres to support production planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity.

"mineral reserve" means the economically mineable part of a measured or indicated resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified. A mineral reserve includes diluting materials and allowances for losses that may occur when the material is mined.

"mineral resource" means a concentration or occurrence of natural, solid, inorganic or fossilized organic material in or on the Earth's crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a mineral resource are known, estimated or interpreted from specific geological evidence and knowledge.

"mineralization" means the concentration of metals and their chemical compounds within a body of rock.

"open pit" means a mine worked at the surface.

"ore" means a mixture of valuable and worthless minerals from which at least one of the minerals can be mined and processed at an economic profit.

"osmium" means a rare, hard white metal.

"ounce" or "oz." is a unit of weight measure. In the precious metals industry a troy ounce is equal to one-twelfth part of a pound or 31.103 grams.

"overburden" means unconsolidated material that overlies a mineral deposit and must be removed prior to mining.

"palladium" means a white, ductile, malleable precious metal that does not tarnish at normal temperatures. Wide applications range from electronics, dentistry, jewellery, chemical processes and automotive catalytic converters.

"PGMs" means "Platinum Group Metals". Platinum Group Metals include platinum, palladium, rhodium, ruthenium, osmium and iridium. All PGMs have catalytic qualities and resist corrosion and are chemically inert over a wide range of temperatures.

"probable mineral reserve" means the economically mineable part of an indicated, and in some circumstances a measured, mineral resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified.

"proven mineral reserve" means the economically mineable part of a measured mineral resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction is justified.

"rhodium" means a silver-white metal of the platinum family resistant to tarnishing and used as an electrode posit, or alloyed with platinum to manufacture thermocouples.

"SAG mill" means a semi-autogenous grinding mill. A SAG mill is one in which steel balls are added to the mill charge to supplement the grinding capabilities of the larger pieces of ore.

"tailings impoundment" means a containment area constructed to hold tailings.

"tailings" means that portion of the ore which remains after the valuable minerals have been extracted.

"ton" means a short ton, equivalent to 2,000 pounds.

"tonne" means a metric measure consisting of 2,204.6 pounds or 1,000 kilograms.

"ultramafic" means rocks composed of greater than 90% mafic minerals. (PGM deposits are usually hosted in mafic and ultramafic intrusive rocks.)

"UTM" means the Universal Transverse Mercator coordinate system, a grid coordinate system.

"waste" means barren rock in a mine, or mineralized material that is too low in grade to be mined and milled at a profit.

AUDITORS' CONSENT

        We have read the preliminary short form base shelf prospectus (the "Prospectus") of North American Palladium Ltd. (the "Company") dated October 31, 2007 qualifying the distribution of Common Shares, Special Shares, Debt Securities, Warrants, Share Purchase Contracts, Share Purchase or Equity Units and subscription receipts. We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

        We consent to the incorporation by reference in the above-mentioned prospectus of our report to the board of directors and the shareholders of the Company on the consolidated balance sheets of the Company as at December 31, 2006 and 2005 and the consolidated statements of earnings and deficit and cash flows for each of the years in the three-year period ended December 31, 2006. Our report is dated February 27, 2007.

North York, Canada KPMG LLP
October 31, 2007 Chartered Accountants

A-1

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

        The Canada Business Corporations Act provides generally that a corporation may indemnify a director or officer against all costs, charges and expenses of any civil, criminal, administrative, investigative or other action or proceeding to which he or she is made a party by reason of being a director or officer, where the director or officer: (a) acted honestly and in good faith with a view to the best interests of the corporation and (b) in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the director or officer had reasonable grounds for believing that the conduct was lawful. Where an officer or director has met the conditions set out under (a) and (b) above and was not judged by the court or other competent authority in such a proceeding to have committed any fault or omitted to do anything that the individual ought to have done, such officer or director is entitled to indemnification from the corporation for such costs, charges and expenses which were reasonably incurred.

        Our bylaws provide that we shall indemnify directors and officers to the extent permitted by law. We have entered into agreements with our directors and officers to indemnify them, to the extent permitted by law and subject to certain limitations, against all costs reasonably incurred by any such director or officer in an action or proceeding to which the director or officer was made a party by reason of being a director or officer.

        We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity. The directors and officers are not required to pay any premium in respect of the insurance. The policies contain standard industry exclusions and no claims have been made thereunder to date.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

EXHIBITS

Exhibit No.	Description
4.1	Annual information form of the Registrant for the fiscal year ended December 31, 2006, dated March 30, 2007 and amended and restated June 4, 2007 (incorporated by reference to the Registrant's Annual Report on Form 40-F/A for the fiscal year ended December 31, 2006, filed with the Commission on June 5, 2007).
4.2	Audited comparative consolidated financial statements of the Registrant and the notes thereto for the financial year ended December 31, 2006, together with the report of the auditors thereon (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2006, filed with the Commission on April 2, 2007).
4.3	Supplementary schedule of "Reconciliation to Accounting Principles Generally Accepted in the United States" in accordance with Item 18 of Form 20-F, together with the report of the auditors thereon (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2006, filed with the Commission on April 2, 2007).
4.4	Management's discussion and analysis of the financial condition and results of operations of the Registrant for the fiscal year ended December 31, 2006 (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2006, filed with the Commission on April 2, 2007).
4.5	Management information circular of the Registrant dated April 18, 2007, prepared in connection with the annual general and special meeting of shareholders of the Registrant held on May 23, 2007 (incorporated by reference to the Registrant's Report on Form 6-K furnished to the Commission on April 27, 2007).
4.6	Unaudited comparative financial statements of the Registrant and the notes thereto for the six month period ended June 30, 2007 (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on August 9, 2007).
4.7	Management's discussion and analysis of the financial condition and results of operations of the Registrant for the six month period ended June 30, 2007 (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on August 9, 2007).
4.8	Unaudited Item 18—Reconciliation to Accounting Principles Generally Accepted in the U.S. as at June 30, 2007 and for the three and six month period ended June 30, 2007 (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on October 4, 2007).
4.9	Material change report, dated February 5, 2007 (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on February 6, 2007).
4.10	Material change report, dated October 25, 2007 (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on November 1, 2007).
5.1	Consent of KPMG LLP.
5.2*	Consent of Scott Wilson Roscoe Postle Associates Inc.
5.3*	Consent of Graham G. Clow.
5.4*	Consent of Leo Hwozdyk.
5.5*	Consent of Deborah A. McCombe.
5.6*	Consent of Ian T. Blakley.
5.7*	Consent of Aker Kvaerner.
5.8*	Consent of P&E Mining Consultants Inc.
5.9*	Consent of Eugene Puritch.

5.10*	Consent of Wayne Ewert.
5.11*	Consent of F.H. Brown.
5.12*	Consent of Jason Rickard.
5.13*	Consent of David King.
5.14*	Consent of Des Cullen.
5.15*	Consent of Laila Sedore.
5.16*	Consent of Stikeman Elliott LLP.
6.1	Powers of Attorney (included on the signature page of this Registration Statement).
7.1*	Form of Indenture (if debt securities are offered by a supplement to this prospectus we will file with the SEC a trustee's statement of Eligibility on Form T-1).

*
To be filed by amendment.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in such securities.

Item 2. Consent to Service of Process.

        (a)   Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

        (b)   Any change to the name or address of the Registrant's agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on this 31st day of October, 2007.

NORTH AMERICAN PALLADIUM LTD.
By:	/s/ JAMES D. EXCELL Name: James D. Excell Title: President and Chief Executive Officer

III-2

POWERS OF ATTORNEY

        KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each officer or director of North American Palladium Ltd. whose signature appears below constitutes and appoints James D. Excell and G. Fraser B. Sinclair, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post effective amendments, and supplements to this Registration Statement on Form F-10, and registration statements filed pursuant to Rule 429 under the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on October 31, 2007.

Signature	Title

/s/ JAMES D. EXCELL James D. Excell	President and Chief Executive Officer (Principal Executive Officer)
/s/ G. FRASER B. SINCLAIR G. Fraser B. Sinclair	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ STEVEN R. BERLIN Steven R. Berlin	Director
/s/ C. DAVID A. COMBA C. David A. Comba	Director
/s/ ANDRE J. DOUCHANE Andre J. Douchane	Chairman of the Board of Directors
/s/ ROBERT J. QUINN Robert J. Quinn	Director
/s/ GREGORY J. VAN STAVEREN Gregory J. Van Staveren	Director
/s/ WILLIAM J. WEYMARK William J. Weymark	Director

III-3

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, in the City of Tulsa, in the State of Oklahoma, on this 31st day of October, 2007.

Steven R. Berlin (Authorized Representative)
By:	/s/ STEVEN R. BERLIN Name: Steven R. Berlin Title: Director

III-4

EXHIBIT INDEX

Exhibit No.	Description
4.1	Annual information form of the Registrant for the fiscal year ended December 31, 2006, dated March 30, 2007 and amended and restated June 4, 2007 (incorporated by reference to the Registrant's Annual Report on Form 40-F/A for the fiscal year ended December 31, 2006, filed with the Commission on June 5, 2007).
4.2	Audited comparative consolidated financial statements of the Registrant and the notes thereto for the financial year ended December 31, 2006, together with the report of the auditors thereon (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2006, filed with the Commission on April 2, 2007).
4.3	Supplementary schedule of "Reconciliation to Accounting Principles Generally Accepted in the United States" in accordance with Item 18 of Form 20-F, together with the report of the auditors thereon (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2006, filed with the Commission on April 2, 2007).
4.4	Management's discussion and analysis of the financial condition and results of operations of the Registrant for the fiscal year ended December 31, 2006 (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2006, filed with the Commission on April 2, 2007).
4.5	Management information circular of the Registrant dated April 18, 2007, prepared in connection with the annual general and special meeting of shareholders of the Registrant held on May 23, 2007 (incorporated by reference to the Registrant's Report on Form 6-K furnished to the Commission on April 27, 2007).
4.6	Unaudited comparative financial statements of the Registrant and the notes thereto for the six month period ended June 30, 2007 (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on August 9, 2007).
4.7	Management's discussion and analysis of the financial condition and results of operations of the Registrant for the six month period ended June 30, 2007 (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on August 9, 2007).
4.8	Unaudited Item 18—Reconciliation to Accounting Principles Generally Accepted in the U.S. as at June 30, 2007 and for the three and six month period ended June 30, 2007 (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on October 4, 2007).
4.9	Material change report, dated February 6, 2007 (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on February 6, 2007).
4.10	Material change report, dated October 30, 2007 (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on November 1, 2007).
5.1	Consent of KPMG LLP.
5.2*	Consent of Scott Wilson Roscoe Postle Associates Inc.
5.3*	Consent of Graham G. Clow.
5.4*	Consent of Leo Hwozdyk.
5.5*	Consent of Deborah A. McCombe.
5.6*	Consent of Ian T. Blakley.
5.7*	Consent of Aker Kvaerner.
5.8*	Consent of P&E Mining Consultants Inc.
5.9*	Consent of Eugene Puritch.

III-5

5.10*	Consent of Wayne Ewert.
5.11*	Consent of F.H. Brown.
5.12*	Consent of Jason Rickard.
5.13*	Consent of David King.
5.14*	Consent of Des Cullen.
5.15*	Consent of Laila Sedore.
5.16*	Consent of Stikeman Elliott LLP.
6.1	Powers of Attorney (included on the signature page of this Registration Statement).
7.1*	Form of Indenture (if debt securities are offered by a supplement to this prospectus we will file with the SEC a trustee's statement of Eligibility on Form T-1).

*
To be filed by amendment.

III-6

QuickLinks

PART I INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
INDUSTRY AND MARKET DATA
CAUTIONARY NOTE TO UNITED STATES INVESTORS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
EXCHANGE RATE INFORMATION
INDUSTRY OVERVIEW
THE COMPANY
MINERAL PROPERTIES
RISK FACTORS
USE OF PROCEEDS
DIVIDEND POLICY
CONSOLIDATED CAPITALIZATION
MANAGEMENT
DESCRIPTION OF EQUITY SECURITIES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE OR EQUITY UNITS
DESCRIPTION OF SUBSCRIPTION RECEIPTS
PLAN OF DISTRIBUTION
INCOME TAX CONSIDERATIONS
LEGAL MATTERS
AUDITORS, TRANSFER AGENTS AND REGISTRARS
EXPERTS
DOCUMENTS INCORPORATED BY REFERENCE
WHERE YOU CAN FIND MORE INFORMATION
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
ENFORCEABILITY OF CIVIL LIABILITIES
GLOSSARY OF MINING TERMS
AUDITORS' CONSENT
PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
EXHIBITS
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
SIGNATURES
POWERS OF ATTORNEY
AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX